Exhibit 3.1

ARCHSTONE-SMITH OPERATING TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Trust”), desires to amend and restate its declaration of trust as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the declaration of trust of the Trust currently in effect and as hereinafter amended:

ARTICLE 1.
THE TRUST

Section 1.1             Name.

A.            The name of the Trust is “Archstone-Smith Operating Trust” (the “Trust”). The Trustee may change the name of the Trust at its sole discretion, without any approval of Unitholders of the Trust.

B.            Legal title to all of the properties subject from time to time to this Declaration of Trust shall be transferred to, vested in and held by the Trust in its own name or by the Trustee (the “Trustee” or, as applicable, if more than one Trustee, the “Trustees” or the “Board of Trustees”) as trustee of the Trust, except that the Trustee shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of the Trustee, or any other person as nominee, on such terms, in such manner and with such power as the Trustee may determine, provided that the interest of the Trust therein is, in the judgment of the Trustee, appropriately protected.

C.            The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

Section 1.2             Resident Agent.

The name and address of the resident agent of the Trust in the State of Maryland is National Registered Agents, Inc. of MD, 836 Park Avenue, 2nd Floor, Baltimore, MD 21201. The principal office of the Trust in the State of Maryland is c/o National Registered Agents, Inc. of MD, 836 Park Avenue, 2nd Floor, Baltimore, MD 21201. The Trust may have such other offices or places of business within or without the State of Maryland as the Trustee may from time to time determine.

Section 1.3             Nature of Trust.

The Trust is a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Act”). The Trust has elected to be treated, and is treated, as a “disregarded entity” or a “partnership” for federal and state income tax purposes and, as such, this Declaration of Trust hereby includes Annex A attached hereto in its entirety.

Section 1.4             Powers and Purposes.

A.            The purpose and nature of the business to be conducted by the Trust is (i) to conduct any business that may be lawfully conducted by a real estate investment trust organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Trust at all times to be classified as a “disregarded entity” or a “partnership” for federal income tax purposes (except as expressly authorized under Section 8.2 of Annex A hereto) (ii) to enter into any partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing.

The Trust is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Trust, including, without limitation, the powers set forth in Section 5.1.A of Annex A hereto; provided, however, that the Trust shall not take, or refrain from taking, any action which, in the judgment of the Trustee, in its sole and absolute discretion, (i) could adversely affect the ability of the Trustee or any Trustee Related Party that is a “real estate investment trust” (a “REIT”) to continue to qualify as a REIT for purposes of Section 856, et seq. of the Internal Revenue Code of 1986, as amended (the “Code”), for so long as the Trustee or such Trustee Related Party, as applicable, continues to so qualify, (ii) could subject the Trustee or any Trustee Related Party that is a REIT to any taxes under Section 857 or Section 4981 of the Code (except as expressly authorized under Section 8.2 of Annex A), (iii) could adversely affect the ability of the Trust to continue to be classified as a “disregarded entity” or a “partnership” for federal income tax purposes (except as expressly authorized under Section 8.2 of Annex A), or (iv) could violate any law or regulation of any governmental body or agency having jurisdiction over the Trustee or its securities, unless such action (or inaction) shall have been specifically consented to by the Trustees in writing.

ARTICLE 2.
BENEFICIAL INTERESTS IN THE TRUST

Section 2.1             Units.

A.            The Trust shall be authorized to issue 450,000,000 shares of beneficial interest (par value $0.01 per share), which shall be designated as units (“Units”). Ownership of Units may or may not be evidenced by certificates, in each case, in such form as shall be determined by the Trustee from time to time in accordance with Maryland law. Title to the Units shall be transferred, subject to the provisions of this Declaration of Trust, by assignment or, if evidenced by a certificate, by delivery of such certificate in all respects as a stock certificate of a Maryland corporation. The owners of the Units, who are the beneficiaries of the Trust, shall be designated as “Unitholders.”  The Units shall consist of such types or classes as the Trustee may create and authorize from time to time and designate as representing a beneficial interest in the Trust.

B.            Subject to the rights and preferences of any class or series of Units at the time outstanding, the Trustee may amend this Declaration of Trust, without Unitholder consent, to increase or decrease the aggregate number of Units or the number of Units of any class which the Trust has authority to issue.

C.            The Trustee may (by filing articles supplementary pursuant to Maryland law) classify or reclassify any unissued Units from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the Units. The Trustee is authorized to issue from the authorized but unissued Units of the Trust preferred Units in series and to establish from time to time the number of preferred Units to be included in each such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Units of each series. Except for Units so classified or reclassified and any preferred Units issued hereunder, all other Units shall be designated as Common Units.

All Units issued by the Trust, whether created herein or pursuant to reclassification or pursuant to subsequent amendments to this Declaration of Trust shall be subject to the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption as set forth in Annex A hereto, as from time to time amended in compliance with Article 6 hereof and Article 12 of Annex A hereto and as made a part of this Declaration of Trust.

Section 2.2             Class A Common Units.

The Trustee has classified 25,000,000 Units of the Trust as Class A-1 Common Units (the “Class A-1 Common Units”) and 250,000,000 Units of the Trust as Class A-2 Common Units (the “Class A-2 Common Units”, and, together with the Class A-1 Common Units, the “Class A Common Units”). Except as expressly provided in this Declaration of Trust, each Class A-2 Common Unit shall have the same designations, preferences, rights, powers and duties as each Class A-1 Common Unit. The Class A-1 Common Units and the Class A-2 Common Units are referred to in Annex A as Class A-1 Units and Class A-2 Units, respectively, and collectively as Class A Units. The Trust may not issue additional Class A-1 Common Units and may issue Class A-2 Common Units only to Trustee Related Parties.

Section 2.3             Series I Preferred Units.

The Trustee has classified 500 Units of the Trust as Series I Cumulative Redeemable Preferred Units (the “Series I Preferred Units”). A description of the Series I Preferred Units, including the designations, preferences, rights, powers and duties applicable to such Units, is set forth in Exhibit E of Annex A hereto.

Section 2.4             Series O Preferred Units.

The Trustee has classified 25,000,000 Units of the Trust as Series O Preferred Units (the “Series O Preferred Units”). A description of the Series O Preferred Units, including the designations, preferences, rights, powers and duties applicable to such Units, is set forth in Exhibit F to Annex A hereto.

Section 2.5             Series P Preferred Unit.

The Trustee has classified one Unit of the Trust as the Series P Preferred Unit (the “Series P Preferred Unit”). A description of the Series P Preferred Unit, including the designations, preferences, rights, powers and duties applicable to such Units, is set forth in Exhibit G to Annex A hereto.

Section 2.6             Series Q Preferred Units.

The Trustee has classified 300 Units of the Trust as Series Q-1 Preferred Units and 700 Units of the Trust as Series Q-2 Preferred Units (collectively, the “Series Q Preferred Units”). A description of the Series Q Preferred Units, including the designations, preferences, rights, powers and duties applicable to such Units, is set forth in Exhibit H to Annex A hereto.

Section 2.7             General Nature.

All Units shall be personal property entitling the Unitholders only to those rights provided in this Declaration of Trust, including Annex A hereto in its entirety or in any articles supplementary creating any class or series of Units. The legal ownership of the property of the Trust and the right to conduct the business of the Trust is vested exclusively in the Trustee; the Unitholders shall have no interest therein other than the beneficial interest in the Trust conferred by their Units and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of its property. The death or incapacity of a Unitholder shall not terminate the Trust or give his or her legal representative any rights against other Unitholders, the Trustee or the Trust property, except the rights described in Article 9 of Annex A hereto.

Section 2.8             Transferability; Transfer Restrictions.

Units in the Trust shall be transferable only in accordance with the provisions of Section 5.2 hereof and Article 9 of Annex A hereto and the respective terms applicable to such Units as set forth in Exhibits D, E, F and G to Annex A hereto. By accepting the transfer of Units, whether of record or beneficially, all future Unitholders agree to be bound by the provisions of Annex A hereto as fully as if such Unitholders had executed a stockholders agreement containing all of such provisions. All certificates, if any, evidencing any class or series of Units shall bear an appropriate restrictive legend with a statement to the effect that any transferee agrees to be so bound. The Trustee may condition the transfer and recordation of any change in record ownership upon the execution by any purported Unitholder of any instrument in which the holder agrees to all of such provisions.

Section 2.9             Preemptive Rights.

No person shall have any preemptive, preferential or other similar rights with respect to (i) additional Capital Contributions or loans to the Trust or (ii) issuance or sale of any Units or other Trust Interests.

ARTICLE 3.
UNITHOLDERS

Section 3.1             Meetings.

A.            There shall be an annual meeting of Unitholders at such time and place, either within or without the State of Maryland, as the Trustees shall prescribe, at which Trustees shall be elected or re-elected and any other proper business may be conducted. The annual meeting of Unitholders shall be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust. Special meetings of Unitholders may be called by a majority of the Trustees or by the Chairman of the Board of Trustees, President or Chief Financial Officer of the Trust. Written or printed notice stating the place, date and time of the Unitholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting either personally or by mail, by or at the direction of the Trustee or any officer or the person calling the meeting, to each Unitholder of record entitled to vote at such meeting. No Unitholder not entitled to vote at a meeting shall have any rights to notice of a meeting except as expressly provided for in this Declaration of Trust or under law. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

B.            A majority of the outstanding Units entitled to vote at any meeting, taken together as a single class, represented in person or by proxy shall constitute a quorum at such meeting. Whenever any action is to be taken by the Unitholders, it shall, except as otherwise required by Maryland law or this Declaration of Trust or the Bylaws, be authorized by a majority of the number of votes entitled to be cast on the matter. Any action required or permitted to be taken by the holders of the Class A-2 Common Units may be taken without a meeting by the unanimous written consent of the holders of the Class A-2 Common Units. The Bylaws of the Trust may provide that any action required or permitted to be taken by the holders of any other class or series of Units may be taken without a meeting by the written consent of Unitholders entitled to cast a sufficient number of votes to approve the matter as required by Maryland law, this Declaration of Trust, including Annex A hereto in its entirety, or the Bylaws.

Section 3.2             Voting.

At each meeting of Unitholders, each Unitholder entitled to vote shall have the right to vote, in person or by proxy, the number of Units of the Trust owned by him or her on each matter on which the vote of the Unitholders is taken. Only Class A-2 Unitholders shall have the right to vote in the election of Trustees. In any election of Trustees in which more than one vacancy is to be filled, each Class A-2 Unitholder may vote the number of Class A-2

Common Units of the Trust owned by him or her for each vacancy to be filled. There shall be no right of cumulative voting. Exclusive voting power is vested in Class A-2 Common Units, except to the extent that the Declaration of Trust, including Annex A hereto in its entirety, or Maryland law expressly provides voting rights to any other class of Units and only to the extent provided thereto, in which case each outstanding Unit, regardless of class, shall be entitled to one vote on such matters submitted to a vote at a meeting of Unitholders, except (i) to the extent that this Declaration of Trust, including Annex A hereto in its entirety and Exhibits D, E, F and G to Annex A hereto, or any articles supplementary limit or deny such voting rights to the holders of the Units of any class or series or (ii) as otherwise provided by Maryland law.

Section 3.3             Distributions.

The Trustee may from time to time authorize the Trust to pay to Unitholders such dividends or distributions in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Trustee in its discretion shall determine. The Unitholders shall be entitled to receive dividends and distributions as set forth in Article 3 and Exhibits D, E, F and G of Annex A hereto, when, as and if authorized by the Trustee and declared by the Trust, out of funds legally available therefor, and to such distributions upon liquidation of the Trust as set forth in Article 11 of Annex A hereto. The Trustee shall endeavor to authorize the Trust to pay such dividends and distributions as shall be necessary pursuant to Article 3 of Annex A hereto and as shall be necessary for the Trustee or any Trustee Related Party that is a REIT to qualify as a REIT (so long as the Trustee or such Trustee Related Party, respectively, determines to qualify as a REIT); however, Unitholders shall have no right to any dividend or distribution unless and until authorized by the Trustee and declared by the Trust. The exercise of the powers and rights of the Trustee pursuant to this Section 3.3 shall be subject to the provisions of any class or series of Units at the time outstanding. The receipt by any Person in whose name any Units are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Units and from all liability with respect to the application thereof.

Section 3.4             Inspection Rights.

Each Unitholder shall have such inspection rights as set forth in Section 6.5 of Annex A hereto.

Section 3.5             Limitation of Liability.

Unitholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trustee and shall be under no obligation to the Trust or its creditors with respect to their Units other than the obligation to pay to the Trust the full amount of the consideration for which the Units were issued or to be issued, and except as set forth in Sections 8.5 and 11.3 of Annex A hereto. The Trust shall indemnify each Unitholder as set forth in Section 5.7 of Annex A hereto.

ARTICLE 4.
THE TRUSTEES

Section 4.1             Number, Qualification, Compensation and Term.

A.            The number of Trustees shall be not less than one (1) nor more than fifteen (15) Trustees. The current number of Trustees is one (1), which may be changed from time to time by resolution of the sole Trustee or a majority of the Trustees. Any action by the Trustee referred to in Annex A hereto shall include action approved by a majority of the Trustees at any time there exists more than one Trustee. Trustees may be any persons, including individuals, corporations, business trusts, estates, trusts, partnerships, limited partnerships, limited liability companies, associations, two or more persons having a joint or common interest, or any other legal or commercial entity. Whenever a vacancy shall occur, until such vacancy is filled as provided in Section 4.3, the Trustee or Trustees continuing in office, regardless of their number, shall have all of the powers granted to the Trustee or Trustees and shall discharge all of the duties imposed on the Trustee or Trustees by this Declaration of Trust.

B.            The term of office of each Trustee shall be one (1) year and until its successor is elected and qualifies, subject to prior death, resignation or removal. The name of the current Trustee is as follows:

Name	Address

Archstone-Smith Trust	9200 E. Panorama Circle, Suite 400
Englewood, CO 80112

The name of the Trustee immediately following the Company Merger Effective Time (as defined in Annex A hereto) will be as follows:

Name	Address
River Acquisition (MD), LP or its assignee	c/o Tishman Speyer
45 Rockefeller Plaza
New York, NY 10111

River Acquisition (MD), LP will assign its rights under the Merger Agreement to a newly formed Maryland corporation that intends to qualify as a REIT. References to the Trustee following the Company Merger Effective Time and this assignment refer to the newly formed REIT.

The records of the Trust shall be revised to reflect the names and addresses of the current Trustee, at such times as any change has occurred.

Section 4.2             Resignation, Removal and Death.

A Trustee may resign at any time by giving written notice thereof in recordable form to the Trust and to the other Trustees, if any, at the principal office of the Trust. Any such resignation of a Trustee shall become effective as provided therein. A Trustee may be removed only upon the vote of holders of Class A-2 Common Units in accordance with Section 5.1 of

Annex A hereto. Upon the resignation or removal of any Trustee, such Trustee shall execute and deliver such documents and render such accounting as the remaining Trustee or Trustees shall require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her status as a Trustee shall immediately terminate and his or her legal representatives shall perform the acts set forth in the preceding sentence.

Section 4.3             Vacancies.

The resignation, removal, incompetency or death of any or all of the Trustees shall not terminate the Trust or affect its continuity. Whenever there shall be a vacancy or vacancies among the Trustees (including vacancies resulting from an increase in the number of Trustees), such vacancy or vacancies shall be filled by the Class A-2 Unitholders (i) at a special meeting of Class A-2 Unitholders called for such purpose (which may be by written consent in lieu of a meeting), (ii) by the Trustee or Trustees then in office, or (iii) at the next annual meeting of Unitholders. Trustees elected at special meetings of Class A-2 Unitholders to fill vacancies shall hold office for the balance of the unexpired term of the Trustees whom they are replacing or whose vacancy they are filling (or in the case of a vacancy created by an increase in the number of Trustees, for the balance of the unexpired term of Trustees of the same class of Trustees). Any trustee appointed by the remaining Trustee or Trustees to fill vacancies shall hold office until the next annual meeting of Unitholders and until his or her successor is elected and qualifies.

Section 4.4             Successor Trustees.

The right, title and interest of the Trustees in and to the Trust property shall vest automatically in all persons who may hereafter become trustees upon their due election and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though named as Trustees in this Declaration of Trust. Appropriate written evidence of the election and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustee may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, such Trustee (and upon his or her death, his or her estate) shall automatically cease to have any right, title or interest in or to any of the Trust property, and the right, title and interest of such Trustee in and to the Trust property shall vest automatically in the remaining Trustee or Trustees without any further act.

Section 4.5             Meetings and Action Without a Meeting.

The Trustees may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Trustees shall be conclusive and binding as an action of the Trustees. Action may be taken without a meeting in any manner and by any means permitted by Maryland law only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office. Any action taken by the Trustees in accordance with the provisions of this Section 4.5  of the Declaration of Trust and Article 5 of Annex A hereto shall be conclusive and binding on the Trust, the Trustees and the Unitholders, as an action of all of the Trustees, collectively, and of the Trust. Any deed, mortgage, evidence of indebtedness or other instrument, agreement or document of any character, whether similar or dissimilar, executed by one or more of the Trustees, when authorized at a meeting or by written authorization without a meeting in accordance with the provisions of this Section 5, shall be valid and binding on the Trustees, the Trust and the Unitholders.

Section 4.6             Authority.

The Trustees may hold the legal title to all property belonging to the Trust. The Trustees shall have absolute and exclusive control, management and disposition thereof, and absolute and exclusive control over the management and conduct of the business affairs of the Trust, free from any power or control on the part of the Unitholders, in the same manner as if the Trustees were the absolute owners thereof, subject only to the express limitations in this Declaration of Trust.

Section 4.7             Powers.

The Trustees shall have all of the powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which they deem necessary or desirable and proper to carry out such purposes. Any determination of the purposes of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of powers to the Trustees. Without limiting the generality of the foregoing, the powers of the Trustees on behalf of the Trust shall include those set forth in Section 5.1 of Annex A hereto, subject to the limitations set forth in Annex A hereto in its entirety.

Section 4.8             Right to Own Units.

A Trustee may acquire, hold and dispose of Units in the Trust for its individual account and may exercise all rights of a Unitholder to the same extent and in the same manner as if it were not a Trustee.

Section 4.9             Limitation of Liability.

 To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Unitholder for money damages, except to the extent set forth in Section 5.8 or other Sections of Annex A hereto.

Section 4.10           Indemnification.

The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, subject to and in accordance with the provisions of Section 5.7 of Annex A hereto.

Section 4.11           Persons Dealing with Trustees.

No corporation, persons, transfer agent or other party shall be required to examine or investigate the terms or conditions contained in this Declaration of Trust or otherwise applicable to the Trust, and every such corporation, person, transfer agent or other party may deal with trust property and assets as if the Trustees were the sole and exclusive owners thereof free of all trusts; and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall be required to see to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustees. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the Unitholders, or as to any other fact affecting or relating to the Trust or this Declaration of Trust, may be treated as conclusive evidence thereof by all persons dealing with the Trust. No provision of this Declaration of Trust shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the Unitholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such obligation.

Section 4.12           Administrative Powers.

The Trustees shall have the power to pay the expenses of administration of the Trust, including all legal and other expenses in connection with the preparation and carrying out of the acquisition of properties and the issuance of Units; and to employ such officers, experts, counsel, managers, salesmen, agents, workmen, clerks and other persons as they deem appropriate. The Trustees shall also enjoy the full benefit of the provisions of Section 5.9 of Annex A hereto.

Section 4.13           Election of Officers.

The Trustees shall annually elect a President and a Secretary of the Trust. The Trustees may also annually elect one or more Vice Presidents, one or more Senior Managing Directors, a Treasurer, Assistant Secretaries, Assistant Treasurers and such other officers as the Trustees shall deem proper. Except as required by law, the officers of the Trust need not be Trustees. All officers and agents of the Trust shall have such authority and perform such duties in the management of the Trust as may be provided in the Bylaws or as may be determined by the Trustees not inconsistent with the Bylaws. Notwithstanding anything to the contrary contained in this Declaration of Trust or the Bylaws, no officer, employee or agent of the Trust shall take any action that would constitute a breach of the Tishman Speyer Archstone-Smith Master Governance Protocol (as defined in Annex A hereto), in each case unless otherwise waived by the Trustees. Any officer or agent elected or appointed by the Trustees may be removed by the Trustees whenever in its judgment the best interest of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights. The Trustees shall fix the compensation of all officers.

Section 4.14           Committees and Delegation of Powers and Duties.

The Trustees may, in their discretion, by resolution passed by a majority of the Trustees, designate from among the Trustees one or more committees which shall consist of one or more Trustees. The Trustees may designate one or more Trustees as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them (including, but not limited to, the determination of the type and amount of consideration at which Units are to be issued). A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees, by resolution passed by a majority of the Trustees, may at any time change the membership of any committee, fill vacancies on it or dissolve it. The Bylaws, or a majority of the Trustees, may authorize any one or more of the Trustees, or any one or more of the officers or employees or agents of the Trust, on behalf of the Trust, to exercise and perform any and all powers granted to the Trustees, and to discharge any and all duties imposed on the Trustees, and to do any acts and to execute any instruments deemed by such person or persons to be necessary or appropriate to exercise such power or to discharge such duties, and to exercise his or her own judgment in so doing.

ARTICLE 5.
TERMINATION AND DURATION

Section 5.1             Termination.

The Trust may be terminated only in accordance with the provisions of Article 11 of Annex A hereto, subject to the provisions of any class or series of Units at the time outstanding. Upon termination of the Trust and distribution to the Unitholders as provided in Article 11 of Annex A hereto, a majority of the Trustees shall execute and place among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Unitholders shall cease and be canceled and discharged.

Section 5.2             Merger, Consolidation or Sale.

The Trust shall have the power to (i) merge with or into another entity, or (ii) sell or otherwise dispose of all or substantially all of the assets of the Trust; provided that such action shall have been approved by the Trustees and by the vote of holders of a majority of the Class A Common Units in accordance with the provisions of Annex A hereto, and subject to the rights and preferences of any class or series of Units at the time outstanding.

Notwithstanding any other provision in this Declaration of Trust or in Annex A hereto, if and for so long as the Trust is jointly controlled, directly or indirectly, by Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc. and their respective affiliates, there shall not be any change in control of, or any extraordinary corporate transaction involving, the Trust or any acquisition of Units of the Trust that would be likely to result in a change in control of the Trust or any of its Subsidiaries without the prior written consent of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc. Any

transfer of Units of the Trust, by sale, encumbrance, business combination, tender or exchange offer, operation of law or as described in Article 9 of Annex A hereto, in contravention of this provision shall be deemed null and void.

Section 5.3             Duration.

Subject to possible earlier termination in accordance with the provisions of this Article 5 and Article 11 of Annex A hereto, or as required by law, the duration of the Trust shall be perpetual.

ARTICLE 6.
AMENDMENTS

Section 6.1             Amendments.

Except as otherwise provided in Section 2.1(B), Sections 6.2 and 6.3 of this Article 6, Article 12 of Annex A hereto, Section 10 of Exhibit D to Annex A hereto, and subject to the rights and preferences of any class or series of Units at the time outstanding, this Declaration of Trust may be amended only after a majority of the Trustees has declared such amendment advisable and such amendment has been approved at a meeting by the affirmative vote or written consent of the holders of at least a majority of the Units then outstanding and entitled to vote thereon.

Section 6.2             Amendment by Trustees.

A.            Subject to the rights and preferences of any class or series of Units at the time outstanding, the Trustees by a two-thirds vote may amend, without the approval of the Unitholders, provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a REIT for so long as it determines to so qualify.

B.           Subject to the rights and preferences of any class or series of Units at the time outstanding, a majority of the Trustees, without action by the Unitholders, may amend this Declaration of Trust in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the Maryland General Corporation Law.

Section 6.3             Requirements of Maryland Law.

Except as provided in Section 2.1(C) or in this Article 6 or in Article 12 of Annex A hereto or in Section 10 of Exhibit D to Annex A hereto, and subject to the rights and preferences of any class or series of Units at the time outstanding, this Declaration of Trust may only be amended in accordance with Section 8-501 of the Act.

ARTICLE 7.
MISCELLANEOUS

Section 7.1             Construction.

This Declaration of Trust, including Annex A hereto in its entirety, shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust, including, without limitation, the intent for the Trust to be treated as a “disregarded entity” or a “partnership” for federal income tax purposes. Subject to the foregoing, if any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions and the specific terms regarding the preferences, rights, including voting rights, restrictions, including restrictions on transferability, and qualifications of the Series I Preferred Units, the Series O Preferred Units, the Series P Preferred Unit, and the Series Q Preferred Units, and any other class or series of Units then outstanding, shall control over any contrary provisions in this Declaration of Trust or Annex A hereto. This Declaration of Trust, including Annex A hereto in its entirety, shall govern all of the relationships among the Trustees and the Unitholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers of the Trust, reference may be made, to the extent appropriate and not inconsistent with the Code, the Act and this Declaration of Trust, to Title 1 through Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

Section 7.2             Headings for Reference Only.

Headings preceding the text of articles, sections and subsections hereof have been inserted solely for convenience and reference, and shall not be construed to effect the meaning, construction or affect of this Declaration of Trust.

Section 7.3             Applicable Law.

This Declaration of Trust has been executed with reference to, and its construction and interpretation shall be governed by, Maryland law, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to Maryland law.

Section 7.4             Certifications.

Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including, but not limited to, any of the following:  a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments or supplements thereto, or any restated declaration of trust and any amendments or supplements thereto, or that there are no amendments to this Declaration of Trust or any restated declaration of trust; a copy of the Bylaws or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of the Trustees or a committee thereof or Unitholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfied the requirements of this Declaration of Trust; a copy of any Bylaw adopted by the Unitholders or the identity of any officer elected by the Trustees; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If this Declaration of Trust or any restated declaration of trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, any one dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively on any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the Bylaws or by action of the Trustees may sign any certificate of the kind described in this Section 4, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

Section 7.5             Severability.

If any provision of this Declaration of Trust, including any provision of Annex A hereto, shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration of Trust and this Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained herein.

Section 7.6             Bylaws.

The Trustee shall have the exclusive power to adopt, alter or repeal any provisions of the Bylaws in its sole and absolute discretion.

Section 7.7             Filing and Recording.

This Declaration of Trust, including Annex A attached hereto in its entirety, shall be filed in the manner prescribed for real estate investment trusts under Maryland law and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record this Declaration of Trust, including Annex A hereto in its entirety, or any amendment hereto, in any office other than in the State Department of Assessments and Taxation of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust, Annex A hereto, or any amendment or supplement hereto.

ARTICLE 8.
LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND
EMPLOYEES

Section 8.1             Limitation of Liability of Officers, Employees and Agents.

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers, employees or agents of a real estate investment trust, no officer, employee or agent of the Trust shall be liable to the Trust or to any Unitholder for money damages.

Section 8.2             Indemnification of Officers and Employees.

The Trust shall indemnify each officer, employee and agent, to the fullest extent permitted by Maryland law, as amended from time to time, subject to and in accordance with the provisions of Section 5.7 of Annex A hereto.

Section 8.3             Insurance.

Notwithstanding any other provisions of this Declaration of Trust, the Trust, for purposes of providing indemnification for its Trustees, officers, employees and agents, shall have the authority, without specific Unitholder approval, to enter into insurance or other arrangements, with persons or entities which are regularly engaged in the business of providing insurance coverage, to indemnify all Trustees, officers, employees and agents of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees, officers, employees or agents of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Trustees regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating in and approving such insurance or other arrangement shall be beneficiaries thereof.

*              *              *              *              *              *

THIRD:  The amendment to and restatement of the declaration of trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

FOURTH:  The current address of the principal office of the Trust is as set forth in Article 1 of the foregoing amendment to and restatement of the declaration of trust of the Trust.

FIFTH:  The name and address of the Trust’s current resident agent are as set forth in Article 1 of the foregoing amendment to and restatement of the declaration of trust of the Trust.

SIXTH:  The number of trustees of the Trust and the names of those currently in office are as set forth in Article 4 of the foregoing amendment to and restatement of the declaration of trust of the Trust.

SEVENTH:  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to the foregoing amendment and restatement was 450,000,000, $.01 par value per share, which were designated as units, consisting of 100,000,000 Class A-1 Common Units, 219,266,240 Class A-2 Common Units, 10,000,000 Class B Common Units, 500 Series I Cumulative Redeemable Preferred Units, one Series M Preferred Unit, 300 Series N-1 Convertible Redeemable Preferred Units, 700 Series N-2 Convertible Redeemable Preferred Units, 25,000,000 Series O Preferred Units, one Series P Preferred Unit, 300 Series Q-1 Preferred Units, 700 Series Q-2 Preferred Units and 95,731,258 authorized but unclassified units. The aggregate par value of all shares of beneficial interest having par value was $4,500,000.

EIGHTH:  The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment and restatement is 450,000,000, $.01 par value per share, which are designated as units, consisting of 25,000,000 Class A-1 Common Units, 250,000,000 Class A-2 Common Units, 500 Series I Cumulative Redeemable Preferred Units, 25,000,000 Series O Preferred Units, one Series P Preferred Unit, 300 Series Q-1 Preferred Units, 700 Series Q-2 Preferred Units and 149,998,499 authorized but unclassified units. The aggregate par value of all authorized shares of beneficial interest having par value is $4,500,000.

NINTH:  The undersigned Executive Vice President acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned Executive Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President and attested to by its Secretary on this 4th day of October, 2007.

ATTEST:	ARCHSTONE-SMITH OPERATING TRUST

/s/ Caroline Brower	By:	/s/ Charles E. Mueller, Jr.	(SEAL)
Name: Caroline Brower		Name: Charles E. Mueller, Jr.
Title: Secretary		Title: Executive Vice President

ANNEX A

This Annex A, as amended from time to time, constitutes not only an integral part of the Declaration of Trust but also an agreement (this “Agreement”) among all of the holders of Units (as defined herein) of the Trust, each of whom is identified on the books and records of the Trust. Each holder of Units at the Operating Trust Merger Effective Time (as defined herein) shall become a party to this agreement without further action required on the part of any such holder.

The Trust has elected pursuant to Treasury Regulation § 301.7701-3(c) to be treated for federal income tax purposes as a “disregarded entity” not separate from its owner (and not as an “association taxable as a corporation”). Upon the issuance of units in connection with the SRW Merger (as defined in Exhibit D hereto), this election caused the Trust to become treated as a “partnership” for federal income tax purposes. The provisions in this Annex A  relating to Capital Accounts (as defined herein) and allocations of Net Income and Net Loss (each as defined herein) (and items of income, gain, loss, and deduction) for federal income tax purposes are intended to be consistent with the provisions of the Code (as defined herein) and the Treasury Regulations promulgated under the Code applicable to entities that are characterized as “partnerships” for federal income tax purposes.

Section 13.9	Applicable Law	60
Section 13.10	Invalidity of Provisions	60
Section 13.11	Entire Agreement	61
Section 13.12	No Rights as Shareholders	61

EXHIBIT A	CAPITAL ACCOUNT MAINTENANCE

EXHIBIT B	SPECIAL ALLOCATION RULES

EXHIBIT C	[RESERVED]

EXHIBIT D	TAX PROTECTION AGREEMENT

EXHIBIT E	DESIGNATION OF THE PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO SERIES I PREFERRED UNITS

EXHIBIT F	DESIGNATION OF THE PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO SERIES O PREFERRED UNITS

EXHIBIT G	DESIGNATION OF THE PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO SERIES P PREFERRED UNITS

EXHIBIT H	DESIGNATION OF THE PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS TO SERIES Q PREFERRED UNITS

ARTICLE 1.
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Declaration of Trust.

“Act” means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute.

“Adjusted Capital Account” means the Capital Account maintained for each Unitholder as of the end of each Fiscal Year (i) increased by any amounts which such Unitholder is obligated to restore pursuant to any provision of this Agreement, or is treated as being obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The

foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in such Unitholder’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit A hereof.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii) and (iii) above. For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Protected Amount” means the aggregate balances of the Protected Amounts, if any, of all Protected Unitholders, as determined on the date in question.

“Agreed Value” means (i) in the case of any Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Trust, reduced by any liabilities either assumed by the Trust upon such contribution or to which such property is subject when contributed, as the same is reflected in the books and records of the Trust; and (ii) in the case of any property distributed to a Unitholder by the Trust, the Trust’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Trust upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Annex A to the Declaration of Trust as amended from time to time.

“Available Cash” means, with respect to any period for which such calculation is being made:

(i)            all cash revenues and funds received by the Trust from whatever source (excluding the proceeds of any Capital Contribution to the extent determined by the Trustee) plus the amount of any reduction (including, without limitation, a reduction resulting because the Trustee determines such amounts are no longer necessary) in reserves of the Trust, which reserves are referred to in clause (ii)(d) below;

(ii)           less the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

(a)           all interest, principal and other debt payments made during such period by the Trust,

(b)           all cash expenditures (including capital expenditures) made by the Trust during such period,

(c)           investments in any entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (ii)(a) or (b), and

(d)           the amount of any increase in reserves established during such period which the Trustee determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received, or reductions in reserves, or take into account any disbursements made, or reserves established, after commencement of the dissolution and liquidation of the Trust.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Unitholder’s share of the Trust’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Unitholder’s Capital Account balance as maintained pursuant to Exhibit A and the hypothetical balance of such Unitholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Unitholder pursuant to Exhibit A hereof.

“Capital Contribution” means, with respect to any Unitholder, any cash, cash equivalents or the Agreed Value of Contributed Property which such Unitholder contributes or is deemed to contribute to the Trust pursuant to Section 2.1 or 2.2 hereof.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Unitholders’ Capital Accounts following the contribution of or adjustment with respect to such property, and (ii) with respect to any other Trust property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit A hereof, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Trust properties, as deemed appropriate by the Trustee.

“Class A Common Units” has the meaning set forth in Section 2.2 of the Declaration of Trust.

“Class A-1 Common Units” has the meaning set forth in Section 2.2 of the Declaration of Trust.

“Class A-2 Common Units” has the meaning set forth in Section 2.2 of the Declaration of Trust.

“Class A Unit” means any Unit that is not specifically designated by the Trustee as being of another specified class of Units.

“Class A-1 Unit” means any Class A Unit that is not a Class A-2 Unit.

“Class A-2 Unit” means any Class A-2 Common Unit held by any Trustee Related Party.

“Class A-2 Unitholders” means the Unitholders who are holders of Class A-2 Units.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit” means a Unit that is not a Preferred Unit. The Class A-1 Units and the Class A-2 Units are Common Units.

“Company Merger Effective Time” means the effective time of the merger of Archstone-Smith Trust with and into an assignee of River Acquisition (MD), LP and a newly formed Maryland corporation that intends to qualify as a REIT.

“Contributed Property” means each property or other asset contributed to the Trust, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Trust. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit A hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit A hereof, but shall be deemed an Adjusted Property for such purposes.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Declaration of Trust” means this declaration of trust of the Trust, of which this Annex A is part.

“Depreciation” means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Trustee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan Investor” means (i) a Plan, (ii) a trust which was established pursuant to a Plan, or a nominee for such trust or Plan, or (iii) an entity whose underlying assets include assets of a Plan by reason of such Plan’s investment in such entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Adjustment” has the meaning set forth in Section 8.3.B.

“Fiscal Year” means the fiscal year of the Trust, which shall be the calendar year.

“Funding Debt” means the incurrence of any Debt by or on behalf of the Trustee for the purpose of providing funds to the Trust.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brothers and sisters.

“Incapacity” or “Incapacitated” means, (i) as to any natural Person who is a Unitholder, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Unitholder incompetent to manage his or her person or estate, (ii) as to any corporation which is a Unitholder, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Unitholder, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Unitholder, the distribution by the fiduciary of the estate’s entire interest in the Trust, (v) as to any trust which is a Unitholder, the termination of the trust (but not the substitution of a new trustee), or (vi) as to any Unitholder, the bankruptcy of such Unitholder. For purposes of this definition, bankruptcy of a Unitholder shall be deemed to have occurred when (a) the Unitholder commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Unitholder is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Unitholder, (c) the Unitholder executes and delivers a general assignment for the benefit of the Unitholder’s creditors, (d) the Unitholder files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Unitholder in any proceeding of the nature described in clause (b) above, (e) the Unitholder seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Unitholder or for all or any substantial part of the Unitholder’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Unitholder’s consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the Trustee and (B) a director or officer of the Trust or the Trustee and (ii) such other Persons (including, without limitation, other Unitholders and Affiliates of the Trustee, a Unitholder or the Trust) as the Trustee may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Liquidating Event” has the meaning set forth in Section 11.1.

“Liquidator” has the meaning set forth in Section 11.2.A.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 28, 2007, by and among Archstone-Smith Trust, a Maryland real estate investment trust, the Trust, River Holding, LP, a Delaware limited partnership, River Acquisition (MD), LP, a Maryland limited partnership and River Trust Acquisition (MD), LLC, a Maryland limited liability company, as amended from time to time.

“Net Income” means, for any taxable period, the excess, if any, of the Trust’s items of income and gain for such taxable period over the Trust’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit A. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit B, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Trust’s items of loss and deduction for such taxable period over the Trust’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit A. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit B, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Trustees pursuant to Section 2.B of Exhibit B if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Operating Trust Merger Effective Time” means the effective time of the merger of River Trust Acquisition (MD), LLC with and into the Trust pursuant to the Merger Agreement.

“Percentage Interest” means, as to a Unitholder holding Units of a class of Trust Interests, such Unitholder’s interest in such class, determined by dividing the Units of such class owned by such Unitholder by the total number of Units of such class then outstanding as specified in the Trust’s books and records, multiplied by the aggregate Percentage Interest allocable to such class of Trust Interests.

“Person” means a natural person, partnership (whether general or limited), trust, including a trust qualified under Sections 401(a) or 501(c) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, estate, association, private foundation within the meaning of 509(a) of the Code, corporation, limited liability company, unincorporated organization, joint stock company, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Plan” means (i) an employee benefit plan subject to Title I of ERISA or (ii) a plan as defined in Section 4975(e) of the Code.

“Preferred Unit” means any Unit issued from time to time pursuant to Section 2.2 hereof that is specifically designated by the Trustee at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers, and duties senior to the Common Units, all as determined by the Trustee, subject to compliance with the requirements of Section 2.2 hereof.

 “Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the Nasdaq National Market, or any successor to any of the foregoing.

“Qualified Assets” means any of the following assets:  (i) Trust Interests; (ii) rights, options, warrants or convertible or exchangeable securities of the Trust, if any; (ii) Debt issued by the Trust or any Subsidiary thereof in connection with the incurrence of Funding Debt; (iii) equity interests in Qualified REIT Subsidiaries and limited liability companies whose assets consist solely of Qualified Assets; (iv) up to one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Trust; (v) equity interests in any Person held by Archstone Communities Trust on the date hereof that are de minimis in relation to the net assets of the Trust and its Subsidiaries and transfer of which would require the consent of third parties that has not been obtained; (vi) cash held for payment of administrative expenses or pending distribution to security holders of the Trustee or any wholly owned Subsidiary thereof or pending contribution to the Trust; (vii) the proceeds of any relinquished property held in a qualified escrow account pursuant to Section 1031 of the Code, as of the Operating Trust Merger Effective Time, provided the Trustee is obligated to contribute the replacement property and any remaining proceeds therein upon acquisition or the proceeds or the qualified escrow account upon termination of the account to the Trust; and (viii) any other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Trust and its Subsidiaries.

“Qualified REIT Subsidiary” means any Subsidiary of the Trustee that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Trust (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Trust, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(7) of the Code) because it represents the recapture of deductions previously taken with respect to such property or asset.

“Recourse Liabilities” means the amount of liabilities owed by the Trust (other than Nonrecourse Liabilities and liabilities to which Unitholder Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Trust recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit B to eliminate Book-Tax Disparities.

“Safe Harbors” has the meaning set forth in Section 9.4.D.

“Securities Act” means the Securities Act of 1933, as amended.

“Series I Preferred Units” means the series of Units designated as the Series I Preferred Units with the designations, preferences and other rights set forth in Exhibit E hereto.

“Series O Preferred Units” means the series of Units designated as the Series O Preferred Units with the designations, preferences and other rights set forth in Exhibit F hereto.

“Series P Preferred Units” means the series of Units designated as the Series P Preferred Units with the designations, preferences and other rights set forth in Exhibit G hereto.

“Series Q Preferred Units” means the series of Units designated as the Series Q-1 Convertible Redeemable Preferred Units and the Series Q-2 Convertible Redeemable Preferred Units with the designations, preferences and other rights set forth in Exhibit H hereto.

“704(c) Value” of any Contributed Property means the value of such property at the time of contribution as determined by the Trustee using such reasonable method of valuation as it may adopt; provided, however, subject to Exhibit A hereof, the Trustee shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

“Share” means a share of beneficial interest (or other comparable equity interest) of the Trustee. Shares may be issued in one or more classes or series in accordance with the terms of the Declaration of Trust of the Trust. If there is more than one class or series of Shares, the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that corresponds to the class or series of Trust Interests for which the reference to Shares is made. When used with reference to Class A-2 Units, the term “Shares” refers to common shares of beneficial interest (or other comparable equity interest) of the Trustee. References in this Agreement to a “class” of Shares shall also mean a “series” of Shares unless the context requires otherwise.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Trust for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Trust for cash.

“Tishman Speyer Archstone-Smith Master Governance Protocol” means such document as adopted by the Trustees.

“Trust” means Archstone-Smith Operating Trust, a Maryland real estate investment trust formed under the Act and continued pursuant to this Agreement and any successor thereto.

“Trust Interest” means an interest in the Trust and includes any and all benefits to which the holder of such a Trust Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Trust Interest may be expressed as a number of Units.

“Trust Minimum Gain” has the meaning of “Partnership Minimum Gain” set forth in Regulations Section 1.704-2(b)(2), and the amount of Trust Minimum Gain, as well as any net increase or decrease in Trust Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Trust Record Date” means the record date established by the Trustee either (i) for the distribution of Available Cash pursuant to Section 3.1 hereof, which record date shall be the same as the record date established by the Trustee for a distribution to holders of the corresponding class (if any) of Shares of some or all of its portion of such distribution, or (ii) if applicable, for determining the Unitholders entitled to vote on or consent to any proposed action for which the consent or approval of the Unitholders is sought.

“Trustee” means River Acquisition (MD), LP or its successors or assignees as trustee(s) of the Trust.

“Trustee Related Party” means (i) the Trustee, (ii) any Person of which the Trustee owns or controls more than fifty percent (50%) of the voting interests, (iii) any Person directly or indirectly owning or controlling more than fifty percent (50%) of the outstanding voting interests of the Trustee and (iv) any Person of which a Person described in clause (iii) directly or indirectly owns or controls more than fifty percent (50%) of the voting interest.

“Unit” means a “Share” as defined in Section 8-101 of the Act, a transferable unit of beneficial interest in the Trust issued pursuant to Sections 2.1 and 2.2, and includes Class A-1 Units, Class A-2 Units, Series I Preferred Units, Series O Preferred Units, Series P Preferred Units and Series Q Preferred Units and any other classes or series of Units established after the date hereof. The number of Units outstanding and the Percentage Interests in the Trust represented by such Units are set forth in the Trust’s books and records. The ownership of each class of Units may be evidenced by a certificate in a form approved by the Trustee.

“Unitholder” means any Person named as a Unitholder in the Trust’s books and records, in such Person’s capacity as a Unitholder of the Trust.

“Unitholder Minimum Gain” means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Trust Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Unitholder Nonrecourse Debt” has the meaning of “Partner Nonrecourse Debt” set forth in Regulations Section 1.704-2(b)(4).

“Unitholder Nonrecourse Deductions” has the meaning of “Partner Nonrecourse Deductions” set forth in Regulations Section 1.704-2(i)(2), and the amount of Unitholder

Nonrecourse Deductions with respect to a Unitholder Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Unrealized Gain” attributable to any item of Trust property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit A) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit A) as of such date.

“Unrealized Loss” attributable to any item of Trust property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit A) as of such date, over (ii) the fair market value of such property (as determined under Exhibit A) as of such date.

ARTICLE 2.
CAPITAL CONTRIBUTIONS

Section 2.1             Capital Contributions of the Unitholders.

A.            Contribution and the Operating Trust Merger Effective Time. As of the Operating Trust Merger Effective Time, the Unitholders have made the Capital Contributions as set forth in the Trust’s books and records. The Unitholders own Units in the amounts set forth in the Trust’s books and records and have Percentage Interests in the Trust as set forth in the Trust’s books and records, which number of Units and Percentage Interest shall be adjusted in such books and records from time to time by the Trustee to the extent necessary to reflect accurately and in accordance with the terms of this Agreement redemptions, Capital Contributions, the issuance of additional Units or similar events having an effect on a Unitholder’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement.

B.            Class A Units. All Class A Units held by any of the Trustee Related Parties, to the extent such Class A Units are not Class A-2 Units and have not been converted into a corresponding number of Class A-2 Units pursuant to the next sentence, shall at the option of the Trustee Related Party, be converted into a corresponding number of Class A-2 Units, and the Class A Units so converted shall be retired and, if such Class A Units are Class A-1 Units, the number of authorized Class A-1 Units shall decrease in a corresponding amount. In the event that any Trustee Related Party shall at any time acquire any Class A-1 Units (whether pursuant to Section 8.6 otherwise), such Class A-1 Units shall, at the option of the Trustee Related Party, be converted into a corresponding number of Class A-2 Units upon consummation of such transaction and the Class A-1 Units so converted shall be retired and the number of authorized Class A-1 Units shall decrease in a corresponding amount. Upon any bona fide Transfer (other than a pledge) of Class A-2 Units by any Trustee Related Party to a Person that is not a Trustee Related Party, such Class A-2 Units shall automatically, without the requirement for any action by the Trust or the Trustee, be converted into a corresponding number of Class A-1 Units upon consummation of such transaction.

C.            Additional Capital Contributions. Except as provided in Sections 8.5 and 11.3 hereof, the Unitholders shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Trust (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 11.3 hereof, no Unitholder shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Trust or otherwise.

Section 2.2             Issuances of Additional Trust Interests.

The Trustee shall have the right, in its sole and absolute discretion, subject to the last sentence of Section 2.2 of the Declaration of Trust, Section 3.1.A hereof and the rights and preferences of any class or series of Units outstanding, to determine whether the Trust should issue one or more series of Units, or another class of Trust Interests, in connection with a contribution of property, or other assets or other consideration, to the Trust.

Section 2.3             Other Contribution Provisions.

A.            If any Person becomes a Unitholder and is given a Capital Account in exchange for services rendered to the Trust, such transaction shall be treated by the Trust and the affected Unitholder as if the Trust had compensated such Unitholder in cash, and the Unitholder had contributed such cash to the capital of the Trust.

B.            To the extent the Trust acquires any property (or an indirect interest therein) by the merger of any other Person into the Trust or with or into a Subsidiary of the Trust in a triangular merger, Persons who receive Trust Interests in exchange for their interests in the Person merging into the Trust or with or into a Subsidiary of the Trust shall become Unitholders and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or, if not so provided, as determined by the Trustee in its sole discretion), and as set forth in the Trust’s books and records.

ARTICLE 3.
DISTRIBUTIONS

Section 3.1             Requirement and Characterization of Distributions.

A.            General. The Unitholders shall be entitled to receive distributions in cash or in kind when, as and if, authorized by the Trustee and declared by the Trust, and, for distributions in cash, out of funds legally available therefor, subject in each case to the rights and preferences of any class or series of Units outstanding. The Trustee shall endeavor to cause any distributions that are made by the Trust to be made in the manner provided in Section 3.1.B, and in accordance with the applicable terms established for each other class of Trust Interests hereafter created. Unless otherwise expressly provided for herein, in Exhibits D, E, F and G of Annex A hereto, with respect to Series I Preferred Units, Series O Preferred Units, Series P Preferred Units and Series Q Preferred Units, or in the terms established at the time a new class or series of Trust Interests is created in accordance with Article 2 hereof, no Trust Interest shall be entitled to a distribution in preference to any other Trust Interest.

B.            Priority of Distributions.

(i)            Distributions to Unitholders holding a class or series of Trust Interests that is entitled to any preference in distribution (including, without limitation, the preferences in distribution set forth in Exhibits D, E, F and G of Annex A hereto, with respect to Series I Preferred Units, Series O Preferred Units, Series P Preferred Units and Series Q Preferred Units) shall, to the extent such preference amount is required to be paid, be made in accordance with the rights of such class or series of Trust Interests to holders of such Units on the respective Trust Record Date established for the distribution to such class or series of Trust Interests (and, within such class or series, pro rata in proportion to the respective Percentage Interests in such class on such Trust Record Date).

(ii)           Distributions to holders of Units of any class or series of Trust Interests that are not entitled to any preference in distribution shall be made in the sole and absolute discretion of the Trustee, to the extent there is Available Cash remaining after the payment of distributions in respect of any classes or series of Trust Interests entitled to a preference in distribution in accordance with the foregoing clause (i), and subject to the rights and preferences of any class or series of Units described in the foregoing clause (i), to the extent such preference amount is required to be paid, in accordance with the terms of such class or series as set forth in this Agreement or otherwise established by the Trustee to holders of such Units on the respective Trust Record Date established for the distribution to each such class or series of Trust Interests (and, within each such class or series, pro rata in proportion to the respective Percentage Interests in such class on such Trust Record Date).

Section 3.2             Amounts Withheld.

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 8.5 hereof with respect to any allocation, payment or distribution to the Trustee or the Unitholders other than the Trustee shall be treated as amounts distributed to the Trustee or Unitholders other than the Trustee, as the case may be, pursuant to Section 3.1 for all purposes under this Agreement.

Section 3.3             Distributions upon Liquidation.

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Trust, shall be distributed to the Unitholders in accordance with Section 11.2.

ARTICLE 4.
ALLOCATIONS

Section 4.1             Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Unitholders among themselves, the Trust’s items of income, gain, loss and deduction (computed in accordance with Exhibit A hereof) shall be allocated among the Unitholders in each taxable year (or portion thereof) as provided herein below and in any terms of any Preferred Units.

A.            Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit B hereof and to the allocation set forth in the terms of any Preferred Units, Net Income shall be allocated:

(1)           first, to the Trustee to the extent that cumulative Net Losses previously allocated to the Trustee pursuant to Section 4.1.B(5) exceed cumulative Net Income previously allocated to the Trustee pursuant to this clause (1);

(2)           second, to the Trustee until the cumulative Net Income allocated under this clause (2) equals the cumulative Net Losses allocated to the Trustee under Section 4.1.B(4);

(3)           third, to the holders of any Trust Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (3) equals the cumulative Net Losses allocated to such Unitholders under Section 4.1.B(3);

(4)           fourth, to the holders of any Trust Interests that are entitled to any preference in distribution in accordance with the rights of any such class of Trust Interests until such Trust Interests have been allocated, on a cumulative basis pursuant to this clause (4), Net Income equal to the aggregate amount of distributions such holders have been entitled to receive (whether or not such holders have actually received such amounts) which are attributable to the preference of such class of Trust Interests (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and

(5)           finally, with respect to Trust Interests that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

B.            Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit B and in any terms of any Preferred Units, Net Losses shall be allocated:

(1)           first, to the holders of Trust Interests, in proportion to their share of the Net Income previously allocated pursuant to Section 4.1.A(5), to the extent that any prior allocations of Net Income to such Unitholders pursuant to Section 4.1.A(5) exceed, on a cumulative basis, distributions with respect to such Trust Interests pursuant to clause (ii) of Section 3.1.B;

(2)           second, with respect to classes of Trust Interests that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided that Net Losses shall not be allocated to any Unitholder pursuant to this Section 4.1.B(2) to the extent that such allocation would cause such Unitholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (i) by not including in the Unitholders’ Adjusted Capital Accounts any amount that a Unitholder is obligated to contribute to the Trust with respect to any deficit in its Capital Account pursuant to

Section 11.3 and (ii) in the case of a Unitholder who also holds classes of Trust Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Unitholders’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

(3)           third, with respect to classes of Trust Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made; provided that Net Losses shall not be allocated to any Unitholder pursuant to this Section 4.1.B(3) to the extent that such allocation would cause such Unitholder to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Unitholders’ Adjusted Capital Accounts any amount that a Unitholder is obligated to contribute to the Trust with respect to any deficit in its Capital Account pursuant to Section 11.3) at the end of such taxable year (or portion thereof);

(4)           fourth, to the Trustee in an amount equal to the excess of (a) the amount of the Trust Recourse Liabilities over (b) the Aggregate Protected Amount; and

(5)           thereafter, to the Trustee.

The provisions of this Section 4.1.B and of Section 4.1.C shall be subject to, and shall be interpreted as revised to reflect, any applicable terms of one or more classes or series of the Preferred Units existing as of the date hereof, if any.

C.            Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Unitholders agree that Nonrecourse Liabilities of the Trust in excess of the sum of (i) the amount of Trust Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Trustee by taking into account facts and circumstances relating to each Unitholder’s respective interest in the profits of the Trust. For this purpose, the Trustee will have discretion in any fiscal year to allocate such excess Nonrecourse Liabilities among the Unitholders in any manner permitted under Code Section 752 and the Regulations thereunder.

D.            Recapture Income. Any gain allocated to the Unitholders upon the sale or other taxable disposition of any Trust asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit B, be characterized as Recapture Income in the same proportions and to the same extent as such Unitholders have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

ARTICLE 5.
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 5.1             Management.

A.            General. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Trust are and shall be exclusively vested in the Trustee, and no Unitholder shall have any right or any power whatsoever to participate in or exercise control or management power over the business and affairs of the Trust. The Trustee may not be removed by the Unitholders other than the holders of Class A-2 Units with or without cause. In addition to the powers now or hereafter granted to a trustee of a trust under applicable law or which are granted to the Trustee under any other provision of this Agreement, the Trustee, subject to Section 5.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Trust, to exercise all powers set forth in Section 1.4 of the Declaration of Trust and to effectuate the purposes Section 1.4 of the Declaration of Trust, including, without limitation:

(6)           the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Trust to make distributions to its Unitholders in such amounts as are required under Section 3.1.B or will permit the Trustee and any Trustee Related Party that is a REIT (so long as the Trustee and such Trustee Related Party, as the case may be, otherwise qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to their respective shareholders sufficient to permit the Trustee and any Trustee Related Party that is a REIT to maintain REIT status (so long as the Trustee and such Trustee Related Party, as the case may be, qualify as a REIT), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Trust’s assets) and the incurring of any obligations the Trustee deems necessary for the conduct of the activities of the Trust;

(7)           the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Trust;

(8)           the acquisition, disposition, sale, conveyance, contribution, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Trust (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Trust) or the merger or other combination of the Trust with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 5.3 hereof);

(9)           the use of the assets of the Trust (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Trustee, the Trust or any of the Trust’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Trustee, its Subsidiaries and the Trust’s Subsidiaries) and the repayment of obligations of the Trust and its Subsidiaries and any other Person in which the Trust, the Trustee or any of the Trust’s Subsidiaries has an equity investment and the making of capital contributions to their respective Subsidiaries;

(10)         the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Trust or any Subsidiary of the Trust or any Person in which the Trust has made a direct or indirect equity investment;

(11)         the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Trustee considers useful or necessary to the conduct of the Trust’s operations or the implementation of the Trustee’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Trust’s assets;

(12)         the mortgage, pledge, encumbrance or hypothecation of any assets of the Trust, and the use of the assets of the Trust (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the Trustee or the Trust, the lending of funds to other Persons (including, without limitation, any Subsidiaries of the Trust) and the repayment of obligations of the Trust, any of its Subsidiaries and any other Person in which it has an equity investment;

(13)         the distribution of Trust cash or other Trust assets in accordance with this Agreement;

(14)         the holding, managing, investing and reinvesting of cash and other assets of the Trust;

(15)         the collection and receipt of revenues and income of the Trust;

(16)         the establishment of one or more divisions of the Trust, the selection, designation of powers, authorities, and duties and the dismissal of employees of the Trust, any division of the Trust, or the Trustee (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer” of the Trust, any division of the Trust, or the Trustee), and agents, outside attorneys, accountants, consultants and contractors of the Trustee, the Trust or any division of the Trust and the determination of their compensation and other terms of employment or hiring;

(17)         the maintenance of such insurance for the benefit of the Trust and the Unitholders as it deems necessary or appropriate;

(18)         the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Trust or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided that, as long as the Trustee or any Trustee Related Party that is a REIT has determined to continue to qualify as a REIT, which determination it may make in its sole and absolute discretion, the Trust may not engage in any such formation, acquisition or contribution that would cause the Trustee or such Trustee Related Party to fail to qualify as a REIT;

(19)         the undertaking of any action in connection with the Trust’s direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Trust to such Person);

(20)         the control of any matters affecting the rights and obligations of the Trust, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Trust, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Trust in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(21)         the determination of the fair market value of any Trust property distributed in kind, using such reasonable method of valuation as the Trustee may adopt;

(22)         the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investments held by the Trust;

(23)         the exercise of any of the powers of the Trustee enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Trust or any other Person in which the Trust has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(24)         the exercise of any of the powers of the Trustee enumerated in this Agreement on behalf of any Person in which the Trust does not have any interest pursuant to contractual or other arrangements with such Person;

(25)         the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Trustee for the accomplishment of any of the powers of the Trustee enumerated in this Agreement; and

(26)         the acquisition of Units in exchange for cash, debt instruments, or other property.

Subject to any applicable terms of one or more classes or series of Units, if any, the Trustee may, at its sole and absolute discretion, directly or indirectly, cause the Trust to sell, exchange, transfer or otherwise dispose of all or substantially all of the Trust’s assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), or other combination with any other Persons).

Subject to any applicable terms of one or more classes or series of Units, if any, and to the extent applicable, and subject to the terms of any existing applicable tax protection agreements, the Trustee may, at its sole and absolute discretion, directly or indirectly, cause the Trust to acquire, sell, exchange, convey, contribute, mortgage, pledge, encumber, hypothecate, transfer or otherwise dispose of any or all of the Trust’s assets in a single transaction or a series of related transactions or cause the Trust to merge or engage in any other combination transaction with or into any other person.

B.            No Approval By Unitholders other than the Trustee. Each of the Unitholders agrees that the Trustee is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Trust without any further act, approval or vote of the Unitholders, notwithstanding any other provision of this Agreement (except as provided in Section 5.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the Trustee or the Trust of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Trustee of any duty that the Trustee may owe the Trust or the other Unitholders or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.            Insurance. At all times from and after the date hereof, the Trustee may (but shall not be obligated to), cause the Trust to obtain and maintain (i) casualty, liability and other insurance on the properties of the Trust, (ii) liability insurance for the Indemnitees hereunder and (iii) such other insurance as the Trustee, in its sole and absolute discretion, determines to be necessary.

D.            Working Capital and Other Reserves. At all times from and after the date hereof, the Trustee may cause the Trust to establish and maintain working capital reserves and other similar cash accounts in such amounts as the Trustee, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Trust under Article 11.

E.            No Obligation to Consider Tax Consequences of Other Unitholders. In exercising its authority under this Agreement, the Trustee may, but shall be under no obligation to, take into account the tax consequences to any Unitholder (including the Trustee) of any action taken (or not taken) by any of them. Except as set forth in Exhibit D to this Agreement, the Trustee and the Trust shall not have liability to a Unitholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Unitholder in connection with such decisions, provided that the Trustee has acted in good faith and pursuant to its authority under this Agreement.

Section 5.2             Declaration of Trust.

The Trustee has previously filed the Declaration of Trust with the State Department of Assessments and Taxation of Maryland. To the extent that such action is determined by the Trustee to be reasonable, necessary or appropriate, the Trustee shall file amendments to and restatements of the Declaration of Trust and do all the things to maintain the Trust as a trust under the laws of the State of Maryland and each other state, the District of Columbia or other jurisdiction in which the Trust may elect to do business or own property. The Trustee shall not be required, before or after filing, to deliver or mail a copy of the Declaration of Trust or any amendment thereto to any Unitholder. The Trustee shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a trust in the State of Maryland and any other state, the District of Columbia or other jurisdiction in which the Trust may elect to do business or own property.

Section 5.3             Restrictions on Trustee’s Authority.

A.            Amendment Required. The Trustee may not take any action in contravention of any express prohibition or limitation of this Agreement without an amendment of such provision adopted in accordance with Article 12 hereof and the Act.

B.           Merger; Sale or Transfer of All Assets of the Trust. The Trustee may not, directly or indirectly, cause the Trust to sell, exchange, transfer or otherwise dispose of all or substantially all of the Trust’s assets in a single transaction or a series of related transactions, or merge with or into, or combine with, with any other Persons, except as follows: (i) if the transaction is pursuant to a dissolution and liquidation of the Trust in accordance with Article 11; or (ii) if such merger, sale or other transaction is approved by the Unitholders holding at least a majority of the then outstanding Class A Common Units; provided that any such transaction shall be subject to the rights and preferences of any class or series of Units outstanding.

C.            Termination of Election to Be Treated as a Partnership. Prior to January 1, 2043, revocation of (or any action that would have the effect of revoking or terminating) the election by the Trust pursuant to Regulation Section 301.7701-3(c) to be treated as a “partnership” for federal income tax purposes shall be treated as a liquidation of the Trust and shall be permitted only if the requisite vote, notice and absence of objection provided for in either Section 11.1(i) or Section 11.1(ii), as applicable, have been satisfied.

Section 5.4             Reimbursement of the Trustee.

A.            No Compensation. Except as provided in this Section 5.4 and elsewhere in this Agreement (including the provisions of Articles 3 and 4 regarding distributions, payments, and allocations to which it may be entitled), the Trustee shall not be compensated for its services as trustee of the Trust.

B.            Responsibility for Trust and Trustee Expenses. The Trust shall be responsible for and shall pay all expenses relating to the Trust’s organization, the ownership of its assets and its operations (including, without limitation, all expenses related to or incurred in connection with the Merger Agreement). The Trustee shall be reimbursed on a monthly basis, or such other basis as the Trustee may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Trust (including, without limitation, expenses related to or resulting from the operations of the Trustee and to the management and administration of any Subsidiaries of the Trustee or the Trust or Affiliates of the Trust, such as auditing expenses and filing fees); provided that the amount of any such reimbursement shall be reduced by (x) any interest earned by the Trustee with respect to bank accounts or other instruments or accounts held by it on behalf of the Trust as permitted in Section 5.5 (which interest is considered to belong to the Trust and shall be paid over to the Trust to the extent not applied to reimburse the Trustee for expenses hereunder); and (y) any amount derived by the Trustee from any investments permitted in Section 5.5. The Trustee shall determine in good faith the amount of expenses incurred by it related to the ownership of Trust Interests and operation of, or for the benefit of, the Trust. If certain expenses are incurred that are related both to the ownership of Trust Interests or operation of, or for the benefit of, the Trust and to the ownership of other assets (other than Qualified REIT Subsidiaries or limited liability companies as permitted under Section 5.7.A) or the operation of other businesses, such expenses will be allocated to the Trust and such other entities (including the Trustee) owning such other assets or businesses in such a manner as the Trustee in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the Trustee pursuant to Section 8.3.C and as a result of indemnification pursuant to Section 5.7. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Trust incurred on its behalf, and not as expenses of the Trustee.

C.            Trust Interest Issuance Expenses. The Trustee shall also be reimbursed for all expenses it incurs relating to any issuance of Trust Interests, Shares, Debt of the Trust or Funding Debt or rights, options, warrants or convertible or exchangeable securities pursuant to Article 2 (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Unitholders to constitute expenses of, and for the benefit of, the Trust.

D.            Reimbursement Not a Distribution. If and to the extent any reimbursement made pursuant to this Section 5.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Trust, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Trust and all Unitholders and shall not be treated as a distribution for purposes of computing the Unitholders’ Capital Accounts.

Section 5.5             Outside Activities of the Trustee.

The Trustee and any officer, director, employee, agent, trustee, Affiliate or shareholder of the Trustee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Trust, including business interests and activities that are in direct competition with the Trust or that are enhanced by the activities of the Trust. Neither the Trust nor any Unitholders or any other Person shall have any rights by virtue of this Agreement in any business ventures of the Trustee, and the Trustee shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Trust, any Unitholder or any other Person, even if such opportunity is of a character which, if presented to the Trust, any Unitholder or any other Person, could be taken by the Trust, any Unitholder or such Person.

Unless otherwise required by the Declaration of Trust, this Agreement or law, the Trustee shall be permitted to hold such bank accounts or similar instruments or accounts in its name as it deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Trust to permit the Trustee to carry out its responsibilities under this Agreement shall be considered to belong to the Trust and the interest earned thereon shall, subject to Section 5.4.B, be applied for the benefit of the Trust). The Trustee shall be permitted to acquire, directly or through one or more Qualified REIT Subsidiaries or limited liability companies, Qualified Assets. The Trustee and any of its Affiliates may acquire Trust Interests and shall be entitled to exercise all rights of a Unitholder relating to such Trust Interests.

Section 5.6             Transactions with Certain Affiliates.

The Trust may, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Unitholder or any affiliate of the Trust or the Trustee, subject to Maryland law.

Section 5.7             Indemnification.

A.            General. The Trust shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Trust or the Trustee or the operation of, or the ownership of property by, the Trust or the Trustee as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 5.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 5.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 5.7 shall be made only out of the assets of the Trust, and any insurance proceeds from the liability policy covering the Trustee and any Indemnitee, and neither the Trustee nor any other Unitholder shall have any obligation to contribute to the capital of the Trust or otherwise provide funds to enable the Trust to fund its obligations under this Section 5.7.

B.            Advancement of Expenses. Reasonable expenses expected to be incurred by an Indemnitee may be paid or reimbursed by the Trust in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Trust of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Trust as authorized in Section 5.7.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.            No Limitation of Rights. The indemnification provided by this Section 5.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Unitholders, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D.            Insurance. The Trust may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the Trustee shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Trust’s activities, regardless of whether the Trust would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.             Benefit Plan Fiduciary. For purposes of this Section 5.7, (i) excise taxes assessed on an Indemnitee, or for which the Indemnitee is otherwise found liable, with respect to a Plan pursuant to applicable law shall constitute fines within the meaning of this Section 5.7, and (ii) actions taken or omitted by the Indemnitee with respect to a Plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of such Plan shall be deemed to be for a purpose which is not opposed to the best interests of the Trust.

F.             No Personal Liability for Unitholders. In no event may an Indemnitee subject any of the Unitholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

G.            Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H.            Benefit. The provisions of this Section 5.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 5.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Trust’s liability to any Indemnitee under this Section 5.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I.              Indemnification Payments Not Distribution. If and to the extent any payments to the Trustee pursuant to this Section 5.7 constitute gross income to the Trustee (as opposed to the repayment of advances made on behalf of the Trust), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Trust and all Unitholders, and shall not be treated as distributions for purposes of computing the Unitholders’ Capital Accounts.

J.             Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the Trustee shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the Trustee is obligated to indemnify the Trust under any other agreement between the Trustee and the Trust.

Section 5.8             Liability of the Trustee.

A.            General. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, the Trustee shall not be liable to the Trust or to any Unitholder for money damages. Neither the amendment nor repeal of this Section 5.8.A, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 5.8.A, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Unitholder, the Trustee shall not be liable to the Trust or to any Unitholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

B.            No Obligation to Consider Separate Interests of other Unitholders. The Unitholders (including the Trustee to the extent that its Trust Interest is not in its capacity as Trustee) expressly acknowledge that the Trustee is acting on behalf of the Trust and the Trustee’s shareholders collectively, that the Trustee is under no obligation to consider the separate interests of the other Unitholders (including, without limitation, the tax consequences to the other Unitholders) in deciding whether to cause the Trust to take (or decline to take) any actions, and that the Trustee shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Unitholders in connection with such decisions except as set forth in Exhibit D and/or Exhibit F, unless the Trustee acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

C.            Actions of Agents. Subject to its obligations and duties as Trustee set forth in Section 5.1.A, the Trustee may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The Trustee shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Trustee in good faith.

D.            Effects of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 5.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Trustee’s liability to the Trust and the other Unitholders under this Section 5.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 5.9             Other Matters Concerning the Trustee.

A.            Reliance on Documents. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.            Reliance on Advisors. The Trustee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Trustee reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.            Action Through Agents. The Trustee shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Trustee in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Trustee hereunder.

D.            Actions to Maintain REIT Status or Avoid Taxation of the Trustee. Notwithstanding any other provisions of this Agreement or the Act, but subject to the rights and preferences of any class or series of Units outstanding, any action of the Trustee on behalf of the Trust or any decision of the Trustee to refrain from acting on behalf of the Trust, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Trustee and any Trustee Related Party that is a REIT to continue to qualify as a REIT so long as the Trustee or such Trustee Related Party, as the case may be, has determined to continue to qualify as a REIT or (ii) to allow the Trustee to avoid incurring liability for any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement, and is deemed approved by all of the Unitholders other than the Trustee.

Section 5.10           Title to Trust Assets.

Title to Trust assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Trust as an entity, and no other Unitholder, individually or collectively, shall have any ownership interest in such Trust assets or any portion thereof. Title to any or all of the Trust assets may be held in the name of the Trust, the Trustee or one or more nominees, as the Trustee may determine, including Affiliates of the Trustee. The Trustee hereby declares and warrants that any Trust assets for which legal title is held in the name of the Trustee or any nominee or Affiliate of the Trustee shall be held by such Person for the use and benefit of the Trust in accordance with the provisions of this Agreement. All Trust assets shall be recorded as the property of the Trust in its books and records, irrespective of the name in which legal title to such Trust assets is held.

Section 5.11           Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Trust shall be entitled to assume that the Trustee has full power and authority, without consent or approval of any other Unitholder or Person, to encumber, sell or otherwise use in any manner any and all assets of the Trust and to enter into any contracts on behalf of the Trust, and take any and all actions on behalf of the Trust and such Person shall be entitled to deal with the Trustee as if the Trustee were the Trust’s sole party in interest, both legally and beneficially. Each Unitholder hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Trustee in connection with any such dealing. In no event shall any Person dealing with the Trustee or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Trustee or its representatives. Each and every certificate, document or other instrument executed on behalf of the Trust by the Trustee or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Trust and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Trust.

ARTICLE 6.
RIGHTS AND OBLIGATIONS OF UNITHOLDERS

Section 6.1             Limitation of Liability.

The Unitholders other than the Trustee in its capacity as Trustee shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 8.5 and Section 11.3, or under the Act.

Section 6.2             Management of Business.

No Unitholder (other than the Trustee, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Trustee, the Trust or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Trust’s business, transact any business in the Trust’s name or have the power to sign documents for or otherwise bind the Trust. The transaction of any such business by the Trustee, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Trustee, the Trust or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Unitholders (excluding the Trustee) under this Agreement.

Section 6.3             Outside Activities of Unitholders.

Subject to any agreements entered into by a Unitholder with the Trust or a Subsidiary, any Unitholder including the Trustee and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Unitholder including Trustee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Trust, including business interests and activities that are in direct competition with the Trust or that are enhanced by the activities of the Trust. Neither the Trust nor any Unitholders or any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Unitholder. None of the Unitholders (including the Trustee) nor any other Person shall have any rights by virtue of this Agreement or the Trust relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Trust, any Unitholder or any such other Person, even if such opportunity is of a character which, if presented to the Trust, any Unitholder or such other Person, could be taken by such Person.

Section 6.4             Return of Capital.

Except in accordance with the terms of any Preferred Units, no Unitholder shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Trust as provided herein. No Unitholder shall have priority over any other Unitholder either as to the return of Capital Contributions (except as permitted by Article 2 of the Declaration of Trust) or, as to profits, losses, distributions or credits (except to the extent provided by Article 4 or Exhibit B or as otherwise expressly provided in this Agreement).

Section 6.5             Rights of Unitholders Relating to the Trust.

A.            General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 6.5.C, each Unitholder shall have the right, upon written demand:

(27)         to obtain a copy of the Trust’s bylaws, minutes of proceedings of the holders of Units, an annual report of operations and any voting trust agreement on file at the Trust’s principal office; and

(28)         to obtain a copy of the Declaration of Trust and all amendments thereto.

B.            Agreement Among Unitholders. The Unitholders agree that the provisions of this Agreement are intended to operate both as provisions of the Declaration of Trust and in the nature of a shareholders agreement among each of the Unitholders, and that if one or more provisions is declared not to be an enforceable provision within a declaration of trust under the Act, the provisions shall nonetheless be fully binding on all Unitholders pursuant to the agreement among Unitholders.

C.            Confidentiality. Notwithstanding any other provision of this Section 6.5, the Trustee may keep confidential from the Unitholder, for such period of time as the Trustee determines in its sole and absolute discretion to be reasonable, any information that (i) the

Trustee reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Trustee in good faith believes is not in the best interests of the Trust or could damage the Trust or its business or (ii) the Trust is required by law or by agreements with unaffiliated third parties to keep confidential.

ARTICLE 7.
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1             Records and Accounting.

The Trustee shall keep or cause to be kept at the principal office of the Trust those records and documents required to be maintained by the Act and other books and records deemed by the Trustee to be appropriate with respect to the Trust’s business. Any records maintained by or on behalf of the Trust in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Trust shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or other such basis as the Trustee determines to be necessary or appropriate.

Section 7.2             Fiscal Year.

The fiscal year of the Trust shall be the calendar year unless changed by the Trustee, which change may be effected in the sole and absolute discretion of the Trustee.

Section 7.3             Annual Reports.

The Trustee shall cause to be mailed to each Unitholder an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Trust for such Fiscal Year.

ARTICLE 8.
TAX MATTERS

Section 8.1             Preparation of Tax Returns.

The Trustee shall arrange for the preparation and timely filing of all returns of Trust income, gains, deductions, losses and other items required of the Trust for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Unitholders for federal and state income tax reporting purposes.

Section 8.2             Tax Elections.

Except as otherwise provided herein, the Trustee shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Trustee shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder and the Trustee shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the Trustee’s determination in its sole and absolute discretion that such revocation is in the best interests of the Unitholders; provided, however, that the Trust shall not affirmatively revoke its election to be treated as a “partnership” for federal income tax prior to January 1, 2044 except as permitted under Section 5.3.C.

Section 8.3        Tax Matters Partner.

A.            General.   The Trustee shall be the “tax matters partner” of the Trust for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Trust, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Unitholders; provided, however, that such information is provided to the Trust by the Unitholders.

B.            Powers.   The tax matters partner is authorized, but not required:

(29)         to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Trust items required to be taken into account by a Unitholder for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Unitholders;

(30)         in the event that a notice of a final administrative adjustment at the Trust level of any item required to be taken into account by a Unitholder for tax purposes (a “Final Adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Trust’s principal place of business is located;

(31)         to intervene in any action brought by any other Unitholder for judicial review of a final adjustment;

(32)         to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(33)         to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Unitholder for tax purposes, or an item affected by such item; and

(34)         to take any other action on behalf of the Unitholders of the Trust in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Trustee set forth in Section 5.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

C.            Reimbursement.   The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Trust. Nothing herein shall be construed to restrict the Trust from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Trust for such services is reasonable.

Section 8.4             Organizational Expenses.

The Trust shall elect to deduct expenses, if any, incurred by it in organizing the Trust ratably over a sixty (60) month period as provided in Section 709 of the Code.

Section 8.5             Withholding.

Each Unitholder hereby authorizes the Trust to withhold from or pay on behalf of or with respect to such Unitholder any amount of federal, state, local, or foreign taxes that the Trustee determines that the Trust is required to withhold or pay with respect to any amount distributable or allocable to such Unitholder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Trust pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Unitholder shall constitute a loan by the Trust to such Unitholder, which loan shall be repaid by such Unitholder within fifteen (15) days after notice from the Trustee that such payment must be made unless (i) the Trust withholds such payment from a distribution which would otherwise be made to the Unitholder or (ii) the Trustee determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Trust which would, but for such payment, be distributed to the Unitholder. Any amounts withheld pursuant to the foregoing clause (i) or (ii) shall be treated as having been distributed to such Unitholder. Each Unitholder hereby unconditionally and irrevocably grants to the Trust a security interest in such Unitholder’s Trust Interest to secure such Unitholder’s obligation to pay to the Trust any amounts required to be paid pursuant to this Section 8.5. In the event that a Unitholder fails to pay any amounts owed to the Trust pursuant to this Section 8.5 when due, the Trustee may, in its sole and absolute discretion, elect to make the payment to the Trust on behalf of such defaulting Unitholder, and in such event shall be deemed to have loaned such amount to such defaulting Unitholder and shall succeed to all rights and remedies of the Trust as against such defaulting Unitholder. Without limitation, in such event the Trustee shall have the right to receive distributions that would otherwise be distributable to such defaulting Unitholder until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the Trustee shall be treated as having been distributed to the defaulting Unitholder and immediately paid by the defaulting Unitholder to the Trustee in repayment of such loan. Any amounts payable by a Unitholder hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Unitholder shall take such actions as the Trust or the Trustee shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 9.
TRANSFERS AND WITHDRAWALS

Section 9.1             Transfer.

The term “transfer,” when used in this Article 9 with respect to a Trust Interest or Unit, shall be deemed to refer to a transaction by which the Trustee purports to assign all or any part of its Trust Interest to another Person or by which a Unitholder purports to assign all or any part of its Trust Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 9 does not include any redemption of Units by a Unitholder or acquisition of Units from a Unitholder by the Trustee. No part of the interest of a Unitholder shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or as required by law.

Section 9.2             Transfer of Trustee’s Trust Interest. The Trustee may transfer and assign any of its Trust Interest and shall be entitled to withdraw as the Trustee without the consent of any Unitholder.

Section 9.3             Unitholders’ Rights to Transfer.

A.            General. Units in the Trust shall be transferable only in accordance with this Section 9.3 and the provisions of their respective terms as set forth in Exhibits E, F, G and H to Annex A hereto and Section 5.2 of the Declaration of Trust.

B.            Incapacitated Unitholders. If a Unitholder is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Unitholder’s estate shall have all the rights of a Unitholder, but not more rights than those enjoyed by other Unitholders, for the purpose of settling or managing the estate and such power as the Incapacitated Unitholder possessed to transfer all or any part of its interest in the Trust. The Incapacity of a Unitholder, in and of itself, shall not dissolve or terminate the Trust.

C.            Restrictions on Transfer. With respect to Series P Preferred Units and Series Q Preferred Units, a Unitholder may not transfer all or any portion of its Trust Interest, or any of such Unitholder’s rights as a Unitholder, without the prior written consent of the Trustee, which consent may be withheld in the Trustee’s sole and absolute discretion. Any transfer otherwise permitted under Section 9.3.B and this Section 9.3.C shall be subject to the conditions set forth in Sections 9.3.D, 9.3.E and 9.3.F, and all permitted transfers shall be subject to Section 9.4. A Unitholder may transfer, with or without the consent of the Trustee, all or a portion of its Trust Interest (i) in the case of a Unitholder who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his

Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Unitholder which is a trust, to the beneficiaries of such trust, (iii) in the case of a Unitholder which is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Units to it pursuant to clause (i) above, (iv) in the case of a Unitholder which acquired Units as of the date hereof and which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Trust Interests whether the Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Unitholder which is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Unitholder and the Trust pursuant to which such Trust Interest was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Unitholder and (ix) pursuant to a grant of security interest or other encumbrance effectuated in a bona fide transaction or as a result of the exercise of remedies related thereto, subject to the provisions of Section 9.3.F hereof. A trust or other entity will be considered formed “for the benefit” of a Unitholder’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.

D.            No Transfers Violating Securities Laws. The Trustee may prohibit any transfer of Units by a Unitholder unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Trust) to such Unitholder to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Trust or the transfer of such Units or, at the option of the Trust, an opinion of legal counsel to the Trust to the same effect.

E.             No Transfers Affecting Tax Status of Trust. No transfer of Units by a Unitholder may be made to any Person if (i) in the opinion of legal counsel for the Trust, it would result in the Trust being treated as an association taxable as a corporation for federal income tax purposes (except pursuant to a transaction expressly permitted under Section 5.1 or Section 9.2), (ii) in the opinion of legal counsel for the Trust, it could reasonably be expected to cause the Trustee or any Trustee Related Party that is a REIT to no longer qualify as a REIT or would subject the Trustee or any such Trustee Related Party to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

F.             No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Units may be made to a lender to the Trust or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Trust whose loan constitutes a Nonrecourse Liability unless the Trustee is provided notice thereof, and the lender enters into an arrangement with the Trust and the Trustee, in form and substance satisfactory to the Trustee, to take such action and comply with such conditions as the Trustee determines to be appropriate.

Section 9.4             General Provisions.

A.            Timing of Transfers. Transfers pursuant to this Article 9 may only be made on the first day of a fiscal quarter of the Trust, unless the Trustee otherwise agrees.

B.            Allocations. If any Trust Interest is transferred or assigned in compliance with the provisions of this Article 9, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Unitholder and the transferee Unitholder by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the Trustee, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses and each item thereof for such Fiscal Year shall be prorated based upon the applicable period selected by the Trustee). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Unitholder. All distributions of Available Cash attributable to such Unit with respect to which the Trust Record Date is before the date of such transfer or assignment shall be made to the transferor Unitholder, as the case may be, and, in the case of a transfer or assignment, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Unitholder.

C.            Additional Restrictions. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 9 and Article 5, in no event may any transfer or assignment of a Trust Interest by any Unitholder be made without the express consent of the Trustee, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Trust Interest; (ii) in violation of applicable law; (iii) of any component portion of a Trust Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Trust Interest; (iv) if in the opinion of legal counsel to the Trust such transfer would cause a termination of the Trust for federal or state income tax purposes (except pursuant to a transaction expressly permitted under Section 5.1 or Section 9.2); (v) if such transfer would, in the opinion of counsel to the Trust, cause any portion of the assets of the Trust to constitute assets of any ERISA Plan Investor pursuant to 29 C.F.R. § 2510.3-101, or any successor regulation thereto; (vi) if such transfer subjects the Trust or the activities of the Trust to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (vii) if such transfer could reasonably be expected to cause the Trustee or any Trustee Related Party that is a REIT to fail to remain qualified as a REIT so long as the Trustee and/or such Trustee Related Party, as the case may be, have determined to continue to qualify as a REIT.

D.            Avoidance of “Publicly Traded Partnership” Status. The Trustee shall monitor the transfers of interests in the Trust to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)”

within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Trust being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The Trustee shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Trust of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the Trustee to limit or restrict in any manner the right of any holder of Series O Preferred Units to exercise the redemption rights in accordance with the terms of Exhibit F unless, and only to the extent that, outside tax counsel provides to the Trustee an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Trust will be treated as a “publicly traded partnership” and, by reason thereof, will be taxable as a corporation.

ARTICLE 10.
ADDITIONAL UNITHOLDERS

A.            General. A Person who makes a Capital Contribution to the Trust in accordance with this Agreement shall become a Unitholder only with the consent of the Trustee and only upon furnishing to the Trustee (i) evidence of acceptance in form satisfactory to the Trustee of all of the terms and conditions of this Agreement, and (ii) such other documents or instruments as may be required in the discretion of the Trustee for such Person to become a Unitholder. Any such Person shall become a Unitholder effective on the date upon which the name of such Person is recorded on the books and records of the Trust, following the consent of the Trustee.

B.            Allocations to Additional Unitholders. If any Person becomes a Unitholder on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Unitholders for such Fiscal Year shall be allocated among such Unitholder and all other Unitholders by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the Trustee, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the Trustee). Solely for purposes of making such allocations, each of such items for the calendar month in which a Person becomes a Unitholder shall be allocated among all the Unitholders, including such new Unitholder. All distributions of Available Cash with respect to which the Trust Record Date is before the date of such admission shall be made solely to Unitholders other than the new Unitholder, and all distributions of Available Cash thereafter shall be made to all the Unitholders, including such new Unitholder.

ARTICLE 11.
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 11.1           Dissolution.

The Trust shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(i)            from and after the Operating Trust Merger Effective Time through December 31, 2013, an election to dissolve the Trust upon the approval of the Trustee, unless any holder of Series O Preferred Units who is a “Smith Original Limited Partner” objects in writing to such dissolution within thirty (30) days of receiving written notice of such election from the Trustee (as used herein the term “Smith Original Limited Partner” refers to each holder of Series O Preferred Units who received one or more units of limited partnership interest on the formation of Charles E. Smith Residential Realty L.P. on June 30, 1994 (“Smith Units”), and who received, with respect to such Smith Units, one or more Class A Units upon the merger of Charles E. Smith Residential Realty L.P. into the Trust on the effective date of the SRW Merger (as defined in Exhibit D hereto);

(ii)           from and after the Operating Trust Merger Effective Time through December 31, 2043, an election to dissolve the Trust upon the approval of the Trustee; or

(iii)          the sale of all or substantially all of the assets and properties of the Trust for cash or for marketable securities (for the avoidance of doubt, distributions in kind, including distributions in kind in redemption or exchange of any of the Units held by any of the Unitholders or any other interests or right held by the Unitholders, shall not constitute a sale of assets and properties for purposes of this Section 11.1(iii)).

Section 11.2           Winding Up.

A.            General. Upon the occurrence of a Liquidating Event, the Trust shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Unitholders. No Unitholder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Trust’s business and affairs. The Trustee (or, if there is no remaining Trustee, any Person elected by a majority in interest of the Unitholders (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Trust and shall take full account of the Trust’s liabilities and property and the Trust property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Trustee, include equity or other securities of the Trustee or any other entity) shall be applied and distributed in the following order:

(35)         First, to the payment and discharge of all of the Trust’s debts and liabilities to creditors other than the Unitholders;

(36)         Second, to the payment and discharge of all of the Trust’s debts and liabilities to the Trustee;

(37)         Third, to the payment and discharge of all of the Trust’s debts and liabilities to the Unitholders;

(38)         Fourth, to the holders of Trust Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Trust Interests, including without limitation, Series I Preferred Units, Series O Preferred Units, Series P Preferred Units and Series Q Preferred Units (and, within each such class or series, to each holder thereof pro rata based on the proportion of the total number of outstanding units of such class or series represented by such holder’s units of such series or class and upon the amounts of their respective liquidation preferences); and

(39)         The balance, if any, to the Unitholders in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The Trustee shall not receive any additional compensation for any services performed pursuant to this Article 11.

B.            Deferred Liquidation.   Notwithstanding the provisions of Section 11.2.A which require liquidation of the assets of the Trust, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Trust the Liquidator determines that an immediate sale of part or all of the Trust’s assets would be impractical or would cause undue loss to the Unitholders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Trust (including to those Unitholders as creditors) or distribute to the Unitholders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 11.2.A, undivided interests in such Trust assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Unitholders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 11.3       Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts.

A.            Timing of Distributions. If the Trust is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article 11 to the Trustee and Unitholders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii) (b)(2). In the discretion of the Trustee, a pro rata portion of the distributions that would otherwise be made to the Trustee and Unitholders pursuant to this Article 11 may be:  (A) distributed to a trust established for the benefit of the Trustee and Unitholders for the purposes of liquidating Trust assets, collecting amounts owed to the Trust and paying any contingent or unforeseen liabilities or obligations of the Trust or of the Trustee arising out of or in connection with the Trust (in which case the assets of any such trust shall be distributed to the Trustee and Unitholders from time to time, in the reasonable discretion of the Trustee, in the same proportions as the amount distributed to such trust by the Trust would otherwise have been distributed to the Trustee and Unitholders pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Trust liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Trust; provided that such withheld amounts shall be distributed to the Trustee and Unitholders as soon as practicable.

B.            Restoration of Deficit Capital Accounts Upon Liquidation of the Trust. If any Unitholder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Trust with respect to such deficit, and such deficit shall not be considered a debt owed to the Trust or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 11.3.B, or as otherwise expressly agreed in writing by the affected Unitholder and the Trust after the date hereof. Notwithstanding the foregoing, (i) if the Trustee has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years or portions thereof, including the year during which such liquidation occurs), the Trustee shall contribute to the capital of the Trust the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3); and (ii) the first sentence of this Section 11.3.B shall not apply with respect to any other Unitholder to the extent, but only to such extent, that such Unitholder previously has agreed in writing, with the consent of the Trustee, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Trust. Any contribution required of a Unitholder under this Section 11.3.B shall be made on or before the later of (i) the end of the Fiscal Year in which the interest is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation.

Section 11.4           Rights of Unitholders.

Except as otherwise provided in this Agreement, each Unitholder shall look solely to the assets of the Trust for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Trust. Except as otherwise expressly provided in this Agreement, no Unitholder shall have priority over any other Unitholder as to the return of its Capital Contributions, distributions, or allocations.

Section 11.5           Notice of Dissolution.

If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Unitholders pursuant to Section 11.1, result in a dissolution of the Trust, the Trustee shall, within thirty (30) days thereafter, provide written notice thereof to each of the Unitholders.

Section 11.6           Reasonable Time for Winding-Up.

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Trust and the liquidation of its assets pursuant to Section 11.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Unitholders during the period of liquidation.

Section 11.7           Waiver of Partition.

Each Unitholder hereby waives any right to partition of the Trust property.

Section 11.8           Liability of the Liquidator.

The Liquidator shall be indemnified and held harmless by the Trust in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 5.7.

ARTICLE 12.
AMENDMENT OF AGREEMENT

Section 12.1           General.

Except as provided in Section 12.2 or 12.3, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Trustee and it receives the approval of Unitholders holding a majority of the Units then outstanding and entitled to vote thereon.

Section 12.2           Amendments Requiring Approval of Class A-2 Unitholders.

Notwithstanding Section 12.1, this Agreement may be amended, after the Trustee has declared such amendment advisable, by the holders of at least a majority of the Class A-2 Units then outstanding and entitled to vote thereon, as may be required to facilitate or implement any of the following purposes:

A.            to add to the obligations of the Trustee or surrender any right or power granted to the Trustee or any Affiliate of the Trustee for the benefit of the Unitholders;

B.            to reflect any changes in the status of Unitholders in accordance with this Agreement;

C.            to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Trust Interests issued pursuant to Article 2;

D.            to reflect a change that does not adversely affect the Unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

E.             to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

The Trustee shall notify the Unitholders when any action under this Section 12.2 is taken in the next regular communication to the Unitholders; provided, however, that no notice need be given of any amendment of this Agreement to reflect any change in the status of

Unitholders in accordance with this Agreement that does not alter the contract rights of the Unitholder’s Units. For purposes of the immediately preceding sentence, notwithstanding any other means by which the Trustee may provide any such notice to the Unitholders, such notice requirement shall be deemed to have been satisfied upon the filing with the Securities and Exchange Commission by the Trust or the Trustee of any amendment to this Agreement permitted under this Section 12.2(B) as an exhibit to (i) a registration statement filed by the Trust or the Trustee under the Securities Act or (ii) any report or other document filed by the Trust or the Trustee under the Exchange Act.

Section 12.3           Other Amendments Requiring Certain Unitholder Approval.

Notwithstanding anything in this Article 12 to the contrary, this Agreement shall not be amended with respect to any Unitholder adversely affected thereby without the approval of such Unitholder, if such amendment would (i) convert a Unitholder’s interest in the Trust into a trustee’s interest, (ii) modify the limited liability of a Unitholder or require the Unitholder to make additional Capital Contributions, (iii) amend Section 5.3.A, (iv) amend Article 3 or 4 (except as permitted pursuant to Sections 2.2, 3.1.B and 12.2(C)), (v) amend Sections 9.3 or 9.4, or add any additional restrictions to those provided in Section 9.6.E, (vi) amend Section 11.1(i)-(iii) to cause a termination of the Trust prior to the time set forth therein or amend Section 5.3.C to permit a termination of the Trust’s status as a “partnership” for federal income tax purposes prior to the time set forth therein (as to which matters only original holders of Series O Preferred Units who are “Original Smith Limited Partners” (as defined in Section 11.1(i)) have a right of approval), (vii) amend this Section 12.3, or (viii) amend Section 13.1. This Section 12.3 does not require unanimous approval of all Unitholders adversely affected unless the amendment is to be effective against all Unitholders adversely affected.

ARTICLE 13.
GENERAL PROVISIONS

Section 13.1           Addresses and Notice.

Any notice, demand, request or report required or permitted to be given or made to a Unitholder under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Unitholder at the address set forth in the Trust’s books and records or such other address as the Unitholders shall notify the Trustee in writing.

Section 13.2           Titles and Captions.

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.

Section 13.3           Pronouns and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 13.4           Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 13.5           Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 13.6           Creditors.

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Trust.

Section 13.7           Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 13.8           Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 13.9           Applicable Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

Section 13.10         Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 13.11         Entire Agreement.

This Agreement constitutes not only an integral part of the Declaration of Trust but also constitutes a separate agreement among all of the holders of Units of the Trust, each of whom is identified on in the Trust’s books and records. Such holders agree to be treated as Unitholders as defined herein and be bound by the terms and to comply with the provisions of this Agreement with respect to the Units and the rights, powers and duties in connection therewith. This Agreement contains the entire understanding and agreement among the Unitholders with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 13.12         No Rights as Shareholders.

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as shareholders of the Trustee or any Trustee Related Party, including without limitation any right to receive dividends or other distributions made to shareholders of the Trustee or any Trustee Related Party, as the case may be, or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Trustee or any Trustee Related Party, as the case may be, or any other matter.

EXHIBIT A

CAPITAL ACCOUNT MAINTENANCE

Section 1.           Capital Accounts of the Unitholders.

A.            The Trust shall maintain for each Unitholder a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Unitholder to the Trust pursuant to this Agreement and (ii) all items of Trust income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Unitholder pursuant to Section 4.1.A of the Agreement and Exhibit B thereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Unitholder pursuant to this Agreement and (y) all items of Trust deduction and loss computed in accordance with Section 1.B hereof and allocated to such Unitholder pursuant to Section 4.1.B of the Agreement and Exhibit B hereof.

B.            For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Unitholders’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(40)         Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Trust, provided that the amounts of any adjustments to the adjusted bases of the assets of the Trust made pursuant to Section 734 of the Code as a result of the distribution of property by the Trust to a Unitholder (to the extent that such adjustments have not previously been reflected in the Unitholders’ Capital Accounts) shall be reflected in the Capital Accounts of the Unitholders in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4) and 1.704-1(b)(2)(iv)(m)(5).

(41)         The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(42)         Any income, gain or loss attributable to the taxable disposition of any Trust property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Trust’s Carrying Value with respect to such property as of such date.

(43)         In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(44)         In the event the Carrying Value of any Trust Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(45)         Any items specially allocated under Section 2 of Exhibit B to the Agreement hereof shall not be taken into account.

C.            A transferee of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D.            (1)  Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D, the Carrying Values of all Trust assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Trust property, as of the times of the adjustments provided in Section 1.D (2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 4.1 of the Agreement.

(2)           Such adjustments shall be made as of the following times:  (a) immediately prior to the acquisition of an additional interest in the Trust by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Trust to a Unitholder of more than a de minimis amount of property as consideration for an interest in the Trust; and (c) immediately prior to the liquidation of the Trust within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Trustee determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Unitholders of the Trust.

(3)           In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Trust assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Trust property, as of the time any such asset is distributed.

(4)           In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit A, the aggregate cash amount and fair market value of all Trust assets (including cash or cash equivalents) shall be determined by the Trustee using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 11 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Trustee, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Trust (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

E.             The provisions of the Agreement (including this Exhibit A and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Trustee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Trust, the Trustee, or the Unitholders) are computed in order to comply with such Regulations, the Trustee may make such modification without regard to Article 12 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 11 of the Agreement upon the dissolution of the Trust. The Trustee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of Trust capital reflected on the Trust’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

Section 2.               No Interest.

No interest shall be paid by the Trust on Capital Contributions or on balances in Unitholders’ Capital Accounts.

Section 3.               No Withdrawal.

No Unitholder shall be entitled to withdraw any part of its Capital Contribution or his Capital Account or to receive any distribution from the Trust, except as provided in Articles 2, 3 and 11 of the Agreement.

EXHIBIT B

SPECIAL ALLOCATION RULES

Section 1.            Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit B, the following special allocations shall be made in the following order:

A.            Minimum Gain Chargeback. Notwithstanding the provisions of Section 4.1 of the Agreement or any other provisions of this Exhibit B, if there is a net decrease in Trust Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder’s share of the net decrease in Trust Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Unitholder’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 4.1 of this Agreement with respect to such Fiscal Year and without regard to any decrease in Unitholder Minimum Gain during such Fiscal Year.

B.            Unitholder Minimum Gain Chargeback. Notwithstanding any other provision of Section 4.1 of this Agreement or any other provisions of this Exhibit B (except Section 1.A hereof), if there is a net decrease in Unitholder Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder’s share of the net decrease in Unitholder Minimum Gain attributable to such Unitholder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Trustee and other Unitholder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Unitholder’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 4.1 of the Agreement or this Exhibit with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.

C.            Qualified Income Offset. In the event any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year hereof, such Unitholder has an Adjusted Capital Account Deficit, items of Trust income and gain (consisting of a pro rata portion of each item of Trust income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

D.            Gross Income Allocation. In the event that any Unitholder has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Unitholder shall be specially allocated items of Trust income and gain (consisting of a pro rata portion of each item of Trust income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E.             Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Unitholders in accordance with their respective Percentage Interests. If the Trustee determines in its good faith discretion that the Trust’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Trustee is authorized, upon notice to the other Unitholders, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

F.             Unitholder Nonrecourse Deductions. Any Unitholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G.            Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Unitholders in a manner consistent with Exhibit B and the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

Section 2.            Allocations for Tax Purposes.

A.            Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Unitholders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 4.1 of the Agreement and Section 1 of this Exhibit B.

B.            In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Unitholders as follows:

(5)   (a)                                           in the case of a Contributed Property, such items attributable thereto shall be allocated among the Unitholders consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit B); and

(b)            any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Unitholders in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1 of the Agreement and Section 1 of this Exhibit B.

(6)   (a)              in the case of an Adjusted Property, such items shall

(1)         first, be allocated among the Unitholders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit A, and

(2)         second, in the event such property was originally a Contributed Property, be allocated among the Unitholders in a manner consistent with Section 2.B(1) of this Exhibit B; and

(b)      any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Unitholders in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 4.1 of the Agreement and Section 1 of this Exhibit B.

(7)      all other items of income, gain, loss and deduction shall be allocated among the Unitholders in the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 4.1 of the Agreement and Section 1 of this Exhibit B.

C.            To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Trustee shall, subject to the following, have the authority to elect the method to be used by the Trust and such election shall be binding on all Unitholders provided that, to the extent that the Trustee has agreed to use a particular method with respect to a Contributed Property, the Trustee shall be bound by such agreement (including, without limitation, the provisions set forth in Exhibit D and/or Exhibit F hereto) pursuant to the terms thereof.

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

TAX PROTECTION AGREEMENT

Background

In connection with the closing of the merger of Charles E. Smith Residential Realty, L.P. (“SRW Partnership”), with and into the Trust pursuant to the Agreement and Plan of Merger, dated as of May 3, 2001, by and among the Trustee, the Trust, Charles E. Smith Residential Realty, Inc. (“SRW”) and SRW Partnership (the “Merger Agreement”)  (the “SRW Merger”), the Trust is making certain undertakings to the former limited partners of SRW Partnership who became Unitholders of the Trust as a result of the SRW Merger (the “Former SRW Limited Partners”). The specific agreements between the Trust and SRW Partnership with respect to these various matters are described below.

Specific Agreements

1. Definitions. All capitalized terms used and not otherwise defined in this Exhibit D shall have the meaning set forth in the Declaration of Trust. As used herein, the following terms have the following meanings:

704(c) Value:  Means the fair market value of each of the Protected Properties as described in Section 6(b).

Curative Allocation:  Means, for each Fiscal Year through 2028, an amount of income per Protected Unit equal to $5,11 (which amount per protected Unit shall be pro rated (i) for the Fiscal Year in which the SRW Merger occurs based upon the number of days in such Fiscal Year following the SRW Merger divided by 365 and (ii) with respect to a Protected Unit that ceases to be a Protected Unit in any Fiscal Year, based upon the number of days in such Fiscal Year prior to the day on which such Protected Unit ceased to be a Protected Unit divided by 365).

Existing Nonrecourse Debt:  Means all of the outstanding indebtedness of the SRW Partnership at the time of the Closing of the Merger that is treated as either Partner Nonrecourse Debt or a Nonrecourse Liability and that is secured by any of the Protected Properties (or is treated for purposes of Treasury Regulation § 1.752-3(a)(2) as secured by any of the Protected Properties, determined taking into account the IRS Private Letter Ruling). The Existing Nonrecourse Debt that is a Partner Nonrecourse Debt or a Nonrecourse Liability, the Protected Properties secured (or deemed secured) thereby, and in the case of Partner Nonrecourse Debt, the SRW Partners with financial liability therefor is set forth on Schedules 4-1 and 4-2 to this Exhibit D).

IRS Private Letter Ruling:  The ruling received by the SRW Partnership from the Internal Revenue Service dated November 6, 1997.

Protected Units:  Means only those Units issued to the SRW Partners in connection with the SRW Merger, or any Units thereafter issued by the Trust to the SRW Partners in exchange for such Protected Units or with respect to such Protected Units. The term Protected Units shall not include any other Units hereafter acquired by an SRW Partner, whether from the Trust or otherwise.

Protected Properties:  Means, except as otherwise specifically provided in this Exhibit D, only those properties and assets set forth on Schedule 2 to this Exhibit D and any other properties or assets hereafter acquired by the Trust received as “substituted basis property” as defined in Section 7701(a)(42) of the Code with respect to such Protected Properties.

Protected Period:  Means the period ending at 12:01 A.M. on January 1, 2022.

SRW Partners:  Means the Former SRW Limited Partners, other than SRW and the Trustee as a successor to SRW, and any Person who holds Protected Units who acquires such Protected Units from an SRW Partner in a transaction in which gain or loss is not recognized in whole for federal income tax purposes and in which such transferee’s adjusted basis, as determined for federal income tax purposes, is determined in whole or in part by reference to the adjusted basis of the SRW Partner in such Protected Units. A tentative list of such partners is set forth on Schedule 1 to this Exhibit D and shall be updated by the Trustee prior to the closing of the SRW Merger to accurately reflect the names of the Persons who acquire Protected Units in the SRW Merger.

Subsidiary:  Means any partnership, limited liability company, trust or other entity whose disposition of a Protected Property or any direct or indirect interest therein would result in the allocation of taxable gain to one or more SRW Partners pursuant to Section 704(c) of the Code and the Treasury Regulations thereunder.

2. Restrictions on Dispositions of Protected Properties.

(a) The Trust agrees for the benefit of each SRW Partner, for the term of the Protected Period, not to directly or indirectly sell, exchange, transfer, or otherwise dispose of any Protected Property or any interest therein (without regard to whether such disposition is voluntary or involuntary) to the extent that such disposition would cause an SRW Partner to recognize part or all of the gain that would have been recognized for federal income tax purposes upon a fully taxable disposition of one or more Protected Properties at the time of the SRW Merger. Without limiting the foregoing, the term “sale, exchange, transfer or disposition” by the Trust shall be deemed to include, and the prohibition shall extend to, (i) any disposition by any Subsidiary of the Trust of any Protected Property or any interest therein, and (ii) any direct or indirect disposition by the Trust or any Subsidiary of the Trust of all or any portion of its interest in any entity that was a subsidiary of the SRW Partnership (which shall include, without limitation, any transaction involving a distribution or deemed distribution by a Subsidiary to the Trust under Section 731 of the Code) to the extent that such disposition would cause an SRW Partner to recognize part or all of the gain that would have been recognized for federal income tax purposes upon a fully taxable disposition of one or more Protected Properties at the time of the SRW Merger. Notwithstanding the foregoing, a disposition by a Subsidiary of a Protected Property will not violate this Section 2(a) if (but only if) immediately prior to the closing of the SRW Merger, an owner of an interest in such Subsidiary that is not an Affiliate of SRW Partnership or SRW had (or would have had in the future) the ability to cause such Subsidiary to effect such disposition of such Protected Property notwithstanding the objection of, or without the consent of, the SRW Partnership provided that such ability will not be considered to exist if under the applicable operative legal documents relating to the organization and operation of the Subsidiary or any other agreement or arrangement between the parties, the SRW Partnership or one of its Subsidiaries would have been able to take an action that would have been effective to prevent the recognition of gain with respect to the Protected Property, including, without limitation, a “right of first refusal” or “first offer” as to either the Protected Property or the outside investor’s interest in the Subsidiary, or a “buy-sell” or similar arrangement as to either the

Protected Property or the outside investor’s interest in the Subsidiary. Without limiting the foregoing, a disposition shall include any transfer, voluntary or involuntary, in a foreclosure proceeding, pursuant to a deed in lieu of foreclosure, or in a bankruptcy proceeding.

(b) Notwithstanding the restriction set forth in Section 2(a), the Trust (or any Subsidiary) may dispose of a Protected Property if such disposition qualifies as a like-kind exchange under Section 1031 of the Code, or an involuntary conversion under Section 1033 of the Code, or other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the nonrecognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of the Trust with or into another entity that qualifies for taxation as a “partnership” for federal income tax purposes (a “Successor Partnership”)) that does not result in the recognition of any taxable income or gain to an SRW Partner with respect to any of the Protected Units; provided, however, that:  (1) in the event of a disposition under Section 1031 or Section 1033 of the Code, any property that is acquired in exchange for or as a replacement for a Protected Property shall thereafter be considered a Protected Property for purposes of this Section 2; (2) in the case of a Section 1031 like-kind exchange, if such exchange is with a “related party” within the meaning of Section 1031(f)(3) of the Code, any direct or indirect disposition by such related party of the Protected Property or any other transaction prior to the expiration of the two (2) year period following such exchange that would cause Section 1031(f)(1) to apply with respect to the Protected Property (including by reason of the application of Section 1031(f)(4)) shall be considered a violation of Section 2(a) by the Trust; (3) if the Protected Property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Trust in such entity shall thereafter be considered a Protected Property for purposes of this Section 2, and if the acquiring entity’s disposition of the Protected Property would cause an SRW Partner to recognize gain or loss as a result thereof, the transferred Protected Property still shall be considered a Protected Property for purposes of this Section 2 and the transferee shall have agreed to be jointly and severally liable for any payments required under Section 2(c) hereof; and (4) in the event of a merger or consolidation involving the Trust and a Successor Partnership, the Successor Partnership shall have agreed in writing for the benefit of the SRW Partners that all of the restrictions of this Section 2 shall apply with respect to the Protected Properties.

(c) Any merger or consolidation involving the Trust or any Subsidiary of the Trust, whether or not the Trust is the surviving entity in such merger or consolidation, that results in an SRW Partner being required to recognize part or all of the gain that would have been recognized for federal income tax purposes upon a fully taxable disposition of one or more Protected Properties at the time of the SRW Merger shall be deemed to be a disposition of the Protected Properties for purposes of Section 2(a).

3. Prohibition on Repayment or Prepayment of Existing Nonrecourse Debt.

(a) Except as otherwise expressly permitted in this Section, during the term of the Protected Period, the Trust shall not, directly or indirectly, cause or permit the Trust or any Subsidiary to repay or prepay any of the Existing Nonrecourse Debt.

(b)           (i) Without limiting Section 3(a), the Trust shall cause each Existing Nonrecourse Debt that is identified on Schedule 4-1 to this Exhibit D as qualifying as a Nonrecourse Liability allocable to one or more specified Protected Properties immediately prior to the time of the Merger to qualify throughout the term of the Protected Period as (i) a “nonrecourse liability” (as defined in Treasury Regulation § 1.752-1(a)(2)) (a “Nonrecourse Liability”) that is allocable to those specified Protected Properties for purposes of Treasury Regulation § 1.752-3(a) and (ii) “qualified nonrecourse financing”

(as defined in Section 465(b)(6)(B) of the Code) (“Qualified Nonrecourse Financing”) allocable to the applicable Protected Properties, except to the extent that the failure to so qualify is a result of any action taken by any SRW Partner or any affiliate of an SRW Partner, unless such action requires the consent or assistance of the Trust or Trustee and the Trust or Trustee granted such consent or provided such assistance, including without limitation, any such SRW Partner or any of their affiliates being or becoming the lender or otherwise considered to “bear the economic risk of loss” (within the meaning of Treasury Regulation § 1.752-2) with respect to such Existing Nonrecourse Debt or any Replacement Debt. In determining whether the requirements of this Section 3(b)(i) are met as to an Existing Nonrecourse Debt, the Trust shall be entitled to assume that immediately following the SRW Merger such Existing Nonrecourse Debt is considered to be a Nonrecourse Liability and Qualified Nonrecourse Financing allocable to those specified Protected Properties in the amounts set forth on Schedule 4-1 to this Exhibit D at the time of the Merger, and the Trust shall be entitled to rely on the IRS Private Letter Ruling.

(ii) Without limiting Section 3(a), the Trust shall cause each Existing Nonrecourse Debt that is identified on Schedule 4-2 to this Exhibit D as qualifying as a Partner Nonrecourse Debt allocable to one or more specified SRW Partners immediately prior to the time of the Merger to qualify throughout the term of the Protected Period as (i) a “partner nonrecourse debt” as defined in Treasury Regulation § 1.704-2(b)(4) (a “Partner Nonrecourse Debt”) that is allocable to those specified SRW Partners for purposes of Treasury Regulation § 1.752-2(a) and (ii) a debt for which those specified SRW Partners are considered “at risk” for purposes of Section 465(b) of the Code (“At Risk Indebtedness”), except to the extent that the failure to so qualify is a result of any action taken by any SRW Partner or any affiliate of an SRW Partner, unless such action requires the consent or assistance of the Trust or Trustee and the Trust or Trustee granted such consent or provided such assistance, including, without limitation, any such SRW Partner or any of their affiliates being or becoming the lender or otherwise considered to “bear the economic risk of loss” (within the meaning of Treasury Regulation § 1.752-2) with respect to such Existing Nonrecourse Debt or any Replacement Debt. In determining whether the requirements of this Section 3(b)(ii) are met as to an Existing Nonrecourse Debt, the Trust shall be entitled to assume that immediately following the SRW Merger such Existing Nonrecourse Debt is considered a Partner Nonrecourse Debt and At Risk Indebtedness at the time of the Merger allocable to the specified SRW Partners in the amounts set forth on Schedule 4-2 to this Exhibit D.

(c) The requirements in Section 3(a) and Section 3(b) above shall not apply in the case of:

(i) a payment or repayment that consists solely of a required principal amortization payment made with respect to an Existing Nonrecourse Debt or Replacement Debt (as defined in clause (ii) below) in accordance with the principal amortization schedules in effect at the effective time of the SRW Merger with respect to such Existing Nonrecourse Debt (or in the case of Replacement Debt, a principal amortization schedule that meets the conditions set forth in subclause (z) of clause (ii) below; provided that a required payment of principal at the scheduled maturity of any indebtedness shall not be considered within the scope of this clause (i) (and, accordingly, the Trust shall be required to refinance such maturing indebtedness with debt that would be considered qualifying Replacement Debt under clause (ii) below); or

(ii) a payment of principal made from proceeds of new indebtedness incurred to refinance Existing Nonrecourse Debt (such new indebtedness incurred pursuant to the refinancing that meets the conditions set forth below in this clause (ii) is referred to in this Agreement as “Replacement Debt”), provided that (x) such refinancing is made on a basis that the Replacement Debt would meet the requirements of Section 3(b)(i) or Section 3(b)(ii), as applicable (assuming in the case of Existing Nonrecourse Debt or Replacement Debt subject to Section 3(b)(ii) that the affected SRW Partners execute guarantees of such Replacement Debt in such form as may be requested by the Trust and/or the applicable lender, subject to the condition that such debt have collateral that has a value (as determined in good faith by the Trustee) that is not less than the value (as determined in good faith by the Trustee) of the collateral for the Existing Nonrecourse Debt or Replacement Debt being refinanced and that the guarantee arrangement meets the criteria set forth in Section 3(g) for an “acceptable guarantee”; (y) that the principal amount of the Replacement Debt is at least equal to the principal amount of the Existing Nonrecourse Debt on the date of such refinancing; and (z) (I) with respect to the refinancing of an Existing Nonrecourse Debt, provides either for “interest-only” payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance over a period shorter than twenty-five years (plus, if the Existing Nonrecourse Debt to be refinanced is being refinanced prior to maturity, the number of years remaining to its maturity); and (II) with respect to the refinancing of Replacement Debt previously incurred to refinance an Existing Nonrecourse Debt, provides either for “interest-only” payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance of the new Replacement Debt over a period shorter than twenty-five years (plus the number of years referred to in the preceding parenthetical for the Replacement Debt being refinanced, less the number of years of permitted principal amortization that have occurred with respect to the Replacement Debt being refinanced).

(d) For the purposes of this Section 3, any transaction or other event, including, without limitation, any modification of indebtedness, in which any Unitholder or any affiliate of any such Unitholder would become personally liable for, or would bear or incur, directly or indirectly, the “risk of loss” with respect to any Existing Nonrecourse Debt or any Replacement Debt that either (i) would cause such Debt not to be considered a Nonrecourse Liability or Qualified Nonrecourse Financing (except to the extent such Existing Nonrecourse Debt and any Replacement Debt with respect thereto is described in Section 3(b)(ii)) or (ii) if such Existing Nonrecourse Debt is described in Section 3(b)(ii), would cause the amount of such Debt that is considered Partner Recourse Debt or At Risk Indebtedness with respect to any SRW Partner to be reduced, shall be considered a refinancing of such Debt and shall be subject to the requirements set forth in this Section 3, except to the extent that the failure to so qualify is a result of any action taken by any SRW Partner or any affiliate of an SRW Partner, unless such action requires the consent or assistance of the Trust or Trustee and the Trust or Trustee granted such consent or provided such assistance, including without limitation, any such SRW Partner or any of their affiliates being or becoming the lender or otherwise considered to “bear the economic risk of loss” (within the meaning of Treasury Regulation § 1.752-2) with respect to such Existing Nonrecourse Debt or any Replacement Debt.

(e) For the purposes of this Section 3, any sale, exchange or other disposition (including an exchange to which Section 1031 or 1033 of the Code applies) of a property that is subject to an Existing Nonrecourse Debt or Replacement Debt shall be considered a repayment of such Debt and shall be subject to the provisions of this Section 3, unless in connection with such sale, exchange or other disposition, (i) the Trust incurs Replacement Debt that would meet the requirements of Section 3(b)(i) or (b)(ii), as applicable, in an amount equal to the amount of Debt that is considered to be a refinancing under this Section 3(e) and (ii) the SRW Partners who were pursuant to the Treasury Regulations under Section 752 of the Code allocated a share of the Existing Nonrecourse Debt or Replacement Debt considered repaid would be allocated at all times necessary to avoid any deemed distribution of cash to any of the SRW Partners under Section 731 of the Code an amount of the new Replacement Debt that is at least equal to such amount previously allocated to them.

(f) If an Existing Nonrecourse Debt or Replacement Debt shall mature during the term of the Protection Period, the Trust shall, prior to the stated maturity of the Existing Nonrecourse Debt or Replacement Debt (the “Maturing Debt”), cause the Trust to refinance the Maturing Debt with Replacement Debt that (i) would meet the requirements of Section 3(b)(i) or Section 3(b)(ii), as applicable (assuming in the case of Existing Nonrecourse Debt or Replacement Debt subject to Section 3(b)(ii) that the affected SRW Partners execute guarantees of such Replacement Debt in such form as may be requested by the Trust and/or the applicable lender, subject to the condition that such debt have collateral that has a value (as determined in good faith by the Trustee) that is not less than the value (as determined in good faith by the Trustee) of the collateral for the Existing Nonrecourse Debt or Replacement Debt being refinanced and that the guarantee meets the criteria set forth in Section 3(g) for an “acceptable guarantee,” (ii) that would have a principal amount not less than the principal amount of the Existing Nonrecourse Debt on the date of the refinancing; and (iii) (x) with respect to the refinancing of an Existing Nonrecourse Debt, provides either for “interest-only” payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance over a period shorter than twenty-five years (plus, if the Existing Nonrecourse Debt to be refinanced is being refinanced prior to maturity, the number of years remaining to its maturity); and (y) with respect to the refinancing of Replacement Debt previously incurred to refinance an Existing Nonrecourse Debt, provides either for “interest-only” payments or for level payments of principal and interest that would not result in amortization of the remaining principal balance of the new Replacement Debt over a period shorter than twenty-five years (plus the number of years referred to in the preceding parenthetical for the Replacement Debt being refinanced, less the number of years of permitted principal amortization that have occurred with respect to the Replacement Debt being refinanced).

(g) For purposes of Section 3(c)(ii) and Section 3(f), a guarantee is an “acceptable guarantee” if it meets the following criteria:  (1) the guarantee agreement is substantially in the form of the guarantee agreement that the SRW Partner had in effect with respect to the Partner Nonrecourse Debt that is being refinanced, with such changes that may be required by the lender and that do not have the effect of reducing the economic and legal exposure of the guarantor under the guarantee agreement; (2) the guarantee must be given as consideration to a lender in connection with the making of a new loan or in connection with the refinancing, extension or other material modification favorable to the borrower of an existing loan; (3) the guarantee must be executed and delivered to the lender, (4) the aggregate amount of guarantees, indemnities and other similar undertakings made with respect to the applicable debt must not exceed the face amount of the debt, and (5) as to each SRW Partner that is executing a guarantee pursuant hereto, there must be no other Person that would be considered to “bear the economic risk of loss,” within the meaning of Treasury Regulation § 1.752-2, or would be considered to be “at risk” for purposes of Section 465(b) with respect to that portion of such debt for which such SRW Partner is being made liable for purposes of satisfying the Trust’s obligations to such SRW Partner under Section 3(c)(ii) and Section 3(f).

4. Remedies for Breach.

(a) In the event that the Trust breaches its obligations set forth in Section 2, Section 3, Section 6, Section 7 or Section 9 with respect to an SRW Partner during the Protected Period, the SRW Partner’s sole right shall be to receive from the Trust, and the Trust shall pay to such SRW Partner as damages, an amount equal to the aggregate federal, state and local income taxes incurred by the SRW Partner as a result of the income or gain actually recognized by such SRW Partner with respect to its Protected Units (after giving effect to adjustments pursuant to Section 754 of the Code) by reason of such breach, plus an amount equal to the aggregate federal, state, and local income taxes payable by the SRW Partner as a result of the receipt of any payment required under this Section 4(a). For purposes of computing the amount of federal, state, and local income taxes required to be paid by an SRW Partner, (i) any deduction allowed in computing federal income taxes for state income taxes payable as a result thereof shall be taken into account and (ii) an SRW Partner’s tax liability shall be computed using the highest federal, state and local marginal income tax rates that would be applicable to such SRW Partner’s taxable income (taking into account the character of such income or gain) for the year with respect to which the taxes must be paid, without regard to any deductions, losses or credits that may be available to such SRW Partner that would reduce or offset its actual taxable income or actual tax liability if such deductions, losses or credits could be utilized by the SRW Partner to offset other income, gain or taxes of the SRW Partner, either in the current year, in earlier years, or in later years. In the event that an SRW Partner shall acquire any additional Units subsequent to the SRW Merger by reason of a contribution of additional money or property to the Trust, the income and gain that shall be taken into account for purposes of computing the damages payable under this Section 4(a) would not exceed the gain that such SRW Partner would have recognized by reason of the Trust’s breach of its obligation set forth in Section 2, Section 3, Section 6, Section 7 or Section 9, as applicable, had such SRW Partner not acquired such additional Units. In addition, in the case of a breach of Section 2, in no event shall the gain taken into account for purposes of computing the damages payable under this Section 4(a) exceed the amount of gain that would have been recognized by the SRW Partner with respect to the Protected Units if the Trust had sold the Protected Property in a fully taxable transaction on the day following the closing of the SRW Merger for a purchase price equal to the 704(c) Value of such Protected Property.

(b) Notwithstanding any provision of this Exhibit D, the sole and exclusive rights and remedies of any SRW Partner for a breach or violation of the covenants set forth in Section 2 or Section 3 shall be a claim for damages against the Trust, computed as set forth in Section 4(a), and no SRW Partner shall be entitled to pursue a claim for specific performance of the covenant set forth in Section 2 or Section 3 or bring a claim against any Person that acquires a Protected Property from the Trust in violation of Section 2 (other than a Successor Partnership that has agreed in writing to be bound by the terms of this Exhibit D or that has otherwise succeeded to all of the assets and all of the liabilities of the Trust, but then only for damages computed as set forth in Section 4(a)). If the Trust has breached or violated any of the covenants set forth in Section 2, Section 3, Section 6, Section 7 or Section 9 (or an SRW Partner asserts that the Trust has breached or violated any of the covenants set forth in Section 2, Section 3, Section 6, Section 7 or Section 9, the Trust and the SRW Partner agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such SRW Partner under Section 4(a). If any such disagreement cannot be resolved by the Trust and such SRW Partner within sixty (60) days after the receipt of notice from the Trust of such breach and the amount of income to be recognized by reason thereof, the Trust and the SRW Partner shall jointly retain a nationally recognized independent public accounting firm (“an Accounting Firm”) to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of any of the covenants set forth Section 2, Section 3, Section 6, Section 7 or Section 9 has occurred and, if so, the amount of damages to which the SRW Partner is entitled as a result thereof, determined as set forth in Section 4(a)). All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of any of the covenants set forth in Section 2, Section 3, Section 6, Section 7 or Section 9 and the amount of damages payable to the SRW Partner under Section 4 (a) shall be final, conclusive and binding on the Trust and the SRW Partner. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by Trust and the SRW Partner, provided that if the amount determined by the Accounting Firm to be owed by the Trust to the SRW Partner is not less than ninety percent (90%) of the amount asserted by the SRW Partner to be owed, then all of the fees and expenses of any Accounting Firm incurred in connection with any such determination shall be paid by the Trust. (The exception in the proviso in the preceding sentence shall not apply to Robert H. Smith, Robert P. Kogod, members of their respective Immediate Families, and entities that are Affiliates of Robert H. Smith, Robert P. Kogod, and/or members of their respective Immediate Families.)

(c) For purposes of this Section 4, if any SRW Partner is, for federal income tax purposes, a partnership, an S corporation, “real estate investment trust” or a trust, then all computations of amounts of taxes required to be paid by the SRW Partner and the payments due from the Trust as a result thereof shall be made by computing the taxes required to be paid by the partners, shareholders or beneficiaries of such partnership, S corporation, “real estate investment trust” or trust (or to the extent that any partner, shareholder or beneficiary of such partnership S corporation or trust is itself a partnership, S corporation or trust, the same principles shall apply in determining the taxes required to be paid by such partner, shareholder or beneficiary).

(d) In the event that there has been a breach of Section 2, Section 3, Section 6, or Section 7, the Trustee shall provide to the SRW Partner notice of the transaction or event giving rise to such breach not later than at such time as the Trustee provides to the SRW Partners the Schedule K-1’s to the Trust’s federal income tax return as required in accordance with Section 8.1 of Annex A of the Declaration of Trust. All payments required under this Section 4 to any SRW Partner shall be made to such SRW Partner not later than seven (7) days after receipt by the Trust of a written claim from such SRW Partner therefor, unless the Trust disagrees with the computation of the amount required to be paid in respect of such breach, in which event the procedures in Section 4(b) shall apply and the payment shall be due within seven (7) days after the earlier of a determination by the Accounting Firm or an agreement between the Trust and the SRW Partner as to the amount required to be paid, with interest accruing on the aggregate amount required to be paid from the date that is seven (7) days after receipt by the Trust of a claim from such SRW Partner to the date of actual payment at a rate equal to the “prime rate” of interest, as published in the Wall Street Journal (or, if no longer published there, as announced by Citibank) effective as of the date the payment is required to be made.

5. Opportunity for SRW Partners to Enter into Deficit Restoration Obligations. Without limiting any of the obligations of the Trust under this Agreement, the Trust shall consider in good faith a request by an SRW Partner to enter into an agreement with the Trust to bear the economic risk of loss as to a portion of the Trust’s recourse indebtedness by undertaking an obligation to restore a portion of its negative capital account balance upon liquidation of such SRW Partner’s interest in the Trust, if such SRW Partner shall provide information from its professional tax advisor satisfactory to the Trust showing that, in the absence of such agreement, such SRW Partner likely would not be allocated from the Trust sufficient indebtedness under Section 752 of the Code and the at-risk provisions under Section 465 of the Code to avoid the recognition of gain (other than gain required to be recognized by reason of actual cash distributions from the Trust). The Trust and its professional tax advisors shall cooperate in good faith with such SRW Partner and its professional tax advisors to provide such information regarding the allocation of the Trust liabilities and the nature of such liabilities as is reasonably necessary in order to determine the SRW Partner’s adjusted tax basis in its Units and at-risk amount. In deciding whether or not to grant such a request, the Trust shall be entitled to take into account all factors related to the Trust, including, without limitation, the existing and anticipated debt structure of the Trust, the tax situations of all other Unitholders, including the Trustee (individually and as a group), and the effect that granting such a request might have on their tax situation, and the anticipated long-term business needs of the Trust. The Trust’s only obligation with respect to any such request from an SRW Partner pursuant to this Section 5 shall be to act in good faith. In the event the Trust fails to act in good faith with respect to any such request, the exclusive remedy of the SRW Partner who made such request shall be an action for specific performance, with no entitlement to monetary damages.

6. Section 708 Termination; Section 704(c) Method.

(a) The Trust shall treat the merger of SRW into the Trustee as a transfer of a greater than fifty percent (50%) interest in the capital and profits of SRW Partnership that resulted in a termination of SRW Partnership pursuant to Section 708(b)(1)(B) of the Code at the effective time of the merger of SRW into the Trustee.

(b) Notwithstanding Paragraph 2.C of Exhibit D to Annex A of the Declaration of Trust, the Trust shall use the “traditional method” under Regulations § 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code (with no “curative allocations” to offset the effect of a “Ceiling Rule Disparity” as described in Section 6(c) below, except as set forth in Section 6(d) below) with respect to (i) each of the assets acquired by the Trust from the SRW Partnership in the SRW Merger (including, without limitation, all assets owned by any direct or indirect Subsidiaries of the SRW Partnership that are treated either as a partnership or as a disregarded entity for federal income tax purposes), except to the extent that the Trust expressly would be required to use a different method under a SRW Tax Protection Agreement assumed by the Trust pursuant to the Merger Agreement and the affected SRW Partner has not executed an agreement to waive its right to such different method following the SRW Merger and (ii) with respect to each of the other assets acquired by the Trust or deemed acquired by the Trust from the Trustee or its Affiliates in connection with the SRW Merger. The 704(c) Values of the Protected Properties shall be as determined by the Trustee in good faith for purposes of preparing the financial statements of the Trust and the Trustee reflecting the results of the SRW Merger provided that Robert H. Smith and Robert P. Kogod, as representatives for the Protected Partners, shall have the opportunity to review and comment on the 704(c) Values. The Trustee shall consider in good faith such revisions as are reasonably requested by Messrs. Smith and Kogod; provided that, after considering in good faith any such reasonable requests, the Trustee shall have the sole and absolute discretion to determine in good faith the 704(c) Values. Notwithstanding the foregoing, the 704(c) Values of the stock and securities of (including debt outstanding to) Consolidated Engineering Services, Inc. that are being acquired by Trust shall not exceed $106 million and the value of the stock and securities of (including debt outstanding to) Smith Management Construction, Inc. that are being acquired by Trust shall not exceed $10 million. The Trust shall, for purposes of Treasury Regulations §§ 1.704-3 and 1.704-1(b)(2)(iv)(g)(3), elect to use a 27 ½ year useful life with respect to any property constituting “residential real property” within the meaning of Section 168(c) of the Code that is part of the Protected Properties, except where such a useful life is not permitted under the Code.

(c) For purposes of Section 6(b) and Section 6(d), the term “Ceiling Rule Disparity” shall mean the excess, if any, of (i) the aggregate amount of Depreciation with respect to any asset allocated to the “non-contributing partners” (that is, the holders of Units who are not subject to Section 704(c) of the Code and Treasury Regulations § 1.704-3 with respect to such asset), over (ii) the aggregate amount of depreciation deductions with respect to such asset allocated to the “non-contributing partners” for federal income tax purposes from the Effective Date to the date of the disposition of such asset.

(d) In order to offset the effect of Ceiling Rule Disparities, the Trust shall make the Curative Allocation with respect to each Protected Unit each Fiscal Year, which Curative Allocation shall be considered to offset first any Ceiling Rule Disparities that exist with respect to a Protected Unit that are attributable to appreciation in the Protected Properties and depreciation claimed with respect to the Protected Properties that is attributable to periods after the Protected Properties were acquired by SRW Partnership, and only after all such Ceiling Rule Disparities have been eliminated with respect to a particular SRW Partner would such allocation be considered to offset any Ceiling Rule Disparities that exist with respect to a Protected Unit that are attributable to appreciation in the Protected Properties and depreciation claimed with respect to the Protected Properties that is attributable to periods before the Protected Properties (or the applicable predecessor properties) were acquired by SRW Partnership. To the extent that the Curative Allocation is not sufficient to eliminate the effect of all Ceiling Rule Disparities with respect to a particular Protected Property, the Trust shall make a “curative allocation” upon a disposition of that particular Protected Property to offset the remaining balance, if any, of the Ceiling Rule Disparity with respect to that particular Protected Property.

7. Allocations of Liabilities Pursuant to Regulations Under Section 752. All tax returns prepared by the Trust during the Protected Period shall allocate liabilities of the Trust for purposes of Section 752 and the Treasury Regulations thereunder taking into account the following:

(i) for purposes of allocating any Existing Nonrecourse Debt or Replacement Debt that is identified on Schedule 4-1 as a Nonrecourse Liability, the Trust, for purposes of Treasury Regulations §§ 752-3(a)(2) and 1.752-3(a)(3), shall treat such Existing Nonrecourse Debt (or any Replacement Debt therefor) as allocable to those specified Protected Properties in amounts not less than the amounts set forth on Schedule 4-1 to this Exhibit D at the time of the SRW Merger (subject to reduction as and to the extent permitted under Section 3), and, absent a change to the Code or the Treasury Regulations, the Trust shall follow the methodology set forth in the IRS Private Letter Ruling;

(ii) the Trust shall allocate any Existing Nonrecourse Debt or Replacement Debt that constitutes “excess nonrecourse liabilities” of the Trust to the SRW Partners in the manner set forth in sentence five of Treasury Regulations § 1.752-3(a)(3) following the SRW Merger;

(iii) the Trust shall allocate to each SRW Partner who is shown on Schedule 4-2 to this Exhibit D as having liability for a specified dollar amount of an Existing Nonrecourse Debt that is a Partner Nonrecourse Debt a dollar amount of such Partner Nonrecourse Debt equal to the amount shown on Schedule 4-2 with respect to such SRW Partner (subject to reduction as and to the extent permitted under Section 3); and

(iv) in making allocations of debt under Treasury Regulation § 1.752-3(a)(2) with respect to a specific Protected Property, the Trust shall make an allocation (I) first to the SRW Partners in an amount equal to the lesser of (x) the “Section 704(c) minimum gain” that such SRW Partner would have been allocated by SRW Partnership under Treasury Regulation § 1.752-3(a)(2) immediately prior to the SRW Merger or (y) the “Section 704(c) minimum gain” that such SRW Partner would have been allocated by SRW Partnership under Treasury Regulation § l.752-3(a)(2) immediately after such SRW Partner acquired an interest in SRW Partnership by reason of the contribution of an interest in the Protected Property (or a predecessor asset) to SRW Partnership in exchange for an interest in SRW Partnership, and (II) thereafter pro rata among the SRW Partners based upon the number of Protected Units that they hold and their proportionate shares of the “Section 704(c) minimum gain” existing immediately after the SRW Merger in excess of the amounts described in (y).

In addition, the Trust shall not make available after the date of the SRW Merger, whether pursuant to an agreement entered into after such date or otherwise, to any other Unitholder a method of allocating “excess nonrecourse liabilities” of the Trust that is more favorable than that made available to such SRW Partners without making such method available to the SRW Partners on a pro rata basis with such other Unitholders.

Notwithstanding the provision of this Exhibit D, the Trust shall not be required to make allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners as set forth in this Exhibit D if and to the extent that, as a result of a change in Section 752 of the Code or the Treasury Regulations occurring after the date hereof, the Trust obtains an opinion of Mayer Brown & Platt or KPMG Peat Marwick (or another comparable firm of attorneys or accountants) to the effect that, as a result of such change, there no longer is “substantial authority” (within the meaning of Section 6662(d)(2)(B)(i)) of the Code for such allocation; provided that the Trust shall provide to Mr. Robert H. Smith and Mr. Robert P. Kogod (or in the event of their death or disability, their executor, guardian or custodian, as applicable), notice of such determination, together with a copy of such opinion, and if, within forty-five (45) days after the receipt thereof, the Trust is provided an opinion of Hogan & Hartson LLP or Arthur Andersen LLP (or another comparable firm of attorneys or accountants) to the effect that, notwithstanding such change, there continues to be “substantial authority” (within the meaning of Section 6662(d)(2)(B)(i) of the Code) for such allocations, the Trust shall continue to make allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners as set forth in this Exhibit D.

If a change in the Trust’s allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners is required by reason of circumstances described in the preceding sentence, the Trust and its professional tax advisors shall cooperate in good faith with Messrs. Robert H. Smith and Robert P. Kogod (or in the event of their death or disability, their executor, guardian or custodian, as applicable) and their professional tax advisors to develop alternative allocation arrangements and/or other mechanisms that protect the federal income tax positions of the SRW Partners in the manner contemplated by the allocations of Nonrecourse Liabilities or Partner Nonrecourse Debt to the SRW Partners as set forth in this Exhibit D.

8. Other Agreements With SRW Partners. Pursuant to the Merger Agreement, the Trustee, the Trust, SRW, and SRW Partnership will enter into an Assignment and Assumption Agreement, dated as of October 31, 2001, pursuant to which the Trust will assume certain obligations of SRW Partnership made pursuant to certain tax protection agreements (the “SRW Tax Protection Agreements”). A list of those SRW Tax Protection Agreements is set forth on Schedule 5 to this Exhibit D.

9. Requirement for Delivery of Evidence of Filing of Form 8832. Within 30 days following the SRW Merger, the Trustee shall provide to Messrs. Smith and Kogod, as representatives of the SRW Partners, evidence, in the form of a certified mail return receipt, that the Trust filed with the Internal Revenue Service Form 8832 electing pursuant to Treasury Regulation § 301.7701-3(c)(1)(i) to be treated either as a domestic eligible entity with a single owner electing to be disregarded as a separate entity or a partnership, as applicable, not later than one day prior to the closing of the SRW Merger.

10. Amendment of this Agreement. This Agreement may not be amended, directly or indirectly (including by reason of a merger between the Trust and another entity) except by a written instrument signed by the Trustee and approved by the SRW Partners holding seventy-six percent (76%) of the then outstanding Protected Units; provided, however, that any amendment that would permit a sale of a Protected Property in violation of Section 2 or the refinancing of debt in violation of Section 3, shall not be permitted without the written approval of holders of seventy-six percent (76%) of the then outstanding Protected Units held by SRW Partners that would be adversely affected by such actions.

11. Modification of Section 5.8 of Annex A With Respect to Holders of Protected Units. For purposes of applying Section 5.8.B. of Annex A to the Declaration of Trust with respect to all SRW Partners who hold Protected Units, that Section shall be applied by substituting the phrase “ provided that the Trustee has acted in good faith and pursuant to its authority under this Agreement” for the phrase “unless the Trustee has acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit pursuant to its authority under the Agreement.”  For purposes of applying Section 5.8.A. of Annex A to the Declaration of Trust with respect to all SRW Partners who hold Protected Units, that Section shall be applied by substituting the following therefor:

The Trustee shall not be liable for monetary damages to the Trust or any Unitholder for losses sustained or incurred as a result of errors in judgment or of any act or omission if the Trustee acted in good faith.

Schedule 1 to Exhibit D

SRW Partners

LEONARD I. ABEL

HELEN S. ABEL

JACK W. ABEL

JOY S. ABEL

SUSAN M. ABEL

ETHEL ABRAMSON

ALEXANDER ABRAMSON

JULES E. ABRAMSON

SAMUEL ABRAMSON

SUSIE SPENCER ABRAMSON

MIRIAN ECKER ADES

AHP SCOTT STREET ASSOC. LP

HAZEL AIKIN

G V ALLEN JR

PAULA ALLOY

CECILE ALPERT

THE CLEMENT C. ALPERT

LILLIAN T. ALPERT REV. TRUST

MILTON ALPERT REVOCABLE TRUST

SANDRA ALPERT

SEYMOUR ALPERT

MAXINE D. ALTMAN

STEPHEN B. ALTMAN

I. ALTMAN, TRUSTEE UNDER

P.D. ALTMAN, TRUSTEE, UNDER

LEE ANTONELLI

JOHN V. & CYNTHIA G. ARBAN, JR

JOHN H. ARIAIL, JR AND

THE THURMAN W. ARNOLD JR.

DREW ARNOLD

JOSEPH ARNOLD

PETER ARNOLD

MIRIAM Z. ASHERY

COOKIE I. AVISSAR

AVSI CORP.

ROBERT J. BAKER

S ROBERT BALDINGER AND

RISUARY TRUST HENRY BARBEE JR

LAWRENCE D. BARKMAN

GERALDINE M. BARKMAN

KAREN J KAY MATTHEWS

SARAH A. BAWCOMBE

MIRIAM B KNOX

ED TRUST UAD DATED 12/3/93

JAMES A. BAZELON

JACKIE TRUST UAD DEC 3, 1993

R L BAZELON & D K JOSEPH

R L BAZELON & D K JOSEPH #2

R L BAZELON & D K JOSEPH #3

DAVID L. BAZELON MARITAL TRUST

DAVID BAZELON MARITAL TRUST

LEE A. BEAUDOIN

BEHA REALTY CORPORATION

DIANE S. BENN

PAUL S. BERGER

CONRAD L. BERMAN

MARILYN R. BERMAN

STANFORD W. BERMAN

J. BERMAN, R. GOLD, OR

RONIT. GOLD, JEFFRE A. BERMAN,

MARCY E. SCHAAF

SCOTT M. BERMAN

BRIAN J. BERMAN

JANET C. BERTMAN

RUTH H. BINN

ARTHUR BIRNEY

BRYON B. AND MARY K. BLACK,

MITCHELL BLANKSTEIN, TRUSTEE

DOROTHY BLOCK

C W BLOMQUIST

HARRIETT K. BOBB

MEYER BOBROW

MARY FRANCES BOCKOVER

ROBERT E & CAROL J BOLEN

JANET P. BONNER

JAMES M. BONNER

JAMES M. BONNER, CUSTODIAN

JAMES M. BONNER, CUSTODIAN #2

JEAN BOSSER

J J BOYLE

A BRATMAN, TRUSTEE

MYRA SOLOMON BRILL REVOC TRUST

THE EDWARD R. BROIDA TRUST

D A BROWN

D A BROWN #2

BROWN FAMILY PARTNERSHIP

ROBERT BROWNSTEIN

ROBERT AND LAURA BROWNSTEIN

PETER BROWNSTEIN

JASON BROWNSTEIN

LINCOLN F. & NANCY M. BROYHILL

ART BUCHWALD

ZELDA BULMAN

LEONARD Z. BULMAN

JOSEPH D. BULMAN LIVING TRUST DATED 10/9/87

GERALD E. BURG

MAURICE B. BURG & RUTH C. BURG

BETTY JOAN BURR

MRS. ROCK DYER GONELLA

T N NELSON TRUST FBO J W JEFF

GEORGE L. DYER. TRUSTEE U/A A.

A. DYER & FVB, TRSTE U/A GEORGE

A. DYER & FVB, TRSTE U/A GEORGE #2

A. DYER & FVB, TRSTE U/A GEORGE #3

THE LENORA G ABRAMS

LYDIA C. HEIZMAN LIVING TRUST

ARNOLD J. AUERBACH TRUST

SCOTT GERBER

GREGORY GERBER

GARY GERBER

CLIFFORD GERBER

SHERRY L. HOLLADAY

PEARL KASSIN REVOCABLE TRUST

RICHARD B. KASSIN

SAMUEL ROBERTS TRUST

TESTAMENTARY TRUST OF BM SMITH

THE DYER REVOCABLE LIVING TRUST #2

ABRAMSON LIMITED PARTNERSHIP

SHIRLEY S JACOBS REV. TRUST

JOSEPH BURSTEIN

JANET SVIRSKY

LEE FORMAN

MINNIE JONTIFF

TUNLAW PARTNERS IRREVOCABLE TRUST

GREENBERG FAMILY TRUST U/W/O

ST LUKE LUTHERAN’S CHURCH

JOHN D. BENN, JR. FAMILY TRUST

WILLIAM SILVERMAN

NINA J. OTTENSTEIN REVOCABLE INTERVIVOS TRUST

MOLLIE D. BLOCK TRUST UNDER AGREEMENT FBO VICTOR B

MOLLIE D. BLOCK TRUST UNDER AGREEMENT FBO MARILYN M

HERBERT LEVINSON AND ANITA LEVINSON

NEWTON OSHINSKY AND RITA OSHINSKY

MAC LEAN LIVING TRUST DATED MARCH 17, 1998

GEOFFREY BURG

THE BOULDER COMPANY

ROY S. MCDOWELL JR.

BRIAN G. HOWLAND AND DENA R. HOWLAND, JOINT TENANT

ALAN L. POTTER AND LOUISE B. POTTER, TRUSTEES OF T

LOUISE B. POTTER AND ALAN L. POTTER, TRUSTEES OF T

SHAUNA M. WERTHEIM AND RAYMOND A. WERTHEIM TENANTS

STUART H. MILLER AND CATHRYN R. MILLER, TENANTS BY

JAMES DAVID CORTASSA

CHRISTINA MARIE SHANNON

CONSTANCE GRACE DOYLE

PAUL LOUIS CORTASSA, JR.

JOHN & PATRICIA CARLETON

EPSTEIN FAMILY PARTNERSHIP #3

CLARENCE J. GAMBLE 1932 TRUST F/B/O SARAH G. EPSTE

CECILE GRAY BAZELON TRUST UNDER AGREEMENT DATED 8/

ALLAN S & DIANE K KULLEN, JTWROS

FRANCINE BAZELON REVOCABLE LIVING TRUST

HOPE S ALPER

LEO M FURIE

JOSEPH MASLOV

NORA DON LIVING TRUST DATED 09/10/90

EDITH STENDER REVOCABLE LIVING TRUST

SIDNEY FRIEFELD LIVING TRUST

PETER GIANNOPULOS

NICK D KLADIS

MARVIN ANTMAN

JOEL COHEN

BURTON I STENDER TRUST

MARSHALL MARCOVITZ

SOPHIA D MARCOVITZ DECLARATION OF TRUST

BARBARA CHUBIN LIVING TRUST, BARBARA CHUBIN, TTE

DAVID AND AMY STENDER

DIANA SIMON

ROBERT HOHMANN

REVOCABLE INTER VIVOS TRUST OF ELEANOR MASLOV

JUNE HATTON

INFINITY CLARK STREET OPERATING LLC

FURIE PARKWEST LLC

MASLOV PARKWEST LCC

SIMON PARKWEST HOLDING LLC

ROBERT SIMON

STENDER PARKWEST HOLDING LLC

JOEL ELKES, MD, TRUSTEE UTA DATED 04/10/95

MARVIN KOGOD REVOCABLE TRUST

MURIEL KOGOD REVOCABLE TRUST

ROLF A KOEHLER TRUST DATED 10/23/97

COMMONWEALTH ATLANTIC PROPERTIES, INC

JOSEPH H TONAHILL

JEROME L RAPPAPORT

THEODORE J SHOOLMAN

SEAN P BONAN

JANET R BONAN

SANDRA SOMMER

THE MARTIN W & CAROL S WHITE TRUST

ROBERT UNGER & BEVERLY UNGER, JOINT TENANTS

JANICE GERTON

LINDA P MYERS

WILLIAM POORVU

BARBARA FRIEDBERG

RICHARD FRIEDBERG

GEORGE W HOEFLER & ETHEL BE HOEFLER, TENNANTS IN C

THE ELLIOT B SCHOOLMAN CHARITABLE REMAINDER TRUST

JAMES W RAPPAPORT

JEROME L RAPPAPORT JR

MARTHA R ROBERTSON

JUDY RAPPAPORT MALONEY

NANCY RAPPAPORT

ELIZABETH JACKSON RAPPAPORT

CAROL O WALTER

JOAN DUPONT

WENDY OSSERMAN

AMELIA RAPPAPORT ARAMBULA

DR PETER C ROSS

MIZELLE FAMILY TRUST

CHARLES S BONAN

ELIZABETH JANET BONAN

DAVID SCHOOLMAN

PHYLLIS RAPPAPORT

VIRGINIA B ADELSON

HERMAN BOXER

RUTH HINERFIELD

MARVIN A GORDON

JILL RAPPAPORT GLIST

JONATHAN RAPPAPORT

A FERDINAND BONAN

PATRICIA C BONAN

PHYLLIS RAPPAPORT, TRUSTEE FOR JUAQUIN ARAMBULA

PHYLLIS RAPPAPORT, TRUSTEE FOR DIEGO ARAMBULA

PHYLLIS RAPPAPORT, TRUSTEE FOR CARMEN ARAMBULA

PHYLLIS RAPPAPORT, TRUSTEE FOR MIGUEL ARAMBULA

JAMES W RAPPAPORT, TRUSTEE FOR JAMES W RAPPAPORT J

JAMES W RAPPAPORT, TRUSTEE FOR JESSICA RAPPAPORT

MARTHA R ROBERTSON, TRUSTEE FOR COLBY ROBERTSON

JEROME L RAPPAPORT JR, TRUSTEE FOR JENNIFER RAPPAP

JEROME L RAPPAPORT JR, TRUSTEE FOR ELIZABETH RAPPA

NANCY RAPPAPORT, TRUSTEE FOR FOR LYLA FLAVIN

JAMES W RAPPAPORT, TRUSTEE FOR JOSHUA RYAN RAPPAPO

NANCY RAPPAPORT, TRUSTEE FOR FOR CORY FLAVIN

NANCY RAPPAPORT, TRUSTEE FOR FOR ZOE FLAVIN

SARA SCOTT RAPPAPORT

ANDREW E ADELSON

HARRIET P BUBES TRUST

EDITH LIPITZ & LOUIS LIPETZ, JTWROS

LILLIE NESOR

MARLYNE L KLAWANS REVOCABLE TRUST

KEITH M POORE TRUST DATED 08/28/98

ESTHER B DREZNER

THE ROBIN K BLUM TRUST

RONA C. MANDEL

THE SILVERMAN TRUST

EARL ABRAMSON

STUART S BEDERMAN MD

WILLARD E BRANSKY

RICHARD J CONVISER

THE GLEN E COURTWRIGHT TRUST

JOSEPH M FAGAN

MICHAEL R EPTON

BERNARD FILIPOWICZ

IRA J KAUFMAN REVOCABLE TRUST

HOWARD KLAPMAN

JAMES KLAPMAN

WILLIAM G LITTLE

EDWARD MINOR REVOCABLE TRUST

ARNOLD J MORTON

C MICHAEL REESE

GERALD B RIVLIN TRUST

THEODORE H ROWE

ANDREW SCHATZ & BARBARA WOLF

KLAUS SCHMIDT & MARLIS SCHMIDT

FRANCES SPEIGEL MARITAL TRUST

LEE E TENZER

MARSHALL WITZEL

ROSALYN BLANKSTEIN

SAMY NADLER

JACK P KATZ AS TRUSTEE OF DECLARATION OF TRUST

STEVEN A STENDER & VICTORIA STENDER

BURTON I STENDER

HELEN RUBEL

SIDNEY FRIEFELD

SANDRA P STENDER TRUST

FURIE COUNTRYSIDE LLC

JUNE AMADO REVOCABLE TRUST

HAROLD R BLANKSTEIN

OSCAR J BRESLOW REVOCABLE TRUST

MICHAEL E CRANE

HERBERT DAITCHMAN

THE HYLAND B ERICKSON LIVING TRUST

DR SEYMOUR HERSHMAN & SHIRLEY HERSHMAN

FRANKLIN E HORWICH LIVING TRUST

MARTIN L JESSER FAMILY TRUST

JOHN D NORCROSS

VIRGINIA PAQUET

A. MARTIN RANDALL

HAROLD L SILVER LIVING TRUST DATED 06/04/93

DAVID A STENDER

JOEL STENDER & DONNA STENDER

ROBERT J SUNKO

MEYER TAYLOR TRUST DATED 9/9/81

ROBERT TICKMAN

MICHAEL L SUPERA

MARY SUSAN SUPERA FAMILY TRUST

STEVEN R STRAUSS

FURIE SOMERSET LLC

MASLOV SOMERSET LLC

INFINTY SOMERSET LLC

SOMERSET LIMITED PARTNERSHIP

JOHN J KIRLIN AND MARY ANN KIRLIN, JTWROS

KIRLIN FAMILY PARTNERSHIP

KIRLIN ENTERPRISES INC.

JOHN J KIRLIN

GE CAPITAL EQUITY INVESTMENTS, INC

MALCOLM M GAYNOR

ROBERT DUNN GLICK

LLOYD S KUPFERBERG

MARY C BROWN

DAVID MISSNER

IRVIN L SIEGEL CHARITABLE LEAD TRUST

JOANNA BURG

JOANNE B BARTER TRUST

DEBORAH D. CLARK

EBENEZER LUTHERAN CHURCH

MARGARET HAGEN REVOCABLE TRUST

EDWARD A POTTS & LUCILLE B POTTS TENNANTS IN COMMO

LEYKA OBARZANEK & MARLENE BEH LUBER, JOINT TENNA

KNOLLER TRUST DATED DECEMBER 20, 1999, MARCIA & HE

SALLY JO L’HOMMEDIEU

RONALD E. WEBB REVOCABLE INTERVIVOS TRUST

DAVID MOSES & DAPHNE MOSES CUSTODIANS FOR GRACE WH

LOUIS D TACCHETTI REVOCABLE TRUST, LOUIS D TACCHET

LOUDON COUNTY DAY SCHOOL

CHARLES E. GILLMAN AS TRUSTEE OR HIS

THE BETRAM R. ABRAMSON LIVING TRUST

SHERRY SMALL SUNDICK TRUST

MORRIS A. MARKS GST EXEMPT TRUST FBO DIANNE M. MEADER

MORRIS A. MARKS GST EXEMPT TRUST FBO ANDREW J. MARKS

MORRIS A. MARKS GST EXEMPT TRUST FBO LINDA E. MARKS

ESTATE OF RAYMOND STENDER

RITA K. ELSBERG, SUCCESSOR TRUSTEE UNDER TRUST DATED 12/31/81

PATRICIA O. ADAMS REVOCABLE TRUST

STANLEY C. REVOCABLE TRUST DATED 3/25/98

LFC PARTNERS

PAULEEN L. SARKIN

LORRAINE LEWIS

MICHAEL D. RIORDAN

DAVID W. RIORDAN

WILLIAM KAPLAN REVOCABLE TRUST, DATED MAY 17, 2000

BACK FAMILY TRUST

THE NORTHERN TRUST COMPANY A/C

SIDNEY FRIEFIELD LIVING TRUST DATED NOVEMBER 5, 1996

ANNABEL L. CHASEN

REBECCA N. FLEISCHMAN LIVING TRUST UDT MAY 23, 2000, FBO

REBECCA

BARBARA J. AUSTIN

DOROTHY C. DEEMS

STEPHANIE SUZANNE AMATO 1993 TRUST

ELLA ATWOOD TRUST

SUSAN SHAPIRO FAMILY TRUST

ELEANOR G. LOWET FAMILY TRUST

LESTER B. SEIDEL

LAURIE MCLAIN, CUSTODIAN FOR EMILY MCLAIN

BENJAMIN LISS REVOCABLE TRUST DATED 9/19/00

SUETELLE LISS REVOCABLE TRUST DATED 9/19/00

ESTATE OF ADELAIDE E. FARNY

ESTATE OF KATHRYN K. LEVENTHAL

KFP INVESTMENTS LP

BONNIE J. HOLL

MEURICE C. OCHSMAN

ELSIE DEKELBAUM, TRUSTEE UNDER REVOCABLE TRUST AGREEMENT DATED 11/16, 2000

RUTH LEE GREENBERG

JOEL AND ADRIENNE CANNON

CATHERINE JEAN CAPLIN

JEREMY CAPLIN

THE CAPLIN FAMILY TRUST

BARBARA CAREY

FREDRICA ISABELLE SCOTT

G CHARNOFF

BETTY CHASEN

GERALD CHASEN

GERALD AND JO ANN CHASEN

PETER CHYLKO

ANTHONY E. CIUCA

HELEN M. CLIFTON TRUST

FAYE F. COHEN

JOANNE COHEN

MELVIN S. COHEN

NEIL D. COHEN

MARK L. COHEN

SHELDON S. COHEN

ANN A. COLMAN

AMY GERSTIN COOMBS

JOAN G. COOPER

WILLIAM F COPENHAVER

JAMES & KATHRYN CORTASSA TRUST

JAMES CALGENE. CUDDY

SYLVIA DANOVITCH

RICHARD AND CAROLYN DANZANSKY

MARY G. DAVID

ROBERT W. DAVIDSON, JR

DAVID G. DECKER

JOHN G. DECKER

MARVIN DEKELBOUM

HELEN M DEY TRUST U/A 8/22/88

THE ESTATE OF WALTER DIENER

JOYCE & ROGER DITTMAN

DODSON FAMILY PARTNERSHIP

DANA T DUNN

RALPH DWECK

SAMUEL R. DWECK FOUNDATION

LEROY EAKIN III

LINDSAY M EAKIN

EG TRUST DTD 11/18/94

THE JOHN & JOYCE EARMAN

JOSEPH ANDREW EASLEY

GILBERT EISNER

STUART M. ELSBERG

PATRICIA B. EMBERG

MARYGERY ELSBERG

ENGLE FAMILY L.P.

F. EPSTEIN TR/H. EPSTEIN

ELOISE KANFER EURE

H FARHOUDI

SHIRLEY & KENNETH FELD

KAREN FELD TRUST

IRVIN FELDMAN

SARA FELDMAN REVOCABLE INTER VIVOS TRUST

A. SAMUEL FELDMAN REVOCABLE INTER VIVOS TRUST

TILLIE FENICHEL

BETTY FIELDS

INA FINKELSTEIN

LORRAINE H FISCHER

DANIEL MACLEOD FISTERE

MARSHALL POE FITZGERALD

BARBARA FLEISCHMAN

LAWRENCE A. FLEISCHMAN

MARTHA FLEISCHMAN

G. F. & C. J. PILZER CO TR FOR

G. F. & C. J. PILZER CO TR FOR #2

JULIUS FOGEL REVOCABLE TRUST

JULIUS I. FOX

THE RJ FRANKS TRUST NO 1

DIANE FREEDMAN

DAVID R. FROELKE

DR. EDWARD D. AND SHERRY L.

MONA L. FROLE

JAMES A. & DIANE L. FROST

MORTON FUNGER

NORMA LEE FUNGER

KEITH P. FUNGER

W. SCOTT FUNGER

ERNEST A. GERARDI, JR.

JULIAN GERSTIN

MARVIN J. GERSTIN

BERNARD S. GEWIRZ

ETHEL FORMAN GIBBS REVOCABLE TRUST U/A/D DATED 2/2

PHYLLIS R. GIBER

DAVID E. GICHNER

J B GILDENHORN

MICHAEL & BEVERLY GILMORE

THE GIRLS PARTNERSHIP

LINDA M OR STANLEY H GITELSON

PAUL R. & WENDY GLASSMAN, JTRS

LAURA A. GLASSMAN

PAUL R. GLASSMAN

PAUL R. & WENDY GLASSMAN, TTS.

PAUL R. & WENDY GLASSMAN, TTS. #2

PAUL R. & WENDY GLASSMAN, TTS. #3

ELEANOR & LAURA GLASSMAN,

DAVID S. GODFREY

DEBORAH J. GODFREY

PAUL W. GODFREY

PETER J. GODFREY

HENRY H. GOLDBERG

AMY GOLDSTEIN

JULIUS GOLDSTEIN

JOAN S. GOLDWASSER

BERNICE H. GORDON

STUART A. & ELIZABETH GOREWITZ

KINGDON GOULD, JR.

MARY T. GOULD

ALAN H. GRANT

EG GRAT, ROBERT J. FREDA, TTS

CHARLOTTE S. GRAVETT, TEST. TR

FAYE GREEN

HUGH GREENBERG LIVING TRUST

MARTIN & JOAN GREENBERG

RAYMOND AND MARILYN GREENBERG

ESTATE OF CELIA K. GROSSBERG #2

ESTATE OF SOLOMON GROSSBERG

GROSSBERG FAMILY TRUST

TERRY ILEEN GUINTER

F T GURGANUS

GYB INVESTMENTS

CHARLES R & MARGARET A HAGEN

M F HAMMERMAN

ANNA M. HANEY

GARNER HANEY

GARNER & LYNN HANEY

MELTON D. HANEY

MELTON D. HANEY #2

R T HANLON

LEATRICE J. HARPSTER

NANCY L HARRIS, TRUSTEE,

NANCY L HARRIS, TRUSTEE, #2

JOHN A. HARRIS

GAIL P. HARSTEIN

E. MATTHEW HAUSE

MANDA M HAZELETT

F. CLEVELAND HEDRICK, JR

DAVID B. HIPSMAN

FRANK HIRSCH

HAROLD HIRSH, MD

JANE R. HIRSH

JOANNE S. HIRSCH

SEMY MIMY HODAK

PAULINE F. HOFFMAN

WALLACE F HOLLADAY

WALLACE F HOLLADAY JR

TEGWYN HONEY

JAMES F. HORNER

DAVID B. HOWLAND

LOIS B. HOWLAND TRUST

SUSAN D. HUGHES

JUDI S. HUNT

INTERVIVOS IRREVOCABLE TRUST

FIRST UNION NATIONAL BANK, TRUST

R. DOUGLAS JACKSON

B R JACOBS

LEONARD A. JACOBS

A.H. AND R.R. JEFFRIES

ELLEN G. JOYCE

THE JRB TRUST

OSCAR KAMMERMAN RES TRUST

MAX M. KAMPELMAN

EDWARD KAPLAN

MARIE KARL

JOHN A KARLSON

NANCY C. KASKY

NORMA A. KASS

ADAM KAUFMANN

GREGORY KAUFMANN

BERNICE KAUFMANN TRUST

RICHARD D KAUFMANN

SANDRA HAUG KAVOURAS

CRAIG J. KAY

KAY VILLAGE INVESTORS PSHIP

KAY VILLAGE INVESTORS PSHIP #2

FORDOR INVESTORS PSHIP

FORDOR INVESTORS PSHIP #2

STEVEN KAY

WILLIAM & VICTORIA KELCH TRUST

PETER B. KENEN

LAWRENCE KIRSTEIN

LEE G KIRSTEIN

GARY KIRSTEIN

KEVIN M. KIRSTEIN

LAUREN KIRSTEIN ISSEMBERT

STEVEN A. KIRSTEIN

PAUL L & EMOGENE R KITE

HANNAH C. KLEIN

NORMA G KLINE

MARION R. KOEHLER

ROLF A. & MARION KOEHLER

ARLENE R. KOGOD

LESLIE SUSAN KOGOD

MARVIN KOGOD

ROBERT P. KOGOD

LAUREN SUE KOGOD

STUART A. KOGOD

NANCY LYNN SCHER KRAKOWER

MATTHEW DANIEL KRAVITZ

CARMEN M. KREEGER, ET AL

NORA A. KREGER, TRUSTEE

EUGENE KRESSIN

RICHARD KRONHEIM

MARK RAYMOND KUKOSKI

SOL KULLEN REMAINDER ANNUITY TR

KURSTIN FAMILY TRUST 10-15-91

JOHN MILNE KURTZ

R H L’HOMMEDIEU

NATHAN LANDOW

ALEXANDER M. LANKLER

CHARLES LAPINE

PAUL LARNER

NATALIE BERMAN & JACQUELINE

DIANE O LAWHORN

HERBERT K. LAWHORN

VICTOR J LAZAROW

JULIE F LEE

BERNHARDT R. LEHRMAN

SAMUEL LEHRMAN

TRUSTS U/W/O C. F. LEHR

WILBUR LEVENTER

BARBARA LEVENTER

KATHRYN K. LEVENTHAL TRUST,

S.E. LEVENTHAL 546-1230319-055

ALEC LEVIN REVOC INTER VIVOS

LEVITAN FAMILY TRUST SHARE H

BESSIE A LEVITAN REVOC TRUST

MARJORIE LEVITAN

SHIRLEY N.LEVITT & IRV. LEVITT

BETTY A. LEVY

THE S. LEVY TRUST

JAY D. LEWIN

LYNN B. LEWIN REVOCABLE TRUST

ROBERT J LEWIS

BARRETT M LINDE

MARGARET E. OURISMAN LINDER

FRANCES G. & JACOB C. LISH

MICHELLE L. SMITH

STACEY LISS 1983 TRUST

MICHAEL S. LISS 1985 TRUST

FULTON LISS

ELAINE H. LITSCHGI REVOC. TRUST U/D 4/20/95

ELEANOR G. LOWET

NANCY SCHEKTER LUDWIG

GERALD LUSTINE

SANDRE LUSTINE

NORBERT M. LUSTINE

HARRY G LYNN REVOCABLE TRUST

LAURIE J. & STEVEN D. MACHT,

CYNTHIA MACKLER

SCOTT MALZAHN

JOHN R MANNIX & DIANE M MANNIX

MICHAEL EDWARD MANNIX

CHARLES MARKISON

LINDA ELLEN MARKS

I. GUY MARTIN

ZELDA MASON, TRUSTEE OF ZELDA

MERCANTILE CO & E FEINBLATT

GAIL MCAULIFFE

MAUREEN MCCABE

DONALD F. MCCAULLEY TRUST

JANE B. MCCAULLEY TRUST

RICHARD B. MCCAULLEY

WILLIAM P MCKELWAY TRUST

LAURIE A MCLAIN

LAURIE MCLAIN

LYDIA F. MCCLAIN

MATTHEW BROOKS MCCORMICK

JOHN MCMAHON

KENNETH L. MCVEARRY

ROBERT MERKIN

MAURY MERKIN

GORDON FREDERICK MEUSE

LOUIS MILLER

MILDRED BLAND MILLER TRUST

ROBERT E. MILLER

STUART H. MILLER

JOHN F. MILLER, III

WESLEY MINAMI

HARRIET MISHNER REVOCABLE TR.

MARGARET B MITCHELL

ARNITA MONGIOVI

WALTER F. & MARY D. MOORE

DEBORAH L. MORAN

MORT TRUST U/A/D 1/8/93

FRANK A & VIRGINIA B

ELIZABETH J. MOSHER

FLORENCE MOST

FLORENCE MOST, TRUSTEE

LAURIE MOXHAM

SUKI MUNSELL

BAMBI I. MYERS

DANCY A. MYERS

WILL S MYERS

MELANIE FUNGER NICHOLS

DR. ALLEN NIMETZ

MARTIN NORWITZ

ALAN H. NORWITZ

BETTE BALDINGER NUSSBAUM

RALPH OCHSMAN

SHARON LYNN OCHSMAN

BRUCE D. OCHSMAN

JEFFREY W. OCHSMAN

MICHAEL P. OCHSMAN

WENDY A. OCHSMAN

GEORGE W ORTON AND LEE H ORTON

COOKIE D. OSTROW

FLORENZ OURISMAN

MANDELL J OURISMAN

DAVID J OURISMAN

JOHN MANDELL OURISMAN

ROBERT BENJAMIN OURISMAN

NICHOLAS G. PALEOLOGOS

PARKING MANAGEMENT INC.

ROBERT R. PARKS

DAVID D. PEETE, JR.

EDWARD COLA PEETE

SHARON PEIKIN

J. FOGEL & J. LISH

J. FOGEL & J.C. LISH TR FOR

HELEN FOGEL PHILLIPS

DR J. FOGEL & J. LISH TR

ALYSON F. PILZER

DR J. FOGEL AND G. PILZER

CHARLES J. PILZER

CHARLES LEO PILZER

GERALDINE F. PILZER

TRACY L. PILZER

LEIGH C. PILZER

JORGE PINEDA

S L PITTMAN

JAMES D. POLICARO

JAMES M. PORTER

GLORIA POLSTELNEK

JANET L. POTTER TRUST

KENNETH STEWART POTTER TRUST

RICHARD LEE POTTER

GLENDA S. POTTER

RICHARD LEE POTTER, CUSTODIAN

THE DULCIE H. POTTER TRUST

KENNETH S. POTTER TRUST

R L POTTER TRUST

RICHARD LEE POTTER, CUSTODIAN #2

RICHARD LEE POTTER, CUSTODIAN #3

KENNETH S. POTTER

KENNETH S & KRISTEN V

WILLIAM PRICE

STANLEY & ANITA RABINOWITZ

A. L. RABINOWITZ 1996 REV TRUST

THE STANLEY RABINOWITZ 1996 REV

KLARA K. READ, TR. U/TR.

ROBERT REED

ALFRED E. & LINDA L REEVES

THOMAS E. AND ANNE S. REEVES

REINSCH FAMILY LTD PARTNERSHIP

F TURNER REUTER MD

LEONA RICH

JOHN & ELIZABETH RICHMOND

JOHN F. RIHTARCHIK

ROBIN ENTERPRISES

CRESTAR BANK, CUST. FBO ALBERT

BARRY S. ROBINS

JOAN ROBINS

RICHARD W. ROBINS

BETH O. ROCKS

G R RODGERS JR

ELAINE D. ROSENSWEIG

GEORGE & JANE ROSEN

JACQUELINE ROSEN

JACQUELINE ROSEN EXEMPT SHARE T

GRACE RUBIN

THE HOWARD F. RUBY TRUST UAD

FRED RUNCO

J S RUSHTON

HOWARD AND ELIANA SACHAR, J.T.

MARIANNE SACKNOFF

JEROME SANDLER

STEVEN SANDLER

PHILIP D. AND BONNIE G. SAYERS

ARTHUR D. SCHAFFER LIVING

HUBERT M. SCHLOSBERG

RUTH SCHEKTER

GLORIA SCHERR

SUSAN SCHLOSSER

ANDREW SCHUMAN

SHIRLEY SCOVERN

ANGELA SEGAL

DEVON SEGAL

HERMINE SEGAL

NOEL SEGAL

ERIC M. SEIDEL

JILL N. SHAFFER

TIMOTHY J. SHAFFER

CATHERINE C. SHANNON

SUSAN SHAPIRO

ARNOLD F. SHAW, TRUSTEE

WALTER SHEEHAN

MICHAEL SHEHADI

SHIPPING CREEK ASSOCIATES

CARLYNN SILVERMAN

LAWRENCE SILVERMAN

THE FIRST AMY LOUISE SILVERMAN

THE FIRST LISA IVY SILVERMAN

RALPH P. & EILEEN SILVERMAN

EDWARD A SIRKIN

CHESTER ARTHUR SLATER, JR.

HASKELL B. SMALL

THE RACHEL B. SMALL TRUST

THE SARAH H. SMALL TRUST

CLARICE R. SMITH

DAVID BRUCE SMITH

BENJAMIN M. SMITH, JR.

A. & R. KOGOD, TRUSTEES/ D.B.

A. & R. KOGOD, TRUSTEES

HOWARD W. SMITH, JR.

ROBERT H. SMITH

CAROLYN M. SMITH

RUTH SNYDER

M. BRUCE SNYDER

LEONARD A. SOLOMON

L & R SOLOMON, JOINT TENANTS

DAVID BURTON SPITZER

JUDITH STAHL

DAVID L. STEARMAN

BERNICE R. STEARMAN

M N STEREN

SCOTT E & CATHY C STERLING

RITA STERLING

NANCY M. STEVENS

JOHN & MARY STEWARD

RUTH ST. JOHN

GERALD STOLLER

MAX STOLLER TRUST

DEBORAH CROSBY STOUT

ERIC DAVID STRACK

M STURT

ROBERT L & SHARON M SUDOL

SUZANNE D. SUGAR

STEPHEN E. SUGAR

SHERRY SMALL SUNDICK

THE AMY BETH SUNDICK TRUST,

THE SUZANNE FAYE SUNDICK TRUST

HANNAH FLYNN TAGER

JEREMY AND ANNE TAGER

FRANK R. TALBOT, III AND

DAVID W TAYLOR

BAHMAN TEIMOURIAN

KENNETH M THOMPSON II

STEPHEN THOMPSON

SUSAN ABEL THOMOFF

JEAN TOOMBS-C/O MURRAY BRADLEY

JOHN H. TRIBBLE

NANCY O. & JOHN H TRIBBLE

DENNIS S & SANDRA H TURNER

MERCANTILE CO & M FEINBLATT,

VICTOR A. VAUGHN

G DUANE VIETH

INGRID ELAINE HAUG

INGRID ELAINE HAUG #2

INGRID ELAINE HAUG #3

MITCHEL A. & PENELOPE WALD

WASHINGTON BRICK & TERRA COTTA

WASHINGTON FOREST ASSOCIATES

MARJORIE WEBBER

ROGER L. WEEKS

WEIHE FAMILY TRUST

JULIANA C. WEIHE LIVING TRUST

EDWIN WEIHE

KRISTIN WEIHE MIDDLETON

LISA M. WEIHE

CHARLOTTE K. WEIHE

MILDRED S WELLER, TRUSTEE

SHAUNA MILLER WERTHEIM

WARREN D WHITWORTH

JOHN J WILLIAMS, JR

DAVID LEE WILT

T/U/W OF ERNEST D. WILT

FREDERICK CHARLES WILT

HARRIET L. WILT

KATHLEEN WINSOR

DONALD M WOLF

LEON WOLFE REVOCABLE TRUST

MARLENE K WOLSKY

FREDERICK PAUL WRIEDEN

HELEN PATTON WRIGHT

ELEANOR WUNDERLICH

DIANE C. ZACK

ELAINE SCHER ZELLER CR EQ TR

ELAINE ZELLER MARITAL TRUST

ROBERT D. ZIMET

CES RESIDENTIAL REALTY, INC.

CES MGMT. CONSTRUCTION, INC.

CES MANAGEMENT, INC.

Schedule 2 to Exhibit D

Protected Properties

The following is a list of the Protected Properties. For entities that are listed, the Protected Properties include all interests in that entity or joint venture and any debt outstanding to that entity or joint venture.

1841 Columbia Road

2000 Commonwealth

2201 Wilson Boulevard

2501 Porter Street

Alban Towers

Alban Towers — Land

Alban Towers, L.L.C.

Albemarle

Arlington Overlook Central

Arlington Overlook North

Arlington Overlook South

Ballston Place

Bedford Village

Boulevard of Old Town (includes Governor Spotswood Manor)

Brandywine Apartments

Brandywine Apartments of Maryland, LLC

Broadband Residential, Inc.

Buchanan House

Calvert-Woodley

Car Barn I

Car Barn II

Car Barn III

Charles E. Smith Insurance Agency, Inc.

Charter Oak

Cleveland House

Columbia Crossing

Connecticut Heights

Corcoran House

Countryside

Courthouse Hill L.L.C.

Courthouse Place

Courthouse Plaza

Cronin’s Landing

Crystal House I

Crystal House II

Crystal Place

Crystal Plaza

Crystal Square

Crystal Towers

Delaware Place (fka Dearborn Place)

First Herndon Associates L. P.

Gateway Place

Harbour House

Liberty Center

Lincoln Towers

Maple Leaf

McClurg Court

Metropolitan Acquisition Finance L.P.

Miami Beach Properties L.L.C.

Mirador (fka Forte Towers) — One residential house to be converted for Mirador parking use

New River Village

Newport Village I

Newport Village II

Newport Village III

Oaks of Tysons

Ocean Crest Beach — Building III

Ocean Crest Beach — Court Building

Ocean Crest Beach — South Building

Ocean Crest Club — North Building

Ocean Crest Club — West Building

Ocean View — Building A

Ocean View — Building B

Ocean View — Building C

One East Delaware

One Superior Place

Parc Vista

Park Connecticut

Park Lincoln (fka Park West)

Park Millennium

Park Millennium (fka Fairmont Site)

Patriot Village I

Patriot Village II

Patriot Village III

Plaza 440

Plaza 440 Apartments

Pollard Gardens I, L.L.C.

Renaissance Apartments

Reston Landing

Sagamore Towers

Skyline Mall

Skyline Towers

Smith Employment Services L.P.

Smith Partnership

Smith Property Holdings 2000 Commonwealth L.L.C.

Smith Property Holdings 4411 Connecticut Avenue L.L.C.

Smith Property Holdings Alban Towers L.L.C.

Smith Property Holdings Alban Towers Two L.L.C.

Smith Property Holdings Aventura A L.L.C.

Smith Property Holdings Aventura B L.L.C.

Smith Property Holdings Aventura C L.L.C.

Smith Property Holdings Buchanan House L.L.C.

Smith Property Holdings Columbia Road, L.P.

Smith Property Holdings Concord L.L.C.

Smith Property Holdings Consulate L.L.C.

Smith Property Holdings Countryside L.L.C.

Smith Property Holdings Cronin’s Landing L.P.

Smith Property Holdings Crystal Houses L.L.C.

Smith Property Holdings Crystal Plaza L.L.C.

Smith Property Holdings Crystal Towers L.P.

Smith Property Holdings Dearborn Place Manager L.L.C.

Smith Property Holdings Delaware Place, L.P.

Smith Property Holdings Five (D.C.) L.P.

Smith Property Holdings Five L.P.

Smith Property Holdings Four L.P.

Smith Property Holdings Harbour House L.L.C.

Smith Property Holdings Illinois Center L.L.C.

Smith Property Holdings Kenmore L.P.

Smith Property Holdings Lincoln Towers L.L.C.

Smith Property Holdings McClurg Court L.L.C.

Smith Property Holdings New River L.L.C.

Smith Property Holdings One (D.C.) L.P.

Smith Property Holdings One East Delaware L.L.C.

Smith Property Holdings One L.P.

Smith Property Holdings Parc Vista L.L.C.

Smith Property Holdings Park West L.L.C.

Smith Property Holdings Plaza 440 Manager L.L.C.

Smith Property Holdings Renaissance Manager L.L.C.

Smith Property Holdings Reston Landing L.L.C.

Smith Property Holdings Sagamore Towers, L.L.C.

Smith Property Holdings Seven L.P.

Smith Property Holdings Six (D.C.) L.P.

Smith Property Holdings Six L.P.

Smith Property Holdings Skyline Mall L.L.C.

Smith Property Holdings Skyline Towers, L.L.C.

Smith Property Holdings Somerset L.L.C.

Smith Property Holdings South Beach Towers L.L.C.

Smith Property Holdings Springfield L.L.C.

Smith Property Holdings Stonebridge L.L.C.

Smith Property Holdings Sunset Pointe Court L.L.C.

Smith Property Holdings Sunset Pointe III L.L.C.

Smith Property Holdings Sunset Pointe North L.L.C.

Smith Property Holdings Sunset Pointe South L.L.C.

Smith Property Holdings Sunset Pointe West L.L.C.

Smith Property Holdings Superior Place L.L.C.

Smith Property Holdings Terrace L.L.C.

Smith Property Holdings Three (D.C.) L.P.

Smith Property Holdings Three L.P.

Smith Properly Holdings Two (D.C.) L.P.

Smith Property Holdings Two L.P.

Smith Property Holdings Van Ness L.P.

Smith Property Holdings Water Park Towers L.L.C.

Smith Property Holdings Wilson L.L.C.

Smith Realty Company

SPH Plaza 440 L.L.C.

SPH Renaissance, L.L.C.

SPH Springfield Station, L.L.C.

SPH University Center L.L.C.

Springfield Station

Statesman

Stonebridge at University Center

Stonegate (fka Somerset)

Terrace

The Bennington

The Consulate

The Kenmore

Tunlaw Gardens

Tunlaw Park

Van Ness South

Wabash/Hubbard Limited Partnership

Water Park Towers

Westerly

Schedule 3 to Exhibit D

Schedule 3 has been intentionally left blank.

Schedule 4-1 to Exhibit D

Existing Nonrecourse Debt

That Is a Nonrecourse Liability

				CURRENT
				OUTSTANDING			PROPERTY ASSOCIATED
				BALANCE			WITH DEBT	DEBT BY
	ORIGINAL	CURRENT		at			(Bold Properties represent	PROPERTY
LENDER	AMOUNT	BALANCE	GUARANTEE	10/31/01	MATURITY	COMMENTS	contributed assets)	at 10/31/01
FREDDIE MAC (2000 COMMONWEALTH)	7,700,000	7,700,000		7,700,000	01/01/07	Interest Only	2000 COMMONWEALTH	7,700,000

FREDDIE MAC (CONSULATE)	26,950,000	26,950,000		26,950,000	04/01/12	I/O thru 3/11 then Amortizing 30 Year	THE CONSULATE	26,950,000

NML (NORTHWESTERN MUTUAL LIFE MORTAGE)	30,000,000	28,887,781		28,887,781	07/01/04	Amortizing — 25 Year	CHARTER OAK	14,443,890
							OAKS OF TYSONS	14,443,891
							TOTAL	28,887,781

FNMA (CRYSTAL TOWERS)	46,500,000	43,357,746		43,357,746	01/01/06	Amortizing — 30 Year	CRYSTAL TOWERS	43,357,746
FREDDIE MAC (COUNTRYSIDE)	28,000,000	28,000,000		28,000,000	07/01/06	Interest Only	COUNTRYSIDE	28,000,000
JOHN HANCOCK (SAGAMORE)	7,027,817	6,130,783		6,130,783	08/01/06	Amortizing — 20 Year	SAGAMORE TOWERS (FKA BERKELEY — 2,513,620, DUKE — 1,885,522, PRINCE —1,731,641)	6,130,783
FREDDIE MAC (1841 COLUMBIA ROAD)	3,900,000	3,900,000		3,900,000	09/01/06	Interest Only	1841 COLUMBIA ROAD	3,900,000

FREDDIE MAC (2000 COMMONWEALTH)	17,100,000	17,100,000		17,100,000	01/01/07	Interest Only	2000 COMMONWEALTH	17,100,000

FNMA/(GREEN PARK TERRACE)	15,600,000	15,600,000		15,600,000	04/01/07	Interest Only	TERRACE	15,600,000
FNMA (CONNECTICUT HEIGHTS)	20,000,000	20,000,000		20,000,000	04/01/08	Interest Only	CONNECTICUT HEIGHTS	20,000,000

				CURRENT			PROPERTY ASSOCIATED
				OUTSTANDING			WITH DEBT	DEBT BY
	ORIGINAL	CURRENT		BALANCE at			(Bold Properties represent	PROPERTY
LENDER	AMOUNT	BALANCE	GUARANTEE	10/31/01	MATURITY	COMMENTS	contributed assets)	at 10/31/01
PRUDENTIAL WATERPARK/PARC VISTA)	53,000,000	53,000,000		53,000,000	06/05/08	Interest Only	PARC VISTA (FKA OXFORD)	25,238,000

							WATERPARK TOWERS (FKA SECOND PARK RENTAL)	27,762,000

							TOTAL	53,000,000

NML(CRONINS LANDING)	32,958,000	29,928,538	9,000,000	20,928,538	03/01/09	Amortizing — 25 Year	CRONIN’S LANDING	20,928,538

NML (NORTHWESTERN MUTUAL LIFE MORTAGE POOL)	117,000,000	109,894,193	41,896,919	67,997,274	07/01/09	Amortizing — 25 Year	2501 PORTER STREET	8,504,963

							GATEWAY PLACE (FKA EADS GATEWAY)	7,567,402

							NEWPORT VILLAGE I & II	14,878,456

							COLUMBIA CROSSING (FKA SCOTT STREET)	8,420,708

							SKYLINE MALL (OR SEVENTH SKYLINE)	7,103,702

							CLEVLAND HOUSE (FKA SHOREMADE)	4,476,264

							CALVERT-WOODLEY	3,303,867

							COURTHOUSE PLAZA (FKA THIRD COURTHOUSE)	13,741,911

							TOTAL	67,997,274

PRUDENTIAL (PATRIOT VILLAGE)	31,094,943	31,094,943		31,094,943	08/01/09	Interest Only through 10/2004	PATRIOT VILLAGE I	10,175,603

NOTE: EXCLUDES PATRIOT VILLAGE GROUND LESSOR						Then Amortizing — 30 Year	PATRIOT VILLAGE II	38,927,493

				CURRENT			PROPERTY ASSOCIATED
				OUTSTANDING			WITH DEBT	DEBT BY
	ORIGINAL	CURRENT		BALANCE at			(Bold Properties represent	PROPERTY
LENDER	AMOUNT	BALANCE	GUARANTEE	10/31/01	MATURITY	COMMENTS	contributed assets)	at 10/31/01
							patriot village III	11,991,847

							TOTAL	31,094,943

MORGAN (CRYSTAL PLAZA)	34,000,000	32,497,536		32,497,536	12/01/27	Amortizing — 30 Year	CRYSTAL PLAZA	32,497,536

FREDDIE MAC (SKYLINE TOWERS)	49,300,000	49,300,000		49,300,000	01/01/11	I/O thru 1/09 then Amortizing 30 Year	SKYLINE TOWERS	49,300,000

FREDDIE MAC (2ND MORTGAGE
SKYLINE TOWERS)	13,000,000	13,000,000		13,000,000	01/01/11	Interest Only	SKYLINE TOWERS	13,000,000

FREDDIE MAC (CRYSTAL HOUSES I & II)	38,250,000	38,250,000		38,250,000	01/01/11	I/O thru 1/09 then Amort 30 Year	CRYSTAL HOUSE I	24,295,379

FREDDIE MAC (2ND MORTGAGE
CRYSTAL HOUSES I & II)	11,000,000	11,000,000		11,000,000	01/01/11	Interest Only	CRYSTAL HOUSE II	24,954,621

TOTAL	49,250,000	49,250,000		49,250,000		TOTAL	TOTAL	49,250,000

FREDDIE MAC (BUCHANAN HOUSE)	38,000,000	38,000,000	25,500,000	12,500,000	02/01/11	Interest Only through 4/2009	BUCHANAN HOUSE (FKA MARBURY)	12,500,000
						Then Amortizing — 30 Year

FNMA/GREEN PARK (DC PROPERTIES)	53,494,000	53,494,000		53,494,000	07/01/12	Interest Only through 6/2010	OCEAN VIEW — BUILDING C (FKA STRATFORD COLUMBIAN)	880,001
						Then Amortizing — 20 Year	CORCORAN HOUSE	5,458,911

							ARLINGTON OVERLOOK NORTH (FKA MADISON)	2,000,000

							STATESMAN (FKA SAGE)	10,681,777

							OCEAN VIEW — BUILDING B (FKA WINDSOR TOWERS)	7,200,000

							ALBEMARLE	13,688,912

				CURRENT			PROPERTY ASSOCIATED
				OUTSTANDING			WITH DEBT	DEBT BY
	ORIGINAL	CURRENT		BALANCE at			(Bold Properties represent	PROPERTY
LENDER	AMOUNT	BALANCE	GUARANTEE	10/31/01	MATURITY	COMMENTS	contributed assets)	at 10/31/01
							RESTON LANDING (FKA WORLDGATE RETAIL)	2,523,956

							THE KENMORE	11,060,443
							TOTAL	53,494,000

FREDDIE MAC (McCLURG COURT)	61,750,000	61,750,000		61,750,000	10/01/14	I/O thru 9/10 then Amortizing 30 Year	McCLURG COURT	61,750,000

FREDDIE MAC (VAN NESS POOL)	60,800,000	60,800,000		60,800,000	10//01/15	I/O thru 9/10 then Amortizing 30 Year	VAN NESS SOUTH	44,700,000

							TUNLAW PARK	7,350,000

							TUNLAW GARDENS	8,750.000
							TOTAL	60,800.000

FNMA (2ND MORTGAGE ON CRYSTAL TOWERS)	23,350,000	23,350,000		23,350,000	01/01/06	Interest Only	CRYSTAL TOWERS	23,350,000

FNMA Mortgage Pool — Draw 3	23,000,000	23,000,000		23,000,000	06/01/07	Interest Only

FNMA/GREEN PARK (FNMA MORTGAGE POOL -DRAW 2)	29,507,000	29,507,000		29,507,000	06/01/07	I/O thru 11/03 then Amortizing 30 Year

FNMA/GREEN PARK(AVENTURA)	49,400,000	49,400,000		49,400,000	02/01/10	I/O thru 12/06 then Amortizing 30 Year	OCEAN VIEW- BUILDING A (FKA FORT CHAPLIN)	26,880,923

FNMA/GREEN PARK(FNMA MORTGAGE POOL 2)	140,000,000	140,000,000		140,000,000	11/01/13	I/O thru 11/03 then Amortizing 30 Year	OCEAN VIEW -BUILDING B (FKA WINDSOR TOWERS)	15,528,679
	241,907,000	241,907,000		241,907,000			OCEAN VIEW -BUILDING C (FKA STRATFORD COLUMBIAN)	15,528,679
							CRYSTAL SQUARE (FKA FIRST BALL)	32,335,626

				CURRENT			PROPERTY ASSOCIATED
				OUTSTANDING			WITH DEBT	DEBT BY
	ORIGINAL	CURRENT		BALANCE at			(Bold Properties represent	PROPERTY
LENDER	AMOUNT	BALANCE	GUARANTEE	10/31/01	MATURITY	COMMENTS	contributed assets)	at 10/31/01
							BEDFORD VILLAGE (22,760,187 OF TUDOR INCLUDED)	42,652,951

							CAR BARN I	6,161,206

							ARLINGTON OVERLOOK SOUTH (FKA JEFFERSON)	17,481,378

							ARLINGTON OVERLOOK CENTRAL (FKA MONROE)	14,052,339

							CRYSTAL PLACE (FKA PARK RENTAL)	17,409,757

							CAR BARN II	3,314,304

							NEWPORT VILLAGE III (FKA VILLAGE)	10,888,080

							NEW RIVER VILLAGE (FKA OLEANS VILLAGE)****	19,022,638

							2201 WILSON BOULEVARD (FKA OLEANS VILLAGE) ****	20,650,440
								241,907,000

ALBAN TOWERS*****	40,300,000	34,184,069		34,181,069	02/05/02	Interest Only	ALBAN TOWERS	34,184,069

REVOLVER	100,000,000	100,000,000		100,000,000	02/04/04	Interest Only	UNALLOCATED	94,092,606

							PARKWEST	5,907,394
								100,000.000

REVOLVER	50,000,000	50,000,000		50,000,000	02/04/04	Interest Only	CONCORD (BALLSTON)	17,900,000

							SOMERSET	32,100,000

				CURRENT			PROPERTY ASSOCIATED
				OUTSTANDING			WITH DEBT	DEBT BY
	ORIGINAL	CURRENT		BALANCE at			(Bold Properties represent	PROPERTY
LENDER	AMOUNT	BALANCE	GUARANTEE	10/31/01	MATURITY	COMMENTS	contributed assets)	at 10/31/01

								50,000,000

REVOLVER	163,767,500	163,767,500		163,767,500	05/31/10	Interest Only	UNALLOCATED	163,767,500

REVOLVER******	24,778,950	24,778,950		24,778,950	02/04/04	Interest Only	UNALLOCATED	24,778,950

TOTALS	1,440,528,210	1,417,623,039	76,396,919	1,341,226,120			TOTAL DEBT	1,341,226,120

JOINT VENTURE DEBTS

UNIVERSITY CENTER *	31,000,000	29,848,54l		29,848,541	05/10/03	Amortizing — 30 Year	UNIVERSITY CENTER	29,848,541

SPRINGFIELD STATION **	37,000,000	37,000,000		37,000,000	06/01/09	Interest Only	SPRINGFIELD STATION	37,000,000

RENAISSANCE ***	19,000,000	19,000,000		19,000,000	04/01/06	Interest Only	RENAISSANCE	19,000,000

*     University Center Ownership Percentage 40%

Springfield Station Ownership Percentage 48%

Renaissance Ownership Percentage 25%

The Total New River and 2201 Wilson debt is allocated 18,992,662 to Prince and 20,680,416 to Duke.

**   Alban Towers LLC Ownership Percentage is 1%. The amount outstanding at 10/31/01 does not include a pending draw request in the amount of $1,198,179.

*** Includes Outstanding Letters of Credit of $5,778,950

Schedule 4-2 to Exhibit D

Existing Nonrecourse Debt

That Is a Partner Nonrecourse Debt

		OUTSTANDING				TOP OR
	PRINCIPAL	GUARANTEED	PARTNER	PARTNER	AMOUNT	BOTTOM
LENDER	AMOUNT	AMOUNT	ODS #	GUARANTEEING DEBT	GUARANTEED	GUARANTEE
NML (NORTHWESTERN MUTUAL LIFE MORTGAGE)	41,896,919	41,896,919	3010	LEONARD ABEL	$244,910	TOP
			27030	MAXINE D. ALTMAN	$5,467	TOP
			27080	PAULINE DORTHY	$15,000	TOP
				ALTMAN, TRUSTEE UNDER TRUST AGREEMENT
			68010	BRYON B. AND MARY KATE BLACK, TENANTS BY THE ENTIRETIES	$22,383	TOP
			75410	JAMES M. BONNER	$50,084	TOP
			75400	JANET L, BONNER	$41,151	TOP
			102024	DEBORAH D. CLARK	$2,159	TOP
			118010	PETER CHYLKO	$523	BOTTOM
			229020	LAWRENCE A. FLEISCHMAN	$339,448	TOP
			229030	MARTHA FLEISCHMAN	$19,000	BOTTOM
			253010	DAVID R. FROELKE	$681	TOP

		OUTSTANDING				TOP OR
	PRINCIPAL	GUARANTEED	PARTNER	PARTNER	AMOUNT	BOTTOM
LENDER	AMOUNT	AMOUNT	ODS #	GUARANTEEING DEBT	GUARANTEED	GUARANTEE
			265020	ERNEST A. GEEARDI, JR.	$48,000	TOP

			315040	MELTON D. & ANNA M. HANEY	$29,844	BOTTOM

			376750	MARIE KARL	$700	TOP

			398010	LAWRENCE KIRSTEIN C/O RICHMARR CONSTRUCTION CO.	$665,088	TOP

			398020	LEE G. KIRSTEIN	$59,688	TOP

			398760	PAUL L. & EMOGENE R KITE	$287	TOP

			101847	MARVIN KOGOD REVOCABLE TRUST	$14,922	TOP

			101848	MURIEL KOGOD REVOCABLE TRUST	$14,922	TOP

			435010	JOHN MILNE KURTZ	$822	TOP

			442010	ALEXANDER M. LANKLER	$217,650	TOP

			460020	BESSIE LEVITAN FAMILY TRUST SHARE H	$96,946	TOP

			460040	MARJORIE A. LEVITAN	$23,400	TOP

			472900	FULTON LISS	$48,000	TOP

		OUTSTANDING				TOP OR
	PRINCIPAL	GUARANTEED	PARTNER	PARTNER	AMOUNT	BOTTOM
LENDER	AMOUNT	AMOUNT	ODS #	GUARANTEEING DEBT	GUARANTEED	GUARANTEE
			472600	MICHELLE S. LISS	$74,610	TOP

			501990	JANE B. MCCAULLEY TRUST, JANE B. MCCAULLEYOR DONALD F. MCCAULLEY, TRUSTEES	$11,938	TOP

			502510	MATTHEW BROOKS MCCORMICK	$1,147	BOTTOM

			504500	KENNETH L. MCVEARRY	$24,665	TOP

			570410	JAMES POLICARO	$616	TOP

			577090	GLENDA S. POTTER	$50,084	TOP

			577080	RICHARD LEE POTTER	$41,151	TOP

			602600	RF & P PROPERTIES	$5,195,000	TOP

			607010	JOHN F. RIHTARGHIK	$675	TOP

			664510	MICHAEL T. SHEHADI	$24,665	TOP

			666010	SHIPPING CREEK ASSOCIATES	$29,844	TOP

			699010	SCOTT E. & CATHY C. STERLING	$529	TOP

			712020	DAVID W. TAYLOR	$445	TOP

			715020	STEPHEN THOMPSON	$739	BOTTOM

		OUTSTANDING				TOP OR
	PRINCIPAL	GUARANTEED	PARTNER	PARTNER	AMOUNT	BOTTOM
LENDER	AMOUNT	AMOUNT	ODS #	GUARANTEEING DEBT	GUARANTEED	GUARANTEE
			745010	WASHINGTON BRICK & TERRA COTTA CO.	$806,248	TOP

			748010	ROGER L. WEEKS	$60,759	TOP

			765010	FREDERICK PAUL WRIEDEN	$1,825	TOP

			794010	ROBERT D. ZIMET	$18,079	TOP

			102010	BETTY JOAN BURR	$150,245	TOP

			317070	JOHN HARRIS	$23,476	BOTTOM

			85030	THE E.R. BROIDA TRUST	$1,425,000	BOTTOM

			102087	LFC PARTNERS	$15,000,000	BOTTOM

			619020	THE H.F. RUBY TRUST	$1,025,000	BOTTOM

			684181	ROBERT H. SMITH	$6,689,463	BOTTOM

			408130	ROBERTY P. KOGOD	$6,689,483	BOTTOM

			229010	BARBARA FLEISGHMAN	$12,500	TOP

			263040	ALLEN GELLER	$32,002	TOP

			334010	LOISB. HOWLAND TR, LOIS B HOWLAND OR PAUL D. HOWLAND TRUSTEES	$8,953	TOP

			36010	ALEXANDER H. AND ROBERTA R. JEFFRIES, TENANTS BY THE ENTIRETIES	$22,383	TOP

		OUTSTANDING				TOP OR
	PRINCIPAL	GUARANTEED	PARTNER	PARTNER	AMOUNT	BOTTOM
LENDER	AMOUNT	AMOUNT	ODS #	GUARANTEEING DEBT	GUARANTEED	GUARANTEE
			386010	MARVIN L. KAY (E24)	$909,953	TOP

			398030	RICHARD A. KIRSTEIN	$991,593	TOP
				C/O RICHMARR CONSTRUCTION CO.

			464010	ALAN & BETTY LEVY	$629	TOP

			454020	WILBUR & BARBARA LEVENTER	$84,827	TOP

			460080	ROGER S. LEVITAN	$23,400	TOP

			473010	ANTHONY J. LOPINTO	$12,332	TOP

			744010	JACK LURIA	$7,997	TOP

			521010	ALFRED H. MOSES	$56,342	BOTTOM

			577010	ALAN LEE POTTER	$158,156	TOP

			577050	LOUISE B. POTTER	$158,156	TOP

			646020	RONALD SCHREIBER & LESLIE SCHREIBER	$40,003	BOTTOM

			684170	MIRIAM H. SMITH	$70,952	TOP
				TOTAL	41,896,919

NML (CRONINS LANDING) *	9,000,000	9,000,000	101858	Commonwealth Atlantic Properties, Inc.	$9,000,000	N/A
				TOTAL	9,000,000

		OUTSTANDING				TOP OR
	PRINCIPAL	GUARANTEED	PARTNER	PARTNER	AMOUNT	BOTTOM
LENDER	AMOUNT	AMOUNT	ODS #	GUARANTEEING DEBT	GUARANTEED	GUARANTEE
FREDDIE MAC (BUCHANAN HOUSE)	25,500,000	25,500,000	101735	ROY S. MCDOWELL, JR.	$25,245,000	BOTTOM

			101734	THE BOULDER COMPANY	$255,000	BOTTOM
				TOTAL	25,500,000

TOTAL GUARANTEE’S	76,396,919	76,396,919		TOTAL GUARANTEED DEBT	76,396,919

The 9,000,000 amount represents a Contribution Agreement

The Consulate debt was refinanced in 2001 and the guarantees were released

Schedule 5 to Exhibit D

SRW Tax Protection Agreements Assumed Pursuant to the Merger Agreement

•	Asset Contribution Agreement between Smith Partnership and Commonwealth Atlantic Properties, Inc. dated as of March 3, 1999 (Crystal Square Apartments)

•	Real Estate Contribution Agreement by and between Smith Partnership and Infinity/Terrace, L.L.C. dated as of August 19, 1998 (Terrace Apartments)

•	Real Estate Contribution Agreement by and between Smith Partnership and 2470 N. Clark Street Venture dated as of August 19, 1998 (Park Lincoln)

•	Real Estate Contribution Agreement by and between Smith Partnership and Somerset Limited Partnership dated as of August 19, 1998

•	Real Estate Contribution Agreement by and between Smith Partnership, Countryside Operating Partnership I and Countryside Residential Partners, Ltd. dated as of August 19, 1998

•	Agreement to Acquire Partnership Interests (Dearborn Delaware Associates) by and among Smith Partnership, Dearborn/Delaware Corporation and LFC Partners dated as of October 7, 1997

•

Agreement to Acquire Partnership Interests by and between Smith Partnership, R&B Executive Investments — Charter Oak Associates, The Edward R. Broida Trust No. 1, The R.J. Franks Trust No. 1, The Howard F. Ruby Trust and Connecticut General Life Insurance Company (on behalf of its Closed-End Real Estate Fund-1) dated as of February 20, 1996

•	Real Estate Contribution Agreement by and between Smith Partnership and 1841 Columbia Road Limited Partnership dated as of December 12, 1995

•	Real Estate Contribution Agreement by and between Smith Partnership and Kenmore Apartments Joint Venture dated as of December 26, 1996

•	Real Estate Contribution Agreement by and between Smith Partnership and Tower Associates Limited Partnership dated as of January 30, 1997

•	Real Estate Contribution Agreement by and between Smith Partnership and Plaza Associates Limited Partnership dated as of January 30, 1997

•	Real Estate Acquisition Agreement by and between Smith Partnership and Commonwealth Reservoir Park Limited Partnership dated as of October 10, 1997

•	Real Estate Contribution Agreement by and between Smith Partnership and Janet Burstein Svirsky, Maralyn Burstein Milgrom, Aaron Milgrom and Joseph Burstein dated as of June 30, 1997 (Tunlaw Gardens)

•	Real Estate Contribution Agreement by and between Smith Partnership and certain partners in Tunlaw Apartments Company Limited Partnership date as of January 1, 1998 (Tunlaw Park)

•	Partnership Contribution Agreement by and among Smith Partnership, Roy S. MacDowell, Jr. and The Boulder Company, Inc. dated as of February 2, 1998 (Cronin’s Landing)

•

Real Estate Contribution and Acquisition Agreement dated April 6, 1999 by an among Charles E. Smith Residential Realty L.P., The Cambridge Company, Inc., W S Lexington Corporation, Maple Research Park Corporation and Maple East Associates Limited Partnership, as amended

•	Contribution Agreement by and between The Renaissance Apartments Limited Partnership and Charles E. Smith Residential Realty L.P. dated March 16, 1999

•	Contribution Agreement by and between Charles E. Smith Residential Realty L.P. and the Partners in Orleans Associates Limited Partnership dated June 1, 1999

•	Real Estate Contribution Agreement by and between Charles E. Smith Residential Realty L.P. and General Realty Ventures dated October 28, 1994

•

Contribution and Exchange Agreement by and among Bush Construction Corporation and Apollo Real Estate Investment Fund II, L.P. as Seller and Charles E. Smith Residential Realty L.P. as Purchaser dated September 16, 1997

•	Real Estate Contribution Agreement by and between Charles E. Smith Residential Realty L.P. Davenport House Associates Limited Partnership and Davenport Land Limited Partnership dated March 31, 1995

EXHIBIT E

DESIGNATION OF THE PREFERENCES, CONVERSION

AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS

TO SERIES I PREFERRED UNITS

The Series I Preferred Units shall have the following designations, preferences, rights, powers and duties:

(1)  Certain Defined Terms The following capitalized terms used in this Exhibit E shall have the respective meanings set forth below:

“Distribution Date” means shall mean the 15th day (or if such day is not a Business Day, the next Business Day thereafter) of February, May, August and November of each year, commencing February 15, 1998.

“Distribution Period” means the periods commencing on, and including, February 15, May 15, August 15 and November 15 of each year and ending on the date prior to the next succeeding Distribution Date (other than the Distribution Period during which any Series I Preferred Units shall be redeemed pursuant to Section 4, which shall end on and include the date of such redemption).

“Fully Junior Units” shall mean the Common Units and any other class or series of Units now or hereafter issued and outstanding over which the Series I Preferred Units have a preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

“Issue Date” shall mean the first date on which the Series I Preferred Units were issued.

“Junior Units” shall mean the Common Units and any other class or series of Units now or hereafter issued and outstanding over which the Series I Preferred Units have a preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

“Parity Units” has the meaning ascribed thereto in Section 6(B).

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Trustee, the allocation of funds to be so paid on any series or class of Units of the Trust;  provided, however, that if any funds for any class or series of Junior Units or any class or series of Units ranking on a parity with the Series I Preferred Units as to the payment of distributions are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series I Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

(2) Distributions.

(A) The Trustee, in its capacity as the holder of the then outstanding Series I Preferred Units, shall be entitled to receive, when, as and if declared by the Trustee, out of funds legally available for the payment of distributions, cumulative preferential distributions payable in cash in an amount per Series I Preferred Unit equal to $7,660 per Unit per annum (the “Distribution Rate”). Distributions shall begin to accrue and shall be fully cumulative from August 15, 2001, whether or not in any Distribution Period or Periods there shall be funds of the Trust legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the Trustee, in arrears on each Distribution Date. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to the Trustee, in its capacity as the holder of the Series I Preferred Units, on such date as may be fixed by the Trustee for payment of the corresponding dividend on the Series I Preferred Shares. Any distribution made on the Series I Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to Series I Preferred Units which remains payable.

(B) The amount of distributions for each full Distribution Period relating to the Series I Preferred Units shall be equal to $1,915. The amount of distribution for any period on the Series I Preferred Units that represents less than a full quarter of a year shall be computed on the basis of a 360-day year of twelve 30-day months. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series I Preferred Units that may be in arrears.

(C) So long as any Series I Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series I Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series I Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series I Preferred Units and accumulated and unpaid on such Parity Units.

(D) So long as any Series I Preferred Units are outstanding, no distributions (other than distributions paid solely in Fully Junior Units or options, warrants or rights to subscribe for or purchase Fully Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series I Preferred Units and any other Parity Units of the Trust shall have been paid or declared and set apart for payment for all past Distribution Periods with respect to the Series I Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series I Preferred Units and the current distribution period with respect to such Parity Units.

(F) No distributions on the Series I Preferred Units shall be declared by the Trustee or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trustee or the Trust, including any agreement relating to indebtedness of either of them, prohibits such declaration, payment, or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(3) Liquidation Preference.

(A) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made to or set apart for the holders of Junior Units, the Trustee, in its capacity as holder of the Series I Preferred Units, shall be entitled to the sum of (i) $100,000 per Series I Preferred Unit (the “Series I Liquidation Preference”) plus (ii) an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to the Trustee, in its capacity as such holder; but the Trustee, in its capacity as the holder of Series I Preferred Units shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable to the Trustee, in its capacity as the holder of Series I Preferred Units, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the Trustee, in its capacity as the holder of such Series I Preferred Units, and the holders of such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series I Preferred Units and such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3, (x) a consolidation or merger of the Trust with one or more partnerships, limited liability companies, corporations, real estate investment trusts or other entities, (y) a sale, lease or conveyance of all or substantially all of the Trust’s property or business or (z) a share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(B) Subject to the rights of the holders of Units of any series or class or classes of Units ranking on a parity with or prior to the Series I Preferred Units upon any liquidation, dissolution or winding up of the Trust, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the Trustee, in its capacity as the holder of the Series I Preferred Units, as provided in this Section 3, any other series or class or classes of Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Trustee, in its capacity as the holder of the Series I Preferred Units, shall not be entitled to share therein.

(4)  Redemption Right. In the event that the Trustee is required to redeem or repurchase any shares of Series I Preferred Shares pursuant to the terms thereof, the Trust shall redeem an equivalent number of Series I Preferred Units for consideration equal to the consideration payable by the Trustee upon redemption of such shares of Series I Preferred Shares.

(5) Shares to be Retired. All Series I Preferred Units which are issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

(6) Ranking. Any class or series of Units shall be deemed to rank:

(A) senior to the Series I Preferred Units, in the payment of distributions or in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if the holders of such class or series of Units shall be entitled to the receipt of distributions or of amounts distributable upon any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series I Preferred Units;

(B) on a parity with the Series I Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Unit be different from those of the holders of the Series I Preferred Units, if the holders of such class or series of Units and the holders of the Series I Preferred Units are entitled to the receipt of distributions and of amounts distributable upon any liquidation, dissolution or winding up of the Trust in proportion to their respective amounts of distributions accrued and unpaid per Unit or liquidation preferences, without preference or priority to each other (“Parity Units”); the outstanding Series H Preferred Units of the Trustee are Parity Units;

(C) junior to the Series I Preferred Units, in the payment of distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, if such class or series of Units is Junior Units; and

(D) junior to the Series I Preferred Units, in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust, if such class or series of Units is Fully Junior Units.

(7) Voting. Except as required by law, the Trustee, in its capacity as the holder of the Series I Preferred Units, shall not be entitled to vote at any meeting of the Unitholders or for any other purpose or otherwise to participate in any action taken by the Trust or the Unitholders, or to receive notice of any meeting of the Unitholders.

(8) Restriction on Ownership. The Series I Preferred Units shall be owned and held solely by the Trustee.

(9) General. The rights of the Trustee, in its capacity as the holder of the Series I Preferred Units, are in addition to and not in limitation on any other rights or authority of the Trustee, in any other capacity, under the Agreement. In addition, nothing contained in this

Exhibit E shall be deemed to limit or otherwise restrict any rights or authority of the Trustee under the Agreement, other than in its capacity as the holder of the Series I Preferred Units.

*     *     *

EXHIBIT F

DESIGNATION OF THE PREFERENCES, REDEMPTION AND OTHER RIGHTS,
VOTING POWERS, RESTRICTIONS, AND LIMITATIONS AS TO
SERIES O PREFERRED UNITS

Under the authority granted to it by Article 2, Section 1(c) of the Articles of Restatement of the Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Trust”), dated as of May 19, 2006, as amended, supplemented or modified (the “Declaration”), the Trust hereby establishes an additional class of Units designated and entitled the “Series O Preferred Units” (the “Series O Preferred Units”), for issuance by the Trust in accordance with the Agreement and Plan of Merger, dated as of May 28, 2007, by and among the Trust, Archstone-Smith Trust, River Holding, LP, River Acquisition (MD), LP, and River Trust Acquisition (MD), LLC. (the “Merger Agreement”). Capitalized terms used in this Exhibit F and not otherwise defined herein shall have the meanings assigned in the Declaration.

A.            Issuance of Series O Preferred Units in the Merger. On the Closing Date, Series O Preferred Units shall be issued by the Trust in exchange for Class A-1 common units in the Trust outstanding immediately prior to the Operating Trust Merger Effective Time (as defined in the Merger Agreement). Thereafter, additional Series O Preferred Units shall be issued only pursuant to the terms of the Series Q-1 Preferred Units and Series Q-2 Preferred Units.

B.            Distributions.

(i)            Holders of then outstanding Series O Preferred Units shall be entitled to receive, when, as and if authorized by the Trustee and declared by the Trust, out of Available Cash, cumulative preferential distributions payable in cash in an amount per annum per Series O Preferred Unit equal to the applicable Distribution Rate times the Stated Value, but not in excess of the cumulative income allocated to the Holders pursuant to Section C (the “Distribution Amount”). Distributions shall begin to accumulate and shall be fully cumulative from the Closing Date, whether or not in any Distribution Period or Periods there shall be funds of the Partnership legally available for the payment of such distributions, and shall be payable quarterly, when, as and if authorized by the Trustee and declared by the Trust, in arrears on each Distribution Date. Each such distribution shall be payable in arrears to the holders of record of Series O Preferred Units as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding the applicable Distribution Date, as shall be fixed by the Trustee. Accumulated and unpaid distributions for any past Distribution Periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Trustee. Any distribution made on the Series O Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to Series O Preferred Units which remains payable.

(ii)           The initial Distribution Period will include a partial distribution for the period from the Closing Date until November 14, 2007. The amount of distributions payable for such period, or any other period shorter than a full Distribution Period, on the Series O Preferred

Units shall be computed on the basis of a 360-day year of twelve 30-day months. For any Distribution Period in which the Increased Rate applies, the Distribution Amount for such Distribution Period shall be equal to the product of the Stated Value times the sum of: (x) the product of (A) the Base Rate divided by four, times (B) the number of days during the Distribution Period when the Base Rate is in effect (as provided in the definition of Distribution Rate ) divided by (iii) the total number of days in the Distribution Period, plus (y) the product of (A) the Increased Rate divided by four times (B) the number of days during the Distribution Period when the Increased Rate is in effect (as provided in the definition of Distribution Rate) divided by (iii) the total number of days in the Distribution Period. Holders of Series O Preferred Units shall not be entitled to any distributions, whether payable in cash, property or shares, in excess of cumulative distributions, as herein provided, on the Series O Preferred Units.

(iii)          Distributions on the Series O Preferred Units which are due but unpaid will accumulate and compound quarterly at the applicable Distribution Rate in effect from time to time, whether or not there is sufficient Available Cash for such distributions and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series O Preferred Units will accumulate as of the Distribution Date on which they first become payable.

(iv)          So long as any Series O Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series O Preferred Units for all Distribution Periods terminating on or prior to the Distribution Payment Date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series O Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series O Preferred Units and accumulated and unpaid on such Parity Units.

(v)           So long as any Series O Preferred Units are outstanding, no distributions (other than distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Units) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made pursuant to an employee incentive or benefit plan of the Trustee, the Trust or any subsidiary of the Trust) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Units) by the Trust, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) and any other Parity Units of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Distribution Periods with respect to the Series O Preferred Units and all past distribution periods with respect to such Parity Units, (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the distribution for the current Distribution Period with respect to the Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) and the current distribution period with respect to such Parity Units and (iii) all amounts payable with respect to Redemption Notices theretofore delivered in accordance with Section E or F shall have been paid in full or sufficient funds shall have been set apart for payment thereof on the Redemption Date. Notwithstanding anything to the contrary herein (including the provision in Section B(i) limiting distributions to cumulative income allocated under Section C), the Trustee may, in its sole and absolute discretion, authorize, and cause the Trust to declare and pay or declare and set apart for payment, the full cumulative distributions on all outstanding Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C).

(vi)          So long as any Series O Preferred Units are outstanding, if and so long as distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series O Preferred Units, all distributions authorized upon the Series O Preferred Units shall be authorized and paid pro rata so that the amount of distributions authorized and paid per Series O Preferred Unit shall in all cases bear to each other the same ratio that accumulated distributions per Series O Preferred Unit bear to each other. No interest shall be payable in respect of any distribution payment or payments on Series O Preferred Units which may be in arrears (but as set forth in Section B(iii), distributions on the Series O Preferred Units that are due but unpaid will accumulate and compound quarterly at the Distribution Rate).

(viii)        No distributions on the Series O Preferred Units shall be authorized by the Trustee or paid or set apart for payment by the Trust at such times as any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

C.            Allocations.  Notwithstanding anything contained in the Declaration to the contrary, including Article 4 of Annex A thereof, to the fullest extent permitted by applicable law (i) each Holder shall be deemed to have a Capital Account as of the date hereof equal to the product of the Stated Value multiplied by the number of Series O Preferred Units held by such Holder; (ii) the Trust’s net income and gain shall first be allocated to the Holders of the Series O Preferred Units each year until the aggregate amount of net income and gain allocated to each of the Holders is equal to the sum of (a) all distributions such Holder is entitled to receive pursuant to Section B of this Exhibit F from the date of this Exhibit F to the date of such allocation (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under this Section C), plus (b) any losses allocated to such Holder pursuant to this Section C from the date of this Exhibit F to the date of such allocation and not previously made up by income or gain allocations pursuant to this Section C; (iii) all remaining net income and gain of the Trust shall be allocated to the holders of Trust Interests other than the Series O Preferred Units; (iv) all losses of the Trust shall be allocated to the holders of the Trust Interests other than the Series O Preferred Units until the Capital Account of each such holder of such Trust Interests has been reduced to zero; (v) losses of the Trust next shall be allocated to the Holders until the Capital Accounts of such Holders are reduced to zero; and (vi) any remaining losses of the Trust shall be allocated to the Trustee in its capacity as a holder of Units (other than Series O Preferred Units) held by the Trustee. Allocations to holders of Units other than the Holders shall be made among such other Holders in accordance with Article IV of the Annex to the Declaration. In connection with any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, and immediately prior to a redemption of Series O Preferred Units by the Trust pursuant to either Section E or Section F (but only if the full cumulative distributions on the outstanding Series O Preferred Units (determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) exceed the actual distributions on the outstanding Series O Preferred Units), any unsold property of the Trust shall be revalued to its fair market value and any positive adjustment shall be allocated as income or gain and any negative adjustment shall be allocated as loss.

D.            Liquidation Preference.

(i)            In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust shall be made or set apart for the holders of Junior Units, notwithstanding anything in the Declaration to the contrary, including Section 11.2 of Annex A thereof, the Holders shall be entitled to receive an amount per Series O Preferred Unit equal to (i) the sum of the Stated Value plus (ii) an amount equal to all accumulated and unpaid distributions which such Holder is entitled to receive under Section B (whether or not declared) as accumulated to the date of final distribution to such Holders; but such Holders shall not be entitled to any further payment. For the purposes of this Section D, (i) a consolidation or merger of the Trust with or into one or more partnerships, trusts, corporations, limited liability companies, real estate investment trusts or other entities or of one or more partnerships, trusts, corporations, limited liability companies, real estate investment trusts or other entities with or into the Trust, (ii) a sale, lease or conveyance of all or substantially all of the Trust’s property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

(ii)           In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Trust are insufficient to pay the full amount of the liquidating distributions on all outstanding Series O Preferred Units and required liquidating payments on the Parity Units, then such assets shall be distributed ratably among the Holders and the holders of the Parity Units in proportion to the full liquidating distributions to which the Holders and the holders of the Parity Units would otherwise respectively be entitled if all amounts payable thereon were paid in full.

E.             Redemption at Holder’s Option for Cash.

(i)            Commencing on the fifth anniversary of the Closing Date, each Holder shall have the right (the “Preferred Redemption Right”) to require the Trust to redeem on the Preferred Redemption Date some or all of the Series O Preferred Units held by such Holder, as specified by such Holder in its Redemption Notice, at a redemption price per Series O Preferred Unit equal to the Redemption Price to be paid in cash by the Trust; provided, however, that the Trustee may, in its sole and absolute discretion, unless expressly prohibited by the terms of any applicable tax protection or other agreement, elect to assume directly and satisfy a Preferred Redemption Right by paying to the Holder cash equal to the Redemption Price; provided further,  that if the Trustee shall exercise its right to satisfy the Preferred Redemption Right in the manner described in the immediately previous proviso and shall fully perform its obligations in connection therewith, the Trust shall have no right or obligation to pay any amount to the Holder with respect to such Holder’s exercise of its Preferred Redemption Right, and each such Holder, the Trust and the Trustee shall, for federal income tax purposes, treat the transaction between the Trustee and such Holder as a sale of the Holder’s Series O Preferred Units to the Trustee. The Preferred Redemption Right shall be exercised pursuant to a Redemption Notice delivered to the Trustee by a Holder who is exercising the redemption right (the “Preferred Redeeming Unitholder”), which Redemption Notice can be delivered on or after the fifth anniversary of the Closing Date. Subject to subsections (ii) and (viii) of this Section E, a Holder may exercise the Preferred Redemption Right from time to time but no more frequently than once in any twelve calendar month period with respect to part or all of the Series O Preferred Units that it owns, as selected by the Holder, provided that a Holder may not exercise the Preferred Redemption Right for less than one thousand (1,000) Series O Preferred Units unless such Holder then holds less than one thousand (1,000) Series O Preferred Units, in which event the Redeeming Unitholder must exercise the Preferred Redemption Right for all of the Units held by such Holder, and provided further that, with respect to a Holder which is an entity, such Holder may, no more frequently than once in any twelve calendar month period, exercise the Redemption Right for less than one thousand (1,000) Series O Preferred Units without regard to whether or not such Holder is exercising the Preferred Redemption Right for all of the Series O Preferred Units held by such Holder as long as such Holder is exercising the Preferred Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Holder.

(ii)           Notwithstanding the foregoing, in no event shall the Trust be required to redeem more than 2,122,210 Series O Preferred Units in any twelve calendar month period (the “Annual Redemption Limit”). If, and to the extent that, Notices of Redemption are delivered to the Trustee that would require the redemption of Series O Preferred Units in excess of the Annual Redemption Limit, the Trust shall redeem the Series O Preferred Units subject to such Redemption Notices in the order in which the Redemption Notices are received until the Annual Redemption Limit is reached (with the Series O Preferred Units subject to Redemption Notices received on the same date by the Trust redeemed in proportion to the total number of Series O Preferred Units subject to such Redemption Notices to the extent that the redemption of all Series O Preferred Units subject to Redemption Notices received on such date would exceed the Annual Redemption Limit). Subject to subsection (viii) of this Section E, if and to the extent that any Series O Preferred Units are not redeemed on the date that otherwise would be the applicable Redemption Date due to the Annual Redemption Limit, the Preferred Redemption Date for such Series O Preferred Units shall be the first Business Day of the first calendar month in which such Series O Preferred Units could be redeemed without causing the Annual Redemption Limit to be exceeded.

(iii)          Notwithstanding that the Preferred Redemption Right otherwise is exercisable only commencing on the fifth anniversary of the Closing Date, in the event of the earlier death of a Holder or, in the case of a Holder that is a trust that is includible in the taxable estate of an individual, the death of such individual, the Preferred Redemption Right shall be exercisable immediately by the personal representative of such Holder’s estate or the trustee of such trust, as the case may be, for the 120 days following such death upon 30 days written notice to the Trust.

(iv)          In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accumulate on the amount payable for the period from and after such redemption date to such next succeeding Business Day.

(v)           If notice of redemption of any Series O Preferred Unit has been given and if the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of any Series O Preferred Units so called for redemption, then (A) on and after the applicable redemption date, distributions will cease to accumulate on such Series O Preferred Units and (B) on and after the applicable redemption date, such Series O Preferred Units shall be deemed to be no longer outstanding and all rights of the holders of such Series O Preferred Units will terminate, except the right to receive the Redemption Price and except for the right, if any, to receive payment of any Tax Protection Amount with respect to events occurring prior to the closing of the redemption.

(vi)          To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the Holders whose Series O Preferred Units are redeemed pursuant to this Section E, (A) shall have no further rights in respect of such Series O Preferred Units (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the Redemption Price (and the right to receive any Tax Protection Amount, if any, then due and owing) and (B) shall no longer be Unitholders of the Trust in respect of such redeemed Series O Preferred Units and (2) any redeemed Series O Preferred Units shall no longer be deemed to be outstanding, whether or not any certificates (if any) evidencing such Series O Preferred Units shall have been received by the Trust.

(vii)         As a condition to exercising the Preferred Redemption Right, and any such exercise shall only be effective if concurrently with such exercise, Holders of Series O Preferred Units shall agree, without additional consideration, to release, with respect to all Series O Preferred Units owned directly by the Holder, the Trust and its respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates, agents or representatives from any claims under any Tax Protection Agreement with respect to any income or gain that is recognized as a result of such Holders’ sale of Series O Preferred Units to the Trust pursuant to the Preferred Redemption Right and receipt of the Redemption Price.  In no event shall a Holder be required to waive any claim that it had under any Tax Protection Agreement with respect to or as a result of (a) any transaction or event occurring prior to the closing of the Redemption Date, whether or not asserted at the Redemption Date, or (b) if the Holder does not have all of the Series O Preferred Units owned by such Holder redeemed, events occurring on or following the Redemption Date that cause such Holder to recognize income or gain for federal, state or local income tax purposes with respect to its Series O Preferred Units not redeemed on such Redemption Date.

(viii)        Avoidance of “Publicly Traded Partnership” Status. In connection with monitoring the transfers of interests in the Trust to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Trust being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”), the Trustee shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Trust of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met, including limiting or restricting the right of Holders to exercise the Preferred Redemption Right to the extent that, in the absence of such limitation or restriction, there is a significant risk that the Trust will be treated as a “publicly traded partnership” and, by reason thereof, will be taxable as a corporation.

(ix)           In the event that the Trustee (or its direct or indirect parent) is (as the result of any merger, acquisition or otherwise) a real estate investment trust (a “REIT”) with publicly traded equity securities, the Trustee shall have the right to amend this Section E and any provision of Exhibit F as necessary to provide the REIT the option, in lieu of paying the Redemption Price in cash, to issue an amount of publicly traded stock in such public REIT with a fair market value at the time of redemption, as determined by the Trustee in good faith, equal to the Redemption Price to any redeeming holder; provided that this right of substitution shall be available only if either (1) the shares of stock to be issued to such Holder pursuant hereto are registered with the Securities and Exchange Commission for resale by the redeeming Holder or (2) the redeeming Holder is granted customary resale registration rights with respect to such shares of stock.

F.             Redemption at Trust’s Option for Cash.

(i)            Commencing five (5) years after the Closing Date, the Trust shall have the right (the “Trust Preferred Redemption Right”) to redeem on the Trust Preferred Redemption Date all of the Series O Preferred Units held by all Holders at a redemption price per Series O Preferred Unit, to be paid in cash by the Trust (and only in cash), equal to the Redemption Price; provided that any such redemption shall not be effective unless, concurrently therewith, the Trust pays to each Holder the Tax Protection Amount, if any, applicable to such Holder. The Trust Preferred Redemption Right shall be exercised pursuant to a Trust Redemption Notice delivered to the Holders by the Trustee.

(ii)           In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price and the Tax Protection Amount, if any, need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accumulate on the amount payable for the period from and after such redemption date to such next succeeding Business Day.

(iii)          If notice of redemption of any Series O Preferred Unit has been given and if the funds necessary for such redemption have been set aside by the Trust for the benefit of the holders of any Series O Preferred Units so called for redemption, then (A) on and after the applicable redemption date, distributions will cease to accumulate on such Series O Preferred Units and (B) on and after the applicable redemption date, such Series O Preferred Units shall be deemed to be no longer outstanding and all rights of the holders of such Series O Preferred Units will terminate, except the right to receive the Redemption Price and the Tax Protection Amount and except for the right to receive, without duplication, payment of any unpaid amounts due (or that become due) to such Holder pursuant to any Tax Protection Agreement.

(iv)          To the fullest extent permitted by applicable law, on the applicable date of redemption, (1) the Holders whose Series O Preferred Units are redeemed pursuant to this Section F, (A) shall have no further rights in respect of such Series O Preferred Units (including without limitation any right to receive any distributions paid after the applicable date of redemption), other than the right to receive the Redemption Price and the Tax Protection Amount and except for the right to receive, without duplication, payment of any unpaid amounts due (or that become due) to such Holder pursuant to any Tax Protection Agreement and (B) shall no longer be Unitholders of the Trust in respect of such redeemed Series O Preferred Units and (2) any redeemed Series O Preferred Units shall no longer be deemed to be outstanding, whether or not any certificates (if any) evidencing such Series O Preferred Units shall have been received by the Trust.

G.            Debt to Assets Ratio.

(i)            Each Holder shall be entitled to exercise the Preferred Redemption Right (without regard to the limitations set forth in Sections E(i) and E(ii)) and the Holder shall be entitled to receive payment, on the applicable Redemption Date, of the Tax Protection Amount, if any, determined in the same manner as upon an exercise of the Trust Preferred Redemption Right, in the event that, at any time prior to January 1, 2022—

(x)            the Trust makes or proposes to make a distribution with respect to any Units other than the Series O Preferred Units and any Parity Units at such time as, or as a result of which, the Total Debt to Total Asset Value ratio is or would be greater than 0.85 to 1.0; or

(y)           (A) the Trust or any subsidiary thereof incurs any Debt in excess of $10 million in principal amount (which $10 million amount shall be calculated by aggregating all other Debt incurred within 30 days prior thereto and shall exclude (1) Refinanced Debt, and (2) drawings under revolving credit facilities and lines of credit), and after giving effect to such incurrence the ratio of Total Debt to Total Asset Value is greater than 0.85 to 1.0 and (B) the Trust has within the previous 60 days made a distribution with respect to Junior Units in contemplation of the incurrence of such Debt.

(ii)           To give effect to the provisions of clause (i), (x) the Trust shall provide notice to the Holders of any incurrence of Debt by the Trust or any of its subsidiaries following which the Total Debt to Total Asset Value ratio would be greater than 0.85 to 1.0, which notice shall include notice of any prior distributions with respect to Junior Units made in contemplation of such incurrence of Debt, (y) the Trust shall not make any distributions with respect to Junior Units if prior to, or after giving effect to, such distribution the Total Debt to Total Asset Value ratio would be greater than 0.85 to 1.0 unless the Trust shall have provided to the Holders notice of such distribution, no less than 30 days prior to the declaration of such distribution, setting forth the amount thereof and the then existing ratio of Total Debt to Total Asset Value, and (z) the Trust shall not make any such distribution until it has first paid, or set apart for payment, the amounts payable with respect to all redemption notices received from Holders electing to have their Series O Preferred Units redeemed pursuant to Section G(i).

H.            Ranking. Notwithstanding any provision of the Declaration, including any amendments made thereto after the date hereof, the Series O Preferred Units shall, with respect to rights to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Trust, rank senior to both (a) all of the Units in existence on the date of this Exhibit F, other than (i) the Series O Preferred Units created hereunder and (ii) the Series I Cumulative Redeemable Preferred Units outstanding on the date hereof (the “Series I Units”), and (b) all Units and Interests issued after the date of this Exhibit F (all of which are referred to collectively as “Junior Units”). The Series O Preferred Units shall rank on a parity with the Series I Units, the Series P Units, the Series Q-1 Preferred Units, and the Series Q-2 Preferred Units outstanding on the date hereof in the payment of distributions and in the distribution of assets upon liquidation, dissolution or winding up of the Trust (such Series I Units are referred to as “Parity Units”).

I.              Voting Rights.

(i)            The Holders shall have no voting rights whatsoever on any matter relating to the Trust, whether under the Act, at law, in equity or otherwise, except as required by any non-waivable provision of the law of the State of Maryland or as expressly set forth in this Section I.

(ii)           So long as Series O Preferred Units with at least $10 million in aggregate liquidation preference remain outstanding, the affirmative vote or consent of the holders of 66 2/3% of the Series O Preferred Units, outstanding at the time, given in person or by proxy, either in writing (without prior notice and without a vote) or at a meeting (voting as a single class) will be required to amend, alter or repeal the provisions of this Exhibit F, whether by merger or consolidation or otherwise (an “Event”), so as to either (a) increase the number of Series O Preferred Units outstanding or issue additional Series O Preferred Units other than pursuant to the transactions contemplated by the Merger Agreement and other than pursuant to the terms of the Series Q-1 Preferred Units and the Series Q-2 Preferred Units, (b) permit the Trust to issue any class or series of Trust Interests senior to or on a parity with the Series O Preferred Units, or (c) materially and adversely affect any other right, preference, privilege or voting power of the Series O Preferred Units or the holders thereof with respect to this Exhibit F; provided however, that so long as the Series O Preferred Units remain outstanding with the terms thereof (including all rights provided for in this Exhibit F) materially unchanged, taking into account that, upon the occurrence of an Event, the Trust may not be the surviving entity, the occurrence of such Event shall not be deemed for purposes of clause (c) to materially and adversely affect such rights, preferences, privileges or voting power of the Series O Preferred Units or the holders thereof, and in such case such holders shall not have any voting rights with respect to the occurrence of such Event so long as no such vote would be required under either clause (a) or clause (b); and provided, further, that notwithstanding any of the foregoing, no consent or approval with respect to any Event otherwise required by the immediately preceding proviso shall be required if the Trust complies with Section I(v) hereof. Holders shall not be entitled to vote with respect to (X) any amendment, supplement or modification of any term or provision of the Declaration or any Annex or Exhibit thereto, other than as expressly provided in the immediately preceding sentence or in Sections I(iii) and I(iv), or (Y) the creation or issuance of any Junior Units. Except as set forth herein, Holders, whether in their capacities as partners of the Trust or otherwise, shall not have any voting rights whatsoever, including any voting right that may otherwise arise under the Declaration, the Act, at law, in equity or otherwise, and the consent of the Holders shall not be required for any action, including the taking of any Trust action, including an Event, regardless of the effect that such Trust action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series O Preferred Units.

(iii)          Notwithstanding anything to the contrary in Section I(i) or I(ii), the provisions of the Declaration (including Annex A thereto) referred to in Section 12.3 of Annex A to the Declaration shall not be amended with respect to any Holder of Series O Preferred Units adversely affected thereby without the approval of such Holder (to the extent applicable to such Holder).

(iv)          The Series O Preferred Units issued in exchange for Protected Units (as defined in Exhibit D to Annex A to the Declaration) shall constitute “Protected Units” for purposes of such Exhibit D, to the extent applicable.  Notwithstanding anything to the contrary in Section I(i) or I(ii), such Exhibit D shall not be amended, and no other action requiring the approval of holders of Protected Units pursuant to such Exhibit D shall be taken, except in accordance with the provisions of such Exhibit D.

(v)           The foregoing voting and approval provisions of Sections I(ii), (iii), and (iv) shall not apply if, at or prior to the time when the act with respect to which such vote or approval would otherwise be required shall be effected, all outstanding Series O Preferred Units shall have been redeemed or called for redemption upon proper notice pursuant to Section E or Section F, and subject to the conditions and requirements of such Sections, and sufficient funds, in cash or securities, as applicable, shall have been deposited in trust to effect such redemption in accordance with such Sections.

(vi)          In any matter in which the Holders may vote or act by written consent (as expressly provided herein or as may be required by any non-waivable provision of law), each Series O Preferred Unit shall be entitled to one vote.

J.             Defined Terms.

“Available Cash” means cash of the Trust legally available for distribution to the Unitholders, as determined by the Trustee.

“Base Rate” means 6% per annum.

 “Closing Date” has the meaning set forth in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Debt” means, without duplication, (i) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (ii) capitalized lease obligations, and (iii) guarantees of any of the foregoing of any other Person.

“Distribution Date” means the 15th day (or if such day is not a Business Day, the next Business Day thereafter) of February, May, August and November of each year, commencing November 15, 2007.

“Distribution Period” means the periods commencing on, and including, February 15, May 15, August 15, and November 15 of each year and ending on the date prior to the next succeeding Distribution Date (other than the initial Distribution Period, which shall commence on the Closing Date and end on and include November 14, 2007, and other than the Distribution Period during which any Series O Preferred Units shall be redeemed pursuant to Section E or Section F, which shall end on and include the date of such redemption).

“Distribution Rate” means the Base Rate, other than during any period from and after any date that the Trust or any subsidiary thereof incurs Debt in excess of $10 million in principal amount (excluding amounts drawn under revolving credit facilities and lines of credit and excluding the amount of any Refinanced Debt) and as a result of which the ratio of Total Debt to Total Asset Value (after giving effect to such incurrence of indebtedness and to any assets or rights to assets acquired in connection with such incurrence or acquired with proceeds of any incurred debt) is greater than 0.85 to 1.0 until such date as the ratio of Total Debt to Total Asset Value has been restored to not greater than 0.85 to 1.0, during which period the Distribution Rate shall mean the Increased Rate.

“Holder” means a holder of Series O Preferred Units.

“Increased Rate” means 8% per annum.

“Merger” has the meaning set forth in the Merger Agreement.

“Preferred Redemption Date” means the Business Day that is one hundred twenty (120) calendar days after the date on which the Trustee receives the applicable Redemption Notice pursuant to Section E hereof.

“Redemption Notice” means a notice substantially in the following form:

“NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) elects to require Archstone-Smith Operating Trust to redeem                    Series O Preferred Units in Archstone-Smith Operating Trust in accordance with the terms of Exhibit F to Annex A to the Declaration of Trust of Archstone-Smith Operating Trust and the redemption right referred to in [Section E] [Section G] thereof, and (ii) surrenders such Series O Preferred Units and all right, title and interest therein, for redemption pursuant to such provisions, and (iii) directs that the Redemption Price (as determined by the Trustee) deliverable upon exercise of such redemption right pursuant to [Section E] [Section G] thereof be delivered to the undersigned at the address specified below.

Dated:

Name of Limited
Partner:

(Signature of Limited Partner)

(Street Address)

(City)	(State)	(Zip Code)

(Social security or tax identification number)

Signature Guaranteed by:
”

“Redemption Price” means an amount per Series O Preferred Unit equal to the Stated Value, plus all accumulated and unpaid distributions payable under Section B on such Series O Preferred Unit (but, for purposes of a redemption pursuant to Section F, determined without regard to the provision in Section B(i) limiting distributions to cumulative income allocated under Section C) through the Preferred Redemption Date or the Trust Preferred Redemption Date, as applicable.

“Refinanced Debt” means the amount of principal and interest of Debt which has been refinanced plus closing costs incurred, prepayment penalties, and reasonable and customary brokerage commissions and other reasonable and customary fees and expense related to such refinancing.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a distribution by the Trustee and a declaration of such distribution by the Trust, or a properly delivered Redemption Notice, the allocation of funds to be so paid on any series or class of shares of capital stock or beneficial interest of the Trust or individual shares or Units; provided that, if any funds for any class or series of Junior Units or any Parity Units are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series O Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Stated Value” means $60.75.

“Tax Protection Agreements” has the meaning set forth in the Merger Agreement.

“Tax Protection Amount” means the lesser of (i) the total amount that would be payable to such Holder under all Tax Protection Agreements to which such Holder is a party or with respect to which such Holder is a beneficiary if the Trust were to have sold on the Trust

Preferred Redemption Date all of its assets in fully taxable transactions for their Total Asset Value or (ii) the sum of the “Current Tax Cost” and the “Gross Up Amount” where:

“Current Tax Cost” means, for any Holder, with respect to any exercise of the Trust Preferred Redemption Right, an amount, determined taking into account, as relevant, the actual tax basis capital account of such Holder in the Partnership, as determined for federal income tax purposes, and such Holder’s actual tax basis in its interest in the Trust, equal to the aggregate of the federal, state and local income taxes, net of the benefit of the deduction from federal income taxes for state and local income taxes assumed paid, that would be incurred by such Holder as a result of the Trust’s exercise of the Trust Preferred Redemption Right. For purposes of this definition, (x) all income arising from the Trust’s exercise of the Trust Preferred Redemption Right that is treated as ordinary income or short-term capital gain under the applicable provisions of the Code and all payments of the Tax Protection Amount shall be treated as subject to federal, state and local income taxes at an effective tax rate imposed on capital gain of individuals or corporations, as applicable, residing in (in the case of individuals) or domiciled in or doing business in (in the case of corporations) the local and state in which the Holder resides, is domiciled, or does business determined using the maximum federal, state and local rates of tax on ordinary income then in effect, (y) all other income arising from the Trust’s exercise of the Trust Preferred Redemption Right shall be subject to federal, state and local income tax at the effective tax rate imposed on long-term capital gains of individuals or corporations, as applicable, residing (in the case of individuals) or domiciled in or doing business (in the case of corporations) the local and state in which the Holder resides, is domiciled, or does business, determined using the maximum federal, local and state rates on long-term capital gains then in effect (including for this purpose with respect to any Code Section 1245 or Section 1250 recapture (or, as relevant, analogous state and local recapture), the maximum tax rate imposed on such income), and (z) any amounts giving rise to a payment pursuant to this provision will be determined assuming the Trust’s exercise of the Trust Preferred Redemption Right was the only transaction or event reported on the tax return of the Holder (i.e., without giving effect to any loss carryforwards or other deductions attributable to the Holder); and

“Gross-up Amount” means an amount equal to the federal, state and local income taxes payable by a Holder as the result of the receipt of an amount equal to the Current Tax Cost and the Gross-up Amount, as applicable, calculated in a manner consistent with and using the same capital gain tax rates used for the calculation of current Tax Cost.

“Total Asset Value” means fair value of the properties and assets of the Trust and its subsidiaries and joint ventures calculated on a consolidated basis and in the case of unconsolidated entities to the extent of the Trust’s ownership interest in such entities, determined by the Trustee in good faith using such valuation methodologies as the Trustee shall determine in its good faith discretion.

“Total Debt” means the aggregate principal amount of all Debt of the Trust and its subsidiaries and joint ventures calculated on a consolidated basis and in the case of unconsolidated entities only to the extent of the Trust’s ownership interest in such entities on a consolidated basis, plus (ii) the aggregate liquidation preference (including accumulated and unpaid distributions with respect thereto) of the then-outstanding Series O Preferred Units and Parity Units, plus (iii) any unpaid amounts due to Holders, if any, pursuant to Section F hereof and any applicable Tax Protection Agreements.

“Trust Preferred Redemption Date” means the last Business Day of the calendar month in which the Trustee deliver the applicable Trust Redemption Notice pursuant to Section F hereof or, if the last Business Day of such calendar month is less than 10 Business Days from the date on which the Trustee delivers the applicable Redemption Notice pursuant to Section F hereof, then the last Business Day of the next calendar month.

“Trust Redemption Notice” means a notice substantially in the following form:

“TRUST NOTICE OF REDEMPTION

Archstone-Smith Operating Trust hereby irrevocably (i) elects to redeem all of your Series O Preferred Units in Archstone-Smith Operating Trust in accordance with the terms of Exhibit F to Annex A to the Declaration of Trust of Archstone-Smith Operating Trust and the redemption right referred to in Section F thereof, (ii) requires you to surrender such Series O Preferred Units and all right, title and interest therein, for redemption pursuant to such provisions, and (iii) notifies you that the Redemption Price (as determined by the Trustee) deliverable upon exercise of such redemption right pursuant to Section F thereof shall be $                 per Series O Preferred Unit, to be delivered by the undersigned to your record address.

Dated:”

K.            Miscellaneous.

(i)            Exclusion of Other Rights. The Holders shall not have any preferences or other rights, voting powers, restrictions, rights as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in the Section 12.4 of Annex A to the Declaration, Annex D to the Declaration, and this Exhibit F.

(ii)           Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(iii)          Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series O Preferred Units set forth in the Declaration and this Exhibit F are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series O Preferred Units set forth in the Declaration and this Exhibit F which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Series O Preferred Units herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

(iv)          No Preemptive Rights. No Holder shall be entitled to any preemptive rights to subscribe for or acquire any unissued Trust Interests (whether now or hereafter authorized) or securities of the Trust convertible into or carrying a right to subscribe to or acquire Trust Interests.

(v)           Discretion of Trustee. Notwithstanding any other provision of the Declaration or this Exhibit F or otherwise applicable provision of law or equity, whenever in this Exhibit F the Trustee is permitted or required to make a decision, the Trustee shall be entitled to consider only such interests and factors as it desires, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Holders, and if permitted or required to act in their “good faith” or under another expressed standard, the Trustee shall act under such express standard and shall not be subject to any other or different standards.

(vi)          Governing Law. This Exhibit F shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflict of laws thereof.

EXHIBIT G

DESIGNATION OF THE PREFERENCES, CONVERSION
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS
TO SERIES P PREFERRED UNITS

The Series P Preferred Units shall have the following designations, preferences, rights, powers and duties:

(1)           Certain Defined Terms. The following capitalized terms used in this Exhibit G shall have the respective meanings set forth below:

“Contribution Agreement” shall mean the Contribution Agreement, dated as of December 13, 2004, between the Trust and Ezra Mersey.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“Redemption Price” shall mean the Redemption Price calculated pursuant to the Contribution Agreement.

“Redemption Price Determination Time” shall mean the time the Redemption Price is determined pursuant to the Contribution Agreement.

“Series I Preferred Units” shall mean Series I Cumulative Redeemable Preferred Units of Beneficial Interest, par value $0.01 per unit, of the Trust.

“Series O Preferred Units” shall mean Series O Preferred Units of Beneficial Interest, par value $0.01 per unit, of the Trust.

“Stated Value” shall have the meaning set forth in the Series O Preferred Units.

“Underlying Series O Preferred Unit Amount” shall mean (a) at all times before the Redemption Price Determination Time, 263 Series O Preferred Units (the “Initial Unit Amount”) and (b) from and after the Redemption Price Determination Time, the sum of (i) the Initial Unit Amount and (ii) the number of Series O Preferred Units whose aggregate Stated Value is equal to the Redemption Price.

(2)           Distributions.

(A)          General.  The holder of the Series P Preferred Unit shall be entitled to receive a proportionate share of any distribution in cash or in kind authorized, declared and paid by the Trust on the Series O Preferred Units, when, as and if authorized by the Trustee and declared by the Trust, out of any assets legally available therefor, as though the holder of the

Series P Preferred Unit was the holder of the Underlying Series O Preferred Unit Amount of Series O Preferred Units as of the record date fixed for the determination of the holders of the Series O Preferred Units entitled to receive such distribution.

(B)           No Further Rights. The holder of the Series P Preferred Unit shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the distributions described in Section 2(A).

(3)           Liquidation Preference.

(A)          Distributions Upon Liquidation. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of any class or series of Units of the Trust now or hereafter issued and outstanding which have a preference or priority over the Series P Preferred Unit in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the holder of the Series P Preferred Unit shall be entitled to receive out of assets of the Trust legally available for such purpose, a proportionate share of the remaining assets of the Trust, if any, as if the holder held a number of Series O Preferred Units equal to the Underlying Series O Preferred Unit Amount.

(B)           Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Trust to, or the consolidation or merger or other business combination of the Trust with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Trust) shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(4)           Redemption. From and after the Redemption Price Determination Time, the holder of the Series P Preferred Unit shall have the right to have the Series P Preferred Unit redeemed by the Trust in whole and not in part pursuant to Section E of the Designations of the Series O Preferred Units, as if such holder held a number of Series O Preferred Units with an aggregate Stated Value equal to the Underlying Series O Preferred Unit Amount, but without regard to the five-year waiting period for the redemption of Series O Preferred Units.

(5)           Units to be Retired. If the Series P Preferred Unit is reacquired in any manner by the Trust or redeemed as provided herein, such Series P Preferred Unit shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

(6)           Ranking. The Series P Preferred Unit shall be deemed to rank on a parity with the Series O Preferred Units and senior to the Common Units, in the payment of distributions or the distribution of assets on any liquidation, dissolution or winding up of the Trust. Any other class or series of Units of the Trust shall be deemed to rank:

(A)          senior to the Series P Preferred Unit, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of distributions or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series P Preferred Unit or the Series O Preferred Units; and

(B)           on a parity with the Series P Preferred Unit, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series and the holder of the Series P Preferred Unit are entitled to the receipt of distributions and amounts distributable on any liquidation, dissolution or winding up of the Trust on the same basis as the Series P Preferred Unit or the Series O Preferred Units.

(7)           Voting. The holder of the Series P Preferred Unit will not have any voting rights or right to consent to any matter requiring the consent or approval of the holders of Units, except as required by law. Notwithstanding the foregoing, the provisions of the Declaration (including Annex A thereto) referred to in Section 12.3 of Annex A to the Declaration shall not be amended with respect to the holder of the Series P Preferred Unit if such holder is adversely affected thereby without the approval of such holder (to the extent applicable to such holder).

(8)           Transfer Restrictions. Notwithstanding Section 9.3 of Annex A to the Declaration of Trust, the holder of the Series P Preferred Unit may not transfer all or any portion of his or her Series P Preferred Unit without the prior written consent of the Trust or the Trustee prior to the Redemption Price Determination Time. A transfer shall be deemed to include a pledge to a lender to secure a loan to a holder of the Series P Preferred Unit. From and after the Redemption Price Determination Time, the holder of the Series P Preferred Unit may transfer such unit in accordance with Section 9.3 of Annex A to the Declaration of Trust.

(9)           No Conversion Rights. The holder of the Series P Preferred Unit shall not have any rights to convert such Series P Preferred Unit into shares of any other class or series of shares or into any other securities of, or interest in, the Trust.

(10)         No Preemptive Rights. The holder of the Series P Preferred Unit shall not have any preemptive rights to purchase or subscribe for additional units of the Trust or any other security of the Trust which it may issue or sell.

(11)         Record Holders. The Trust may deem and treat the record holder of the Series P Preferred Unit as the true and lawful owner thereof for all purposes, and the Trust shall not be affected by any notice to the contrary.

(12)         Sinking Fund. The Series P Preferred Unit shall not be entitled to the benefit of any retirement or sinking fund.

EXHIBIT H

DESIGNATION OF THE PREFERENCES, CONVERSION
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS AND LIMITATIONS AS
TO
SERIES Q PREFERRED UNITS

The Series Q Preferred Units shall have the following designations, preferences, rights, powers and duties:

(1)           Certain Defined Terms. The following capitalized terms used in this Exhibit H shall have the respective meanings set forth below:

“Approved Apartment Unit” shall have the meaning set forth in Section 8(A).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Entitlement Value” means the Stated Value of the Series O Preferred Units.

“Entitlement Event” shall have the meaning set forth in Section 8(A).

“Fully Entitled” shall mean that all necessary governmental licenses and approvals, including an approved site plan, have been achieved, and all applicable appeal periods have lapsed without successful or ongoing challenge, to permit the development and construction by the Trust, in accordance with the Trust’s approved site plan and construction plans and specifications, of a specified number of Approved Apartment Units comprising all or a portion of the Toluca Hills Project and such governmental approvals are in full force and effect without default by the developer thereunder, such that the issuance of a building permit for the construction of said number of Approved Apartment Units in the Toluca Hills Project is an administrative act that may be accomplished solely by the payment of applicable fees without the right of a discretionary approval by governmental authorities for the issuance thereof.

“Notice of Conversion” means the Notice of Conversion substantially in the form of Exhibit A to this Exhibit H.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“Series I Preferred Units” shall mean Series I Cumulative Redeemable Preferred Units of Beneficial Interest, par value $0.01 per unit, of the Trust.

“Series O Preferred Units” shall mean Series O Preferred Units of Beneficial Interest, par value $0.01 per unit, of the Trust.

“Series Q-1 Redemption Price” shall have the meaning set forth in Section 4(A)(i).

“Series Q-2 Redemption Price” shall have the meaning set forth in Section 4(A)(ii).

“Toluca Hills Project” means the portion of the property listed in Exhibit B attached to this Exhibit H consisting of undeveloped land.

“Trustee” shall mean Archstone-Smith Trust, a Maryland real estate investment trust, the sole trustee of the Trust.

“Units” shall mean the shares of beneficial interest, par value $0.01 per share, of the Trust, which have been designated as Units in the Declaration of Trust.

(2)           Distributions.

(A)          Series Q-1 Preferred Units. The holder of the Series Q-1 Preferred Units shall be entitled to receive a proportionate share of any distribution in cash or in kind authorized, declared and paid by the Trust on the Series O Preferred Units, when, as and if authorized by the Trustee and declared by the Trust, out of any assets legally available therefor, as though each Series Q-1 Preferred Unit was 11.58 Series O Preferred Units as of the record date fixed for the determination of the holders of the Series O Preferred Units entitled to receive such distribution.

(B)           Series Q-2 Preferred Units. The holder of the Series Q-2 Preferred Units shall be entitled to receive a proportionate share of any distribution in cash or in kind authorized, declared and paid by the Trust on the Series O Preferred Units, when, as and if authorized by the Trustee and declared by the Trust, out of any assets legally available therefor, as though each Series Q-2 Preferred Unit was 4.96 Series O Preferred Units as of the record date fixed for the determination of the holders of the Series O Preferred Units entitled to receive such distribution.

(C)           No Further Rights. The holder of Series Q-1 Preferred Units and Series Q-2 Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of distributions described in this Section 2.

(3)           Liquidation.

(A)          Distributions to the Holder of Series Q-1 Preferred Units Upon Liquidation. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of any class or series of Units of the Trust now or hereafter issued and outstanding which have a preference or priority over the Series Q-1 Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the holder of the Series Q-1 Preferred Units shall be entitled to receive out of assets of the Trust legally available for such purpose, a proportionate share of the remaining assets of the Trust, if any, as though each Series Q-1 Preferred Unit was 11.58 Series O Preferred Units.

(B)           Distributions to the Holder of Series Q-2 Preferred Units Upon Liquidation. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, after any payment or distribution of the assets of the Trust (whether capital or surplus) is made to or set apart for the holders of any class or series of Units of the Trust now or hereafter issued and outstanding which have a preference or priority over the Series Q-2 Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Trust, the holder of the Series Q-2 Preferred Units shall be entitled to receive out of assets of the Trust legally available for such purpose, a proportionate share of the remaining assets of the Trust, if any, as though each Series Q-2 Preferred Unit was 4.96 Series O Preferred Units.

(C)           Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Trust to, or the consolidation or merger or other business combination of the Trust with or into, any corporation, trust, partnership, limited liability company or other entity (or of any corporation, trust, partnership, limited liability company or other entity with or into the Trust) shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(4)           Redemption at the Option of the Trust.

(A)          Right of Optional Redemption.

(i)            The Series Q-1 Preferred Units are not redeemable by the Trust prior to July 28, 2015. On or after such date, the Trust shall have the right to redeem any Series Q-1 Preferred Units which have not previously been converted in accordance with Section 8, in whole or in part, at any time or from time to time, upon not less than ten (10) nor more than sixty (60) days’ written notice, for cash at a redemption price of $416.67 per Series Q-1 Preferred Unit (the “Series Q-1 Redemption Price”). If fewer than all of the outstanding Series Q-1 Preferred Units are to be redeemed, the Series Q-1 Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

(ii)           The Series Q-2 Preferred Units are not redeemable by the Trust prior to July 28, 2015. On or after such date, the Trust shall have the right to redeem any Series Q-2 Preferred Units which have not previously been converted in accordance with Section 8, in whole or in part, at any time or from time to time, upon not less than ten (10) nor more than sixty (60) days’ written notice, for cash at a redemption price of $178.57 per Series Q-2 Preferred Unit (the “Series Q-2 Redemption Price”). If fewer than all of the outstanding Series Q-2 Preferred Units are to be redeemed, the Series Q-2 Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

(B)           Procedures for Redemption.

(i)            Notice of redemption will be (A) faxed, and (B) mailed by the Trust, by certified mail, postage prepaid, not less than ten (10) nor more than sixty (60) days prior to the redemption date, addressed to the holder of record of the Series Q-1 Preferred Units or Series Q-2 Preferred Units being redeemed at its address as it appears on the records of the Trust. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series Q-1 Preferred Units or Series Q-2 Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state:  (1) the redemption date, (2) the Series Q-1 Redemption Price or the Series Q-2 Redemption Price, as applicable, (3) the aggregate number of Series Q-1 Preferred Units and/or Series Q-2 Preferred Units to be redeemed and if fewer than all of the outstanding Series Q-1 Preferred Units or Series Q-2 Preferred Units are to be redeemed, the number of Series Q-1 Preferred Units and/or the Series Q-2 Preferred Units to be redeemed held by such holder, which number shall equal such holder’s pro rata share (based on the percentage of the aggregate number of outstanding Series Q-1 Preferred Units or Series Q-2 Preferred Units and the total number of Series Q-1 Preferred Units or Series Q-2 Preferred Units held by such holder represents, respectively) of the aggregate number of Series Q-1 Preferred Units and/or Series Q-2 Preferred Units to be redeemed, (4) the place or places where such Series Q-1 Preferred Units and/or Series Q-2 Preferred Units are to be surrendered for payment of the Series Q-1 Redemption Price or Series Q-2 Redemption Price, respectively and (5) that payment of the Series Q-1 Redemption Price and/or the Series Q-2 Redemption Price will be made upon presentation and surrender of such Series Q-1 Preferred Units or Series Q-2 Preferred Units, respectively.

(ii)           If the Trust gives a notice of redemption in respect of Series Q-1 Preferred Units and/or Series Q-2 Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Trust will deposit irrevocably in trust for the benefit of the Series Q-1 Preferred Units and/or the Series Q-2 Preferred Units being redeemed funds sufficient to pay the applicable Series Q-1 Redemption Price or Series Q-2 Redemption Price, respectively, and will give irrevocable instructions and authority to pay such Series Q-1 Redemption Price or Series Q-2 Redemption Price to the holder of the Series Q-1 Preferred Units and Series Q-2 Preferred Units, respectively upon surrender of the Series Q-1 Preferred Units or Series Q-2 Preferred Units by such holder at the place designated in the notice of redemption. If any date fixed for redemption of Series Q-1 Preferred Units or the Series Q-2 Preferred Units is not a Business Day, then payment of the Series Q-1 Redemption Price or Series Q-2 Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption.

(5)           Units to be Retired. All Series Q-1 Preferred Units or Series Q-2 Preferred Units which are issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued Units of the Trust, without designation as to class or series.

(6)           Ranking. The Series Q-1 Preferred Units and the Series Q-2 Preferred Units shall be deemed to rank on a parity with the Series O Preferred Units and senior to the Common Units, in the payment of distributions or the distribution of assets on any liquidation, dissolution or winding up of the Trust. Any other class or series of Units of the Trust shall be deemed to rank:

(A)          senior to the Series Q-1 Preferred Units and Series Q-2 Preferred Units, in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series are entitled to the receipt of distributions or amounts distributable on any liquidation, dissolution or winding up of the Trust, as the case may be, in preference or priority to the holders of Series Q-1 Preferred Units, Series Q-2 Preferred Units or Series O Preferred Units; and

(B)           on a parity with Series Q-1 Preferred Units and Series Q-2 Preferred Units, in the payment of distributions and in the distribution of assets on any liquidation, dissolution or winding up of the Trust, if the holders of such class or series and the holders of Series Q-1 Preferred Units and Series Q-2 Preferred Units are entitled to the receipt of distributions and amounts distributable on any liquidation, dissolution or winding up of the Trust on the same basis as the Series Q-1 Preferred Units, Series Q-2 Preferred Units or Series O Preferred Units.

(7)           Voting. The holder of the Series Q-1 Preferred Units or the Series Q-2 Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the holders of Units, except as required by law. Notwithstanding the foregoing, the provisions of the Declaration (including Annex A thereto) referred to in Section 12.3 of Annex A to the Declaration shall not be amended with respect to any holders of the Series Q-1 Preferred Units or the Series Q-2 Preferred Units adversely affected thereby without the approval of such holder (to the extent applicable to such holder).

(8)           Conversion.

(A)          Entitlement Events. Upon all or any portion of the Toluca Hills Project’s becoming Fully Entitled (an “Entitlement Event”), the Trust shall provide the holder of the Series Q-1 Preferred Units and the Series Q-2 Preferred Units with written notice that an Entitlement Event has occurred and specifying the number of apartment units which have become Fully Entitled in connection with such Entitlement Event (each such apartment unit, an “Approved Apartment Unit”). Upon each such Entitlement Event, a corresponding number of the Series Q-1 Preferred Units and/or the Series Q-2 Preferred Units shall become convertible in accordance with this Section 8.

(B)           Upon each Entitlement Event that occurs at such time as there are Series Q-1 Preferred Units outstanding, the holder of the Series Q-1 Preferred Units may convert a number of Series Q-1 Preferred Units equal to the lesser of (i) the number of Approved Apartment Units having become Fully Entitled in connection with such Entitlement Event and

(ii) the number of Series Q-1 Preferred Units outstanding. Upon conversion, each Series Q-1 Preferred Unit shall be converted into a number of Series O Preferred Units equal to quotient of (x) $70,000 divided by (y) the Entitlement Value with respect to such Entitlement Event.

(C)           Upon each Entitlement Event that occurs at such time as the number of Series Q-1 Preferred Units outstanding is less than the number of Approved Apartment Units approved as part of such Entitlement Event, the holder of the Series Q-2 Preferred Units may convert a number of Series Q-2 Preferred Units equal to the lesser of (i) the number of Approved Apartment Units having become Fully Entitled in connection with such Entitlement Event in excess of the number of Series Q-1 Preferred Units outstanding and (ii) the number of Series Q-2 Preferred Units outstanding. Upon conversion, each Series Q-2 Preferred Unit shall be converted into a number of Series O Preferred Units equal to quotient of (x) $30,000 divided by (y) the Entitlement Value with respect to such Entitlement Event.

(D)          Upon each Entitlement Event that occurs at such time as there are no Series Q-1 Preferred Units outstanding and there are Series Q-2 Preferred Units outstanding, the holder of the Series Q-2 Preferred Units may convert a number of Series Q-2 Preferred Units equal to the lesser of (i) the number of Approved Apartment Units having become Fully Entitled in connection with such Entitlement Event and (ii) the number of Series Q-2 Preferred Units outstanding. Upon conversion, each Series Q-2 Preferred Unit shall be converted into a number of Series O Preferred Units equal to quotient of (x) $30,000 divided by (y) the Entitlement Value with respect to such Entitlement Event.

(E)           In order to exercise the conversion right, the holder of each Series Q-1 Preferred Unit or Series Q-2 Preferred Unit to be converted shall deliver a Notice of Conversion, at the office of the Trust, providing that the holder thereof irrevocably elects to convert such Series Q-1 Preferred Units or Series Q-2 Preferred Units. Unless the Series O Preferred Units to be issued on conversion are to be issued in the same name as the name in which such Series Q-1 Preferred Units or Series Q-2 Preferred Units are registered, each Series Q-1 Preferred Unit or Series Q-2 Preferred Unit surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid or are not required to be paid). As promptly as practicable after the delivery of a Notice of Conversion for the Series Q-1 Preferred Units or the Series Q-2 Preferred Units as provided in this Section 8(E) (but in any event not later than the Business Day following such Notice of Conversion), the Trust shall issue in book entry form to such holder, or on his, her or its written order, the number of full Series O Preferred Units issuable upon the conversion of the Series Q-1 Preferred Units or the Series Q-2 Preferred Units in accordance with provisions of this Section 8, and any cash in lieu of fractional interests in respect of a Series O Preferred Unit arising upon such conversion shall be settled as provided in Section 8(G).

(F)           Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which a Notice of Conversion shall have been delivered and received by the Trust as provided in Section 8(E), and the Person or Persons in whose name or names the Series O Preferred Units shall be issuable upon such conversion shall be deemed to have become the holder of record of the Series O Preferred Units, and reflected in book entry form, at such time on such date.

(G)           No fractional Units or scrip representing fractions of Series O Preferred Units shall be issued upon conversion of any Series Q-1 Preferred Unit or Series Q-2 Preferred Unit. Instead of any fractional interest in a Series O Preferred Unit that would otherwise be deliverable upon the conversion of Series Q-1 Preferred Unit or Series Q-2 Preferred Unit, the Trust shall pay to the holder of such Series Q-1 Preferred Unit or Series Q-2 Preferred Unit an amount in cash based upon the Entitlement Value applicable to such conversion. If more than one Series Q-1 Preferred Unit and/or Series Q-2 Preferred Unit shall be surrendered for conversion at one time by the same holder, the number of full Series O Preferred Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series Q-1 Preferred Units and/or Series Q-2 Preferred Units so surrendered.

(9)           Transfer Restrictions. Notwithstanding Section 9.3 of Annex A to the Declaration of Trust, the holder of the Series Q-1 Preferred Units and the Series Q-2 Preferred Units may not transfer all or any portion of the Series Q-1 Preferred Units or Series Q-1 Preferred Units, respectively, without the prior written consent of the Trust or the Trustee, except that the party to whom the Series Q-1 Preferred Units and Series Q-2 Preferred Units are initially issued by the Trust may transfer some or all of such units to a liquidating trust established for the benefit of the members or partners of such holder. A transfer shall be deemed to include a pledge to a lender to secure a loan to a holder of the Series Q-1 Preferred Units or Series Q-2 Preferred Units.

(10)         No Preemptive Rights. No holder of the Series Q-1 Preferred Units or the Series Q-2 Preferred Units shall, as such holder, have any preemptive rights to purchase or subscribe for additional units of the Trust or any other security of the Trust which it may issue or sell.

(11)         Record Holders. The Trust may deem and treat the record holder of any Series Q-1 Preferred Units or Series Q-2 Preferred Units as the true and lawful owner thereof for all purposes, and the Trust shall not be affected by any notice to the contrary.

(12)         Sinking Fund. Neither the Series Q-1 Preferred Units nor the Series Q-2 Preferred Units shall not be entitled to the benefit of any retirement or sinking fund.

Exhibit A
to this Exhibit H

NOTICE OF CONVERSION

The undersigned hereby irrevocably (i) converts                      Series Q-1 Preferred Units and/or                      Series Q-2 Preferred Units in accordance with Exhibit H to the Declaration of Trust of Archstone-Smith Operating Trust, as amended, and the provisions of Section 9 thereof, (ii) surrenders such Series Q-1 Preferred Units and/or Series Q-2 Preferred Units and all right, title and interest therein and (iii) directs that the number of Series O Preferred Units deliverable upon such conversion as determined in accordance with Section 9 of the aforementioned Exhibit H be delivered to the address specified below and be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Series Q-1 Preferred Units and/or Series Q-2 Preferred Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Series Q-1 Preferred Units and/or Series Q-2 Preferred Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:

Name of Unitholder:

(Signature of Unitholder)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Exhibit B
to this Exhibit H

TOLUCA HILLS PROJECT

The land is situated in the State of California, County of Los Angeles and is described as follows:

LOT 1, OF TRACT 21097, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 805 PAGES 26 THROUGH 28 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

(See plat attached)

5581 3
SCALE 1" = 400'
1994
N
BK. 2485
BK. 2424
BK. 5578
LOS ANGELES
BLVD.
FOREST LAWN
DR.
28
LOT 1
1
LOT 1
5
4
BARHAM
FOREST LAWN
DR.
DETAIL A
NO SCALE
DETAIL B
NO SCALE
DETAIL C
NO SCALE
CODE
13

TRACT NO. 21097 M. B. 605-26-28

BK. 5571

FOR PREV. ASSM'T SEE

LICENSED SURVEYOR'S MAP - L.S. 22-32

ASSESSOR'S MAP
COUNTY OF LOS ANGELES, CALIF.

Chicago Title Ins. Co.
"This plat is for your aid in locating your land with reference to streets and other parcels. While this plat is believed to be correct, the Company assumes no liability for any loss occurring by reason of reliance thereon."